Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO COLLATERAL AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT AND AMENDMENT NO. 2 TO COLLATERAL AGREEMENT, dated as of July 11, 2022 (this “Amendment No. 4”), is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Administrative Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), BOOT BARN, INC., a Delaware corporation (“Boot Barn”), SHEPLERS, LLC, a Kansas limited liability company, formerly known as Sheplers, Inc. (“Sheplers” and together with Boot Barn, each individually, a “Borrower” and, collectively, “Borrowers”), BOOT BARN HOLDINGS, INC., a Delaware corporation (“Holdings”) and SHEPLERS HOLDING LLC, a Delaware limited liability company, formerly known as Sheplers Holding Corporation (“Sheplers Holding”, and together with Holdings, each individually, a “Guarantor” and, collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Administrative Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in (a) the Credit Agreement, dated as of June 29, 2015, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Credit Agreement, dated as of January 25, 2017, Amendment No. 2 to Credit Agreement and Amendment No. 1 to Collateral Agreement, dated as of May 26, 2017 and Amendment No. 3 to Credit Agreement, dated as of June 6, 2019 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement” or the “Existing Credit Agreement”), (b) the Collateral Agreement, dated as of June 29, 2015, by and among Administrative Agent, Borrowers and Guarantors, as amended by Amendment No. 2 to Credit Agreement and Amendment No. 1 to Collateral Agreement, dated as of May 26, 2017 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Collateral Agreement” or the “Existing Collateral Agreement”) and (c) the other Loan Documents;

WHEREAS, Borrowers, Guarantors, Administrative Agent and Lenders have agreed to amend the Existing Credit Agreement and replace it in its entirety in the form of Exhibit A to this Amendment No. 4 pursuant to the terms and conditions of this Amendment No. 4;

WHEREAS, Borrowers, Guarantors, Administrative Agent and Lenders have agreed to amend the Existing Collateral Agreement and replace it in its entirety in the form of Exhibit B to this Amendment No. 4 pursuant to the terms and conditions of this Amendment No. 4; and

WHEREAS, by this Amendment No. 4, Administrative Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Interpretation. For purposes of this Amendment No. 4, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 4.

2.Amendment of Credit Agreement.

(a)The Existing Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto (the “Amended Credit Agreement”). All schedules and exhibits to the Existing Credit Agreement, as in effect immediately prior to the Amendment No. 4 Effective Date, shall constitute schedules and exhibits to the Amended Credit Agreement except, that, those schedules and exhibits which are attached to the Amended Credit Agreement shall constitute those respective schedules and exhibits after the Amendment No. 4 Effective Date. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words such as “thereunder” or “thereof” and words of similar import), shall mean and be a reference to the Credit Agreement as amended herein as reflected by the Amended Credit Agreement. The Administrative Agent, each of the Lenders signatory hereto, each Borrower and each Guarantor consent to the amendment of the Credit Agreement pursuant to this Amendment No. 4.

(b)Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, (i) effective as of the Amendment No. 4 Effective Date, the commitment of each Lender to make LIBOR Rate Loans (as defined in the Existing Credit Agreement as in effect immediately prior to the Amendment No. 4 Effective Date), continue LIBOR Rate Loans as such, or convert Base Rate Loans to LIBOR Rate Loans shall be cancelled, and (ii) any outstanding LIBOR Rate Loans shall automatically be converted to SOFR Rate Loans as of the Amendment No. 4 Effective Date.

3.Amendment of Collateral Agreement. The Existing Collateral Agreement is hereby amended to read in its entirety as set forth in Exhibit B hereto (the “Amended Collateral Agreement”). All schedules and exhibits to the Existing Collateral Agreement, as in effect immediately prior to the Amendment No. 4 Effective Date, shall constitute schedules and exhibits to the Amended Collateral Agreement except, that, those schedules and exhibits which are attached to the Amended Collateral Agreement shall constitute those respective schedules and exhibits after the Amendment No. 4 Effective Date. Each reference in the Collateral Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each reference in the other Loan Documents to the “Collateral Agreement” (including, without limitation, by means of words such as “thereunder” or “thereof” and words of similar import), shall mean and be a reference to the Collateral Agreement as amended herein as reflected by the Amended Collateral Agreement. The Administrative Agent, each of the Lenders signatory hereto, each Borrower and each Guarantor consent to the amendment of the Collateral Agreement pursuant to this Amendment No. 4.

4.Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall on the date hereof, pay to Administrative Agent, for the account of Lenders, or Administrative Agent, at its option, may charge the loan account of Borrowers maintained by Administrative Agent, an amendment fee in the amount of $225,000 (the “Amendment Fee”), which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

5.Representations and Warranties. Each Borrower and each Guarantor represents and warrants with and to Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)no Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 4;

(b)this Amendment No. 4 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 4, the “Amendment Documents”) has been duly executed and delivered and authorized by all necessary corporate action on the part of each Borrower and each Guarantor which is a party hereto, and the agreements and obligations of each Borrower and each Guarantor contained herein and therein constitute legal, valid and binding obligations of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the availability of equitable remedies;

(c)the execution, delivery and performance of each Amendment Document (i) are all within each Borrower’s and each Guarantor’s corporate powers, (ii) do not violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where such violation could reasonably be expected to have a Material Adverse Effect, (iii) do not contravene the terms of any Borrower’s or any Guarantor’s certificate or articles of incorporation of formation, by laws or other organizational documentation, and (iv) do not conflict with, result in a breach of or cause a default under any Material Contract to which any Borrower or any Guarantor is a party which could reasonably be expected to have a Material Adverse Effect; and

(d)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

6.Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent:

(a)Administrative Agent shall have received counterparts of this Amendment No. 4, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders;

(b)Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, a Secretary’s Certificate of Resolutions, Certificate of Incorporation/Formation, By-Laws/Operating Agreement, and Incumbency from each Borrower and each Guarantor with respect to, among other things, the resolutions of the Board of Directors (or similar governing body) of such entity evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by such entity of this Amendment No. 4 and the other Amendment Documents;

(c)Administrative Agent shall have received in immediately available funds (or Administrative Agent has charged the loan account of Borrowers) the full amount of the Amendment Fee;

(d)Administrative Agent shall have received internal Flood Disaster Prevention Act approval; and

(e)no Default or Event of Default shall have occurred and be continuing, as of the date of this Amendment No. 4.

7.Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 4 or with respect to the subject matter of this Amendment No. 4. To the extent of conflict between the terms of this Amendment No. 4 and the other Loan Documents, the terms of this Amendment No. 4 shall control. The Credit Agreement and this Amendment No. 4 shall be read and construed as one agreement.

8.Governing Law. The validity, interpretation and enforcement of this Amendment No. 4 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

9.Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns permitted pursuant to Section 12.9 of the Credit Agreement.

10.Entire Agreement. This Amendment No. 4 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

11.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 4.

12.Counterparts. This Amendment No. 4, any documents executed in connection herewith and any notices delivered under this Amendment No. 4, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 4 or on any notice delivered to Administrative Agent under this Amendment No. 4. This Amendment No. 4 and any notices delivered under this Amendment No. 4 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 4 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Amendment No. 4 or notice.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Peter Foley
Name: Peter Foley
Title: Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kenneth Wong
Name: Kenneth Wong
Title: Executive Director

BORROWERS
BOOT BARN, INC.

		By	/s/ James M. Watkins
		Name:	James M. Watkins
		Title:	Chief Financial Officer and Secretary

SHEPLERS, LLC

		By:	/s/ James M. Watkins
		Name:	James M. Watkins
		Title:	Chief Financial Officer and Secretary

GUARANTORS

BOOT BARN HOLDINGS, INC.

		By	/s/ James M. Watkins
		Name:	James M. Watkins
		Title:	Chief Financial Officer and Secretary

SHEPLERS HOLDING LLC

		By	/s/ James M. Watkins
		Name:	James M. Watkins
		Title:	Chief Financial Officer and Secretary

Exhibit A

to

Amendment No. 4 to Credit Agreement

Amended Credit Agreement

Exhibit A

to

Amendment No. 4 to Credit Agreement

$250,000,000

CREDIT AGREEMENT

dated as of June 29, 2015,

as amended through July 11, 2022

by and among

BOOT BARN HOLDINGS, INC.

and

SHEPLERS HOLDING LLC,

as Guarantors

BOOT BARN, INC.

and

SHEPLERS, LLC,

as Borrowers,

the Lenders from time to time party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

Swingline Lender and Issuing Lender

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Sole Lead Arranger and Sole Bookrunner

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note

Exhibit A-2	-	Form of Swingline Note

Exhibit B	-	Form of Notice of Borrowing

Exhibit C	-	Form of Notice of Account Designation

Exhibit D	-	Form of Notice of Prepayment

Exhibit E	-	Form of Notice of Conversion/Continuation

Exhibit F	-	Form of Officer’s Compliance Certificate

Exhibit G	-	Form of Assignment and Assumption

Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)

Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)

Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)

Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

Exhibit I	-	Form of Borrowing Base Certificate

Exhibit J	-	Form of Credit Card Notification

Exhibit K	-	Form of DDA Notification

Exhibit L	-	Form of Solvency Certificate

Exhibit M	-	Closing Checklist

Exhibit N	-	Closing Date Term Loan Documents

SCHEDULES

Schedule 1.1(b)	-	Commitments and Commitment Percentages

Schedule 1.1(c)	-	Fiscal Years, Fiscal Quarters and Fiscal Months

Schedule 7.1	-	Jurisdictions of Organization and Qualification

Schedule 7.2	-	Subsidiaries and Capitalization

Schedule 7.6	-	Tax Matters

v

Schedule 7.9	-	ERISA Plans

Schedule 7.13	-	Labor and Collective Bargaining Agreements

Schedule 7.18	-	Real Property

Schedule 7.19	-	Litigation

Schedule 7.25(a)	-	DDAs

Schedule 7.25(b)	-	Credit Card Arrangements

Schedule 8.2	-	Financial and Collateral Reporting

Schedule 8.19	-	Post-Closing Matters

Schedule 9.1	-	Existing Indebtedness

Schedule 9.2	-	Existing Liens

Schedule 9.3	-	Existing Loans, Advances and Investments

Schedule 9.7	-	Transactions with Affiliates

CREDIT AGREEMENT, dated as of June 29, 2015, by and among BOOT BARN HOLDINGS, INC., a Delaware corporation (“Holdings”), SHEPLERS HOLDING LLC, a Delaware limited liability company, formerly known as Sheplers Holding Corporation, a Delaware Corporation (“Sheplers Holding”, and together with Holdings and any other Person that at any time becomes a party hereto as a guarantor, each individually a “Guarantor” and collectively, jointly and severally, the “Guarantors”), BOOT BARN, INC., a Delaware corporation (“Boot Barn”), and SHEPLERS, LLC, a Kansas limited liability company, formerly known as Sheplers, Inc., a Kansas corporation (“Sheplers” and together with Boot Barn and any other Person that at any time becomes a party hereto as a borrower, each individually a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof as lenders (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”, as that term is hereinafter further defined). WELLS FARGO BANK, NATIONAL ASSOCIATION has been given the title of sole lead arranger and sole bookrunner in connection with this Agreement.

STATEMENT OF PURPOSE

The Borrowers have requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“ABL Current Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be ABL Current Collateral):

(a) all Accounts;

(b) all Payment Intangibles (as defined in the UCC) related to the use of a credit or charge card or information continued on or for the use of the card;

(c) cash, money and cash equivalents;

(d) all (i) Deposit Accounts (as defined in the UCC), (ii) Securities Accounts, Security Entitlements and Securities credited to such a Securities Account (as each foregoing term is defined in the UCC), (iii) all Commodity Accounts (as defined in the UCC) and commodity contracts and, in each case, all cash, money, cash equivalents, money checks instruments, funds, ACH transfers, wired funds, investment property and other funds or property held in or on deposit therein but excluding Equity Interests issued by any Credit Party or any of their Subsidiaries or Affiliates;

(e) all Inventory and all rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor to the extent related to Accounts described in clause (a) hereof and Inventory;

(f) to the extent relating to or arising from, evidencing or governing any of the items referred to in the preceding clauses (a) through (e) or other ABL Current Collateral, all Documents, General Intangibles (including all rights under contracts), Payment Intangibles Instruments (including Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) supporting obligations, Letter of Credit Rights, and Commercial Tort Claims (as each foregoing term is defined in the UCC);

(g) all Intellectual Property material or necessary to the operation of the business of the Credit Parties;

(h) all federal, state, provincial, municipal and other tax refunds or rebates;

(i) all books and Records relating to the items referred to in the preceding clauses (a) through (g) constituting ABL Current Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (g) constituting ABL Current Collateral);

(j) all collateral security and guarantees with respect to any of the foregoing constituting ABL Current Collateral and all cash, money, cash equivalents, insurance proceeds, Instruments, Securities and Financial Assets (as each foregoing term is defined in the UCC) received as proceeds of any of the foregoing constituting ABL Current Collateral; and

(k) all Proceeds (as defined in the UCC) of any of the items referred to in the preceding clauses (a) through (j) constituting ABL Current Collateral.

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of a Specified Event of Default, or (ii) the failure of the Borrowers to maintain average daily Excess Availability for any five (5) consecutive Business Day period of at least the greater of fifteen percent (15%) of the Loan Cap or $10,000,000. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Specified Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until average daily Excess Availability has exceeded the greater of (A) fifteen percent (15%) of the Loan Cap, or (B) $10,000,000 for thirty (30) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of an Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

“Account” means “accounts” as defined in the UCC, including a right to payment of a monetary obligation, whether or not earned by performance.

“ACH” means automated clearing house transfers.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets or properties of any firm, corporation or limited liability company or other Person, or division or any business unit thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company or other Person.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Borrower” has the meaning specified therefor in Section 12.23 of this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Payment Account” means account no. xxxxxxxxxxxx2512 of Administrative Agent at Wells Fargo, 420 Montgomery Street, San Francisco, California or such other account of Administrative Agent as Administrative Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Loan Documents.

“Agreement” means this Credit Agreement.

“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of January 25, 2017, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 2” means Amendment No. 2 to Credit Agreement, dated as of May 26, 2017, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 3” means Amendment No. 3 to Credit Agreement, dated as of June 6, 2019, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 4” means Amendment No. 4 to Credit Agreement, dated as of the Amendment No. 4 Effective Date, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 4 Effective Date” means July 11, 2022.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Credit Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Credit Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Quarterly Average Excess Availability:

Pricing Level	Quarterly Average Excess Availability	Applicable Margin for SOFR Rate Loans	Applicable Margin for Base Rate Loans
I	Greater than 50% of the aggregate Revolving Credit Commitments	1.00%	0.00%
II	Less than or equal to 50% of the aggregate Revolving Credit Commitments	1.25%	0.25%

The Applicable Margin shall be determined and adjusted quarterly on the date one (1) Business Day after the day on which the Administrative Borrower provides an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended Fiscal Quarter (each such date, a “Calculation Date”); provided, that, (a) the Applicable Margin shall be based on Pricing Level II for the period commencing on the Closing Date until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Quarterly Average Excess Availability as of the last day of the most recently ended Fiscal Quarter preceding the applicable Calculation Date, and (b) if the Administrative Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 8.2(a) for the most recently ended Fiscal Quarter preceding the applicable Calculation Date, at the Administrative Agent’s or the Required Lenders’ election, the Applicable Margin from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level II until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Quarterly Average Excess Availability as of the last day of the most recently ended Fiscal Quarter preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher or lower Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Administrative Borrower shall promptly deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Quarterly Average Excess Availability in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) (x) in the event the Applicable Margin paid during the Applicable Period was too low, the Borrowers shall promptly and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4 and (y) in the event the Applicable Margin paid during the Applicable Period was too high, future interest payments due after the date of the determination of such corrected calculation shall be credited and reduced by such excess (but, for the avoidance of doubt, neither the Administrative Agent nor the Lenders shall have any obligations to return any excess interest other than by way of setoff as set forth in this clause (y)). Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Wells Fargo, in its capacity as sole lead arranger and sole bookrunner.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests of any Borrower or its Subsidiaries) by any Credit Party or any Subsidiary thereof. The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any such transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer), (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary, (i) Investments permitted pursuant to Section 9.3, (j) the lapse of registered patents, trademarks and other intellectual property of a Credit Party or Subsidiary thereof, with respect to the intellectual property that has been determined by any Credit Party or any Subsidiary thereof as not useful to its business or no longer commercially desirable; (k) dispositions of assets acquired by the Credit Parties and their Subsidiaries pursuant to a Permitted Acquisition consummated within twelve (12) months of the date of the proposed disposition in an aggregate amount not to exceed $3,000,000 for each such Permitted Acquisition; (l) sales or other dispositions of a de minimis number of shares of the Equity Interests of a Foreign Subsidiary of any Borrower in order to qualify members of the governing body of such Foreign Subsidiary if required by Applicable Law, (m) the endorsement of negotiable instruments held for collection in the ordinary course of business, (n) security deposits in respect of leases, utilities and other similar deposits in the ordinary course of business, (o) dispositions of equipment or real property, for fair market value, to the extent that such property is exchanged for credit against the purchase price of replacement property, (p) Restricted Payments permitted by Section 9.6 and (r) Liens permitted by Section 9.1.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Availability Reserves” means, without duplication of any other Reserves or items to the extent such items are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being necessary (a) to reflect the impediments to the Administrative Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that would need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets or business of any Credit Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s Permitted Discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may have priority over the interests of the Administrative Agent in the Collateral; (iv) customer credit liabilities consisting of not greater than fifty percent (50%) of the aggregate remaining value at such time of (A) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (B) outstanding merchandise credits of the Borrowers, (vi) deposits made by customers with respect to the purchase of goods or the performance of services and layaway obligations of the Borrowers, (vii) warehousemen’s or bailee’s charges and other Permitted Liens which may be pari passu or have priority over the interests of the Administrative Agent in the Collateral, (viii) amounts due to vendors on account of consigned goods, and (ix) Bank Product Reserves.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Products” means any services of facilities provided to any Credit Party by the Administrative Agent or any of its Affiliates or by any other Lender with the approval of Administrative Borrower and Administrative Agent (but excluding Cash Management Services) including, without limitation, on account of (a) Hedge Agreements, (b) merchant services constituting a line of credit, (c) leasing, (d) Factored Receivables, and (e) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases.

“Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being necessary to reflect the liabilities and obligations of the Credit Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus one-half percent (0.50%), (b) Term SOFR for a one month tenor in effect on such day, plus one percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Blocked Account” means a DDA which is at any time either (a) subject to, or required to be subject to, a Blocked Account Agreement or (b) is identified as a Blocked Account or a Master Concentration Account on Schedule 7.25(a).

“Blocked Account Agreement” means with respect to any Blocked Account established by a Credit Party, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, establishing control, pursuant to Section 9-104 of the UCC or other applicable section of the UCC, of such account by the Administrative Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Administrative Agent without the further consent of any Credit Party.

“Blocked Account Bank” means each bank with whom Blocked Accounts are maintained and with whom a Blocked Account Agreement is required to be executed in accordance with the terms hereof.

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)ninety percent (90%) of the Eligible Credit Card Receivables; plus

(b)ninety percent (90%) of the Eligible Commercial Accounts; plus

(c)ninety percent (90%) of the Net Recovery Percentage multiplied by the Value of Eligible Inventory, provided, that, (i) for a period not to exceed sixty (60) consecutive days during the period from October 1 through and including December 31 of each year, such percentage shall be increased to ninety-five percent (95%) of the Net Recovery Percentage during such sixty (60) day period and (ii) Administrative Agent shall receive written notice from Administrative Borrower by no later than September 1 of each year specifying the sixty (60) day period between October 1 and December 31 for such year for which the higher percentage will be applicable as set forth in clause (c)(i) above; minus

(d)the then amount of all Availability Reserves.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit I hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Administrative Borrower, which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” of any Person means, subject to Section 1.3, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means, subject to the limitations with respect thereto set forth in Section 3.1(k), to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Event” means (a) average daily Excess Availability is less than the greater of twelve and one-half percent (12.5%) of the Loan Cap or $10,000,000 for a period of five (5) consecutive Business Days, or (b) a Specified Event of Default has occurred and is continuing; provided, that, a Cash Dominion Event shall be deemed continuing, (i) until average daily Excess Availability shall have been not less than the greater of twelve and one-half percent (12.5%) of the Loan Cap or $10,000,000 for thirty (30) consecutive calendar days and/or (ii) for the period that a Specified Event of Default shall be continuing (and in the case of a Specified Event of Default as a result of the failure to deliver a Borrowing Base Certificate or related borrowing base report when required, the Cash Dominion Event shall cease upon the delivery of the applicable Borrowing Base Certificate or borrowing base report).

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, or (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“Cash Management Reserves ” means such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion as being necessary to reflect the reasonably anticipated liabilities and obligations of the Credit Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any cash management services or facilities provided to any Credit Party by the Administrative Agent or any of its Affiliates or any other Lender with the approval of Administrative Borrower and Administrative Agent, including, without limitation: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) credit or debit cards, (d) credit card processing services, and (e) purchase cards.

“Change in Control” means an event or series of events by which:

(a)at any time, Holdings shall fail to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of the Borrowers; or

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than the Permitted Investors) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings (provided that this clause (b)(i) shall only apply if the aggregate percentage of ownership of the Equity Interests of such “person” or “group” is greater than the aggregate percentage ownership of the Equity Interests held by the Permitted Investors).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) any new, or adjustment to, requirements prescribed by the FRB for “Eurocurrency Liabilities” (as defined in Regulation D of the FRB), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by the Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or (d) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“Closing Date Merger” means the Acquisition of Sheplers Holdings by Boot Barn pursuant to the Closing Date Merger Agreement and the other Closing Date Merger Documents.

“Closing Date Merger Agreement” means that certain Agreement and Plan of Merger made and entered into as of May 29, 2015, by and among Boot Barn, Rodeo Acquisition Corp., a Delaware corporation, Sheplers Holdings and Gryphon Partners III, L.P., a Delaware limited partnership, individually solely in its capacity as a guarantor for purposes of Section 8.1(a)(i) set forth therein, and otherwise solely in its capacity as the sellers’ representative, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Closing Date Merger Documents” means, collectively, (a) the Closing Date Merger Agreement and (b) all other agreements, documents and instruments entered into in connection therewith (excluding, in any event, the Loan Documents and the Term Loan Documents), each, pursuant to this clause (b), as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) any landlord of real Property leased by any Credit Party, pursuant to which such Person (i) acknowledges the Administrative Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such real Property, (iii) provides the Administrative Agent with access to the Collateral held by such bailee or other Person or located in or on such real Property, (iv) as to any landlord, provides the Administrative Agent with a reasonable time to sell and dispose of the Collateral from such real Property, and (v) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require.

“Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Credit Party in the ordinary course of business of such Credit Party.

“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the Issuing Lender.

“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage.

“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries in accordance with GAAP:

(a)Consolidated Net Income for such period; plus

(b)the sum of the following, without duplication, and, except as to clauses (vii) and (xv), to the extent deducted in determining Consolidated Net Income for such period:

(i)income, capital, franchise, foreign withholding taxes, and any state business, unitary, gross receipts or any similar taxes;

(ii)Consolidated Interest Expense;

(iii)amortization, depreciation and other non-cash charges ((A) including any (1) non-cash charges relating to employee equity incentive programs, (2) non-cash charges attributable to inventory revaluations as a result of the Closing Date Merger and any Permitted Acquisition, (3) non cash write offs relating to impairment or disposal of assets, (4) non-cash expenses relating to the Boot Barn Rewards Program and (5) non-cash charges associated with any share based compensation awards or equity grants, and (B) excluding any non-cash charges to the extent that such non-cash charges represent an accrual or reserve for potential cash items in any future period);

(iv)extraordinary losses (excluding extraordinary losses from discontinued operations);

(v)Transaction Costs;

(vi)[reserved];

(vii)proceeds from business interruption insurance from loss of income to the extent recognized during such period;

(viii)Pre-Opening Costs;

(ix)to the extent not included in Consolidated Interest Expense, non-cash interest and amortized or deferred financing fee expenses;

(x)(A) restructuring and integration expenses and charges, including without limitation, expenses and charges incurred in connection with the “Grand Re-Opening” of Sheplers locations; (B) to the extent not constituting a Pre-Opening Cost, severance and other costs incurred in connection with the termination, relocation and training of employees, (C) costs incurred in connection with relocation, recruitment and training of employees (including executive placement charges) to the extent not constituting a Pre-Opening Cost, and (D) transition costs contemplated by or relating to the Closing Date Merger and Permitted Acquisitions, including any expenses or charges relating to hiring, severance or stay bonuses paid to employees contemplated by or relating to the Closing Date Merger and any such Permitted Acquisition, including related employee benefits attributable to such payments; provided that the total amount added pursuant to clause (xv) below together this clause (x), excluding any amounts attributable to the Closing Date Merger, may not exceed fifteen percent (15%) of Consolidated EBITDA in any period of four (4) consecutive Fiscal Quarters (without giving effect to this clause (x));

(xi)fees and expenses of the board of directors paid by Holdings or any of its Subsidiaries in an amount not to exceed $1,500,000 in any period of four (4) consecutive Fiscal Quarters;

(xii)non-recurring litigation or claim settlement charges or expenses in an amount not to exceed $25,000,000 in the aggregate during the term of this Agreement;

(xiii)any earn out or other similar contingent deferred purchase price payment obligations incurred in connection with a Permitted Acquisition;

(xiv)losses from discontinued operations; and

(xv)the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by Holdings to be realized in connection with any Specified Transaction during the fifteen (15) month period following the date of such Specified Transaction (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) such amounts are reasonably identifiable and projected in the good faith judgment of Holdings, (2) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably attributable to such transaction, (3) no amounts shall be added pursuant to this clause (xv) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, (4) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Holdings, certifying that such cost savings, operating expense reductions, other operating improvements and synergies meet the requirements set forth in clause (xv), together with reasonably detailed evidence in support thereof and (5) the aggregate amount of cost savings, operating expense reductions, other operating improvements and synergies; provided that the total amount added pursuant to clause (x) above together with this clause (xv) may not exceed, excluding any amounts attributable to the Closing Date Merger, fifteen percent (15%) of Consolidated EBITDA in any period of four (4) consecutive Fiscal Quarters (without giving effect to this clause (xv)); less

(c)the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:

(i)any extraordinary gains;

(ii)gains from discontinued operations;

(iii)non-cash gains or non-cash items increasing Consolidated Net Income; and

(iv)gains or income from the early extinguishment of Indebtedness.

“Consolidated Fixed Charge Coverage Ratio” means for any period of four (4) consecutive Fiscal Quarters, the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges.

“Consolidated Fixed Charges” means, for any period, the sum of the following determined on a Consolidated basis for such period, without duplication, for Holdings and its Subsidiaries in accordance with

GAAP: (a) Consolidated Interest Expense paid in cash, (b) scheduled principal payments (excluding mandatory prepayments of principal) with respect to Indebtedness, provided, however, that for purposes of this clause (b) notwithstanding the prior application of such prepayments to such scheduled payments, and (c) federal, state, local and foreign income taxes paid in cash by Holdings and its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period net of any interest income for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that, in calculating Consolidated Net Income of Holdings and its Subsidiaries for any period, there shall be excluded (to the extent otherwise included therein), without duplication, (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Holdings or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to Holdings or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or any of its Subsidiaries or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any non-Credit Party Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Holdings or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes, in each case of the foregoing clause (ii), except to the extent such net income is actually paid in cash to Holdings or any of its Subsidiaries by dividend or other distribution during such period and (d) any gain or loss from Asset Dispositions during such period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a control agreement among Holdings or any of its Subsidiaries, a depository bank, a securities intermediary or a commodity intermediary, as the case may be, and the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.

“Covenant Trigger Event” means Excess Availability is less than the greater of (a) ten percent (10%) of the Loan Cap and (b) $10,000,000; provided, that, the occurrence of a Covenant Trigger Event shall be deemed continuing until average daily Excess Availability shall have been at least equal to the greater of (i) ten percent (10%) of the Loan Cap and (ii) $10,000,000 for thirty (30) consecutive calendar days. For purposes of this definition, the calculation of Excess Availability shall include, in addition, the lesser of (A) the amount by which the then applicable Borrowing Base exceeds the Revolving Credit Commitments or (B) two and one-half percent (2.5%) of the then applicable Borrowing Base.

“Covered Party” has the meaning specified in Section 12.26.

“Credit Card Issuer” means any person (other than a Borrower or other Credit Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or

Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the Administrative Agent.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Notifications” has the meaning provided in Section 8.17.

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or, Credit Card Processor or applicable e-commerce service provider or electronic payment services provider (including (x) PayPal, Inc. or (y) any other e-commerce service provider or electronic payment services provider as the Administrative Agent shall reasonably approve from time to time) to a Credit Party resulting from charges by a customer of a Credit Party (i) on credit or debit cards issued by such Credit Card Issuer or (ii) from such commerce service provider or electronic payment services provider, in each case, in connection with the sale of goods by a Credit Party, or services performed by a Credit Party, in each case, in the ordinary course of its business.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrowers and the Guarantors.

“DDA” means, other than an Excluded Deposit Account, each checking, savings or other demand deposit account maintained by any of the Credit Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 8.17.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.

“Declining Lender” has the meaning set forth in Section 2.9(b).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Administrative Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Credit Loans that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case under clauses (a)-(d) above, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided, that, if such Equity Interests are issued pursuant to a plan for the benefit of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).

“Eligible Commercial Accounts” means, as of any date of determination, Accounts arising from the sale of the Borrowers’ Inventory (but excluding Credit Card Receivables) that satisfy the following criteria, as determined by the Administrative Agent in its Permitted Discretion, at the time of creation and continues to meet the same at the time of such determination: (i) such Account has been earned by performance and represents the bona fide amounts due to a Borrower from an account debtor, and in each case is originated in the ordinary course of business of such Borrower, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (t) below; provided, that, such criteria may be revised from time to time by Administrative Agent in its Permitted Discretion after written notice to the Administrative Borrower to address the results of any field examination performed by (or on behalf of) Administrative Agent from time to time after the Closing Date. Upon sending any such notice, Administrative Agent agrees to be available to discuss such change with Administrative Borrower. Without limiting the foregoing, to qualify as an Eligible Commercial Account, an Account shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) Accounts with respect to which the account debtor is a Sanctioned Person or Sanctioned Entity and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowers to reduce the amount of such Eligible Commercial Account. Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, any Account included within any of the following categories shall not constitute an Eligible Commercial Account:

(a)Accounts that are not evidenced by an invoice (other than for Accounts payable by Amazon Services LLC);

(b)Accounts that have been outstanding for more than ninety (90) days from the date of sale or more than sixty (60) days past the due date;

(c)Accounts due from any account debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by the account debtor are ineligible under clause (b) above,

(d)all Accounts owed by an account debtor and/or its Affiliates (other than those owed by Amazon Services LLC) together exceed fifteen percent (15%) of the amount of all Accounts at any one time (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Commercial Accounts, in the Administrative Agent’s Permitted Discretion);

(e)Accounts (i) that are not subject to a perfected first-priority security interest in favor of the Administrative Agent, or (ii) with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and the Liens permitted under clauses (c) or (l) of Section 9.2;

(f)Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(g)Accounts which are not payable in Dollars;

(h)Reserved;

(i)Accounts which are owed by any Affiliate or any employee of a Credit Party;

(j)Accounts for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Administrative Agent have been duly obtained, effected or given and are in full force and effect;

(k)Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(l)Accounts due from any Governmental Authority except to the extent that the subject account debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;

(m)Accounts (i) owing from any Person that is also a supplier to or creditor of a Credit Party or any of its Subsidiaries unless such Person has waived any right of setoff in a manner reasonably acceptable to the Administrative Agent in its Permitted Discretion or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Credit Party or any of its Subsidiaries to discounts on future purchase therefrom;

(n)Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set off or charge back;

(o)Accounts arising out of sales to account debtors outside the United States unless such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent;

(p)the portion of any Account evidenced by a promissory note or other instrument;

(q)Accounts consisting of amounts due from vendors as rebates or allowances;

(r)Accounts which are in excess of the credit limit for such account debtor established by the Credit Parties in the ordinary course of business and consistent with past practices;

(s)Accounts which include extended payment terms (datings) beyond those generally furnished to other account debtors in the ordinary course of business; or

(t)Accounts which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfy the following criteria, as determined by the Administrative Agent in its Permitted Discretion, at the time of creation and continues to meet the same at the time of such determination: (i) such Credit Card Receivable has been earned by performance and represents the bona fide amounts due to a Borrower from a Credit Card Issuer or Credit Card Processor, and in each case originated in the ordinary course of business of such Borrower, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (i) below; provided, that, such criteria may be revised from time to time by Administrative Agent in its Permitted Discretion, after written notice to the Administrative Borrower to address the results of any field examination performed by (or on behalf of) Administrative Agent from time to time after the Closing Date. Upon sending any such notice, Administrative Agent agrees to be available to discuss such change with Administrative Borrower. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, such Credit Card Receivable shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a Credit Card Issuer or Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Borrowers to reduce the amount of such Credit Card Receivable. Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)Credit Card Receivables which do not constitute a “right to payment” pursuant to the UCC;

(b)Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)Credit Card Receivables (i) that are not subject to a perfected first-priority security interest in favor of the Administrative Agent, or (ii) with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and the Liens permitted under clauses (c), (l) or (aa) of Section 9.2;

(d)Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such dispute, recourse, claim, counterclaim, offset or chargeback);

(e)Credit Card Receivables as to which the Credit Card Issuer or Credit Card Processor has the right under certain circumstances to require a Credit Party to repurchase the Credit Card Receivables from such Credit Card Issuer or Credit Card Processor (to the extent of such repurchase requirement):

(f)Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor which is the subject of any bankruptcy or insolvency proceedings;

(g)Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;

(h)Credit Card Receivables which do not conform in any material respect to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables; or

(i)Credit Card Receivables which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Borrower that are finished goods and merchantable and except as otherwise agreed by the Administrative Agent in its Permitted Discretion, (i) comply in all material respects with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and (ii) are not excluded as ineligible by virtue of one or more of the criteria set forth below as determined by the Administrative Agent in its Permitted Discretion; provided, that, such criteria may be revised from time to time by Administrative Agent in its Permitted Discretion after written notice to the Administrative Borrower to address the results of any field examination or appraisal performed by (or on behalf of) Administrative Agent from time to time after the Closing Date. Upon sending any such notice, Administrative Agent agrees to be available to discuss such change with Administrative Borrower. Except as otherwise agreed by the Administrative Agent, in its Permitted Discretion, the following items of Inventory shall not be included in Eligible Inventory:

(a)Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

(b)Inventory that is leased by or is on consignment to a Borrower or which is consigned by a Borrower to a Person which is not a Credit Party;

(c)Inventory that is not located in the United States of America (excluding territories or possessions of the United States);

(d)Inventory that is not located at a location that is owned or leased by a Borrower, except (i) Inventory that is temporarily located at an off-site retail event or other similar location for a period of not longer than sixty (60) days (provided, that the aggregate amount of such Inventory that may be included as Eligible Inventory shall not exceed $10,000,000 at any one time and such Inventory shall be separately identified in the reporting to Administrative Agent), (ii) Inventory in transit between such owned or leased locations or between the locations which meet the criteria set forth in clause (i) above or clause (iii) below, or (iii) if at a location other than as permitted above, to the extent that the applicable Borrower has furnished the Administrative Agent with (A) any UCC financing statements or other documents that the Administrative Agent may determine in its Permitted Discretion to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;

(e)Inventory that is located in a distribution center or warehouse leased by a Borrower unless (i) the applicable lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve as described in clause (i) of the definition of Availability Reserve satisfactory to the Administrative Agent (which Reserve shall not exceed three (3) month’s rent) has been established with respect to such location;

(f)Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving (determined in a manner consistent with the treatment of such items in the financial statements of the Borrowers), work-in-process, raw materials, or that constitute samples, spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season (other than Ugg products), (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(g)Inventory that is not subject to a perfected first-priority security interest in favor of the Administrative Agent;

(h)Inventory that is not insured in compliance with the provisions of Section 8.6 hereof;

(i)Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

(j)Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(k)Inventory acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of the Borrowers’ business, unless and until the Administrative Agent has completed or received (i) an appraisal of such Inventory from appraisers reasonably satisfactory to the Administrative Agent in its Permitted Discretion and establishes an advance rate for such Inventory and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (ii) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be satisfactory to the Administrative Agent in its Permitted Discretion.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained by any Credit Party for employees of any Credit Party.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment from a release of or exposure to Hazardous Materials.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of health, safety or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Equity Issuance” means (a) any issuance by Holdings of shares of its Equity Interests to any Person that is not a Credit Party (including, without limitation, any initial public offering, secondary offering or related equity issuance and any equity issuance in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Subsidiary thereof. The term “Equity Issuance” shall not include (i) any Asset Disposition or (i) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning specified therefor in Section 12.27.

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 12.27.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 12.27.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 12.27.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

(a)the Loan Cap, minus

(b)the Revolving Credit Outstandings, plus

(c)Qualified Cash.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Deposit Account” means (a) any deposit account maintained by a Credit Party solely for the purpose of funding payroll, taxes, and wage and other compensation and benefits to employees, (b) zero balance accounts maintained by a Credit Party, (c) any deposit account used solely for escrow, customs or other fiduciary purposes, in each case, that solely contains property not beneficially owned by any Credit Party, (d) used solely for cash collateral to secure obligations to unaffiliated third parties, to the extent such obligations and the lien on such collateral are permitted under the Loan Documents, (e) any deposit account the balance of which is swept at the end of each Business Day into a deposit account subject to a Control Agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such deposit account is swept into another deposit account subject to a Control Agreement) without the consent of the Administrative Agent, or (f) any deposit account established by a Credit Party with amounts on deposit that, when aggregated with the amounts on deposit in all other deposit accounts maintained by all Credit Parties for which Control Agreements have not been obtained (other than those specified in clauses (a) through (e)), do not exceed $1,500,000 at any time.

“Excluded Securities Account” means (a) any securities account maintained by a Credit Party solely for the purpose of funding payroll, taxes, and wage and other compensation and benefits to employees, (b) zero balance accounts maintained by a Credit Party, (b) any securities account used solely for escrow, customs or other fiduciary purposes, in each case, that solely contains property not beneficially owned by any Credit Party, (c) used solely for cash collateral to secure obligations to unaffiliated third parties, to the extent such obligations and the lien on such collateral are permitted under the Loan Documents, (d) any securities account the balance of which is swept at the end of each Business Day into a securities account subject to a Control Agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such securities account is swept into another securities account subject to a Control Agreement) without the consent of the Administrative Agent, or (e) any securities account established by a Credit Party with amounts on deposit that, when aggregated with the amounts on deposit in all other securities accounts maintained by all Credit Parties for which Control Agreements have not been obtained (other than those specified in clauses (a) through (d)), do not exceed $1,500,000 at any time.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary (other than a Loan Party), (b) any Immaterial Subsidiary, (c) any Domestic Subsidiary of a Foreign Subsidiary classified as a controlled foreign corporation under Section 957 of the Code, (d) any Domestic Subsidiary all or substantially all of the assets of which are Equity Interests in one or more Foreign Subsidiaries which are classified as controlled foreign corporations within the meaning of Section 957 of the Code, (e) any Subsidiary to the extent a guaranty or a pledge of its Equity Interest is prohibited or restricted by applicable requirements of law (including any requirement to obtain Governmental Approvals), rule or regulation and (f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Administrative Borrower, the burden or cost or other consequences of providing a guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, and for so long as, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by gross income (other than withholding Taxes) or net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Administrative Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the Amendment No. 4 Effective Date (for the avoidance of doubt, prior to giving effect to Amendment No. 4).

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“Factored Receivables” means any Accounts originally owed or owing by a Credit Party to another Person which have been purchased by or factored with Wells Fargo or any of its Affiliates pursuant to a factoring arrangement or otherwise with the Person that sold the goods or rendered the services to the Credit Party which gave rise to such Account.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Fee Letter” means the fee letter, dated May 29, 2015, by and between Boot Barn and Wells Fargo.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are owned directly by any Credit Party.

“Fiscal Month” means each fiscal month of Holdings and its Subsidiaries which end on each of the dates set forth on Schedule 1.1(c).

“Fiscal Quarter” means each fiscal quarter of Holdings and its Subsidiaries which end on each of the dates set forth on Schedule 1.1(c).

“Fiscal Year” means each fiscal year of Holdings and its Subsidiaries which end on each of the dates set forth on Schedule 1.1(c).

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Floor” means a rate of interest equal to 0%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pledge Agreement” means a pledge agreement, charge agreement or similar agreement in form and substance reasonably acceptable to the Administrative Agent executed by a Credit Party with respect to a pledge (or equivalent thereof) of Equity Interests of a Foreign Subsidiary required by the terms of this Agreement

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States (including, without limitation, the FASB Accounting Standards Codification), that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.3.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part). The amount of any Guarantee shall be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made (including pursuant to any limitations on liability set forth in such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantors” means, collectively, Holdings and each Subsidiary Guarantor.

“Guaranty Agreement” means the Guaranty Agreement, dated of even date herewith, executed by the Borrowers and the Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties, which shall be in form and substance reasonably acceptable to the Administrative Agent.

“Hazardous Materials” means any substances or materials (a) which are defined as hazardous wastes, hazardous substances, pollutants, contaminants, or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise harmful to health, safety or the environment and are regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Holdings” means Boot Barn Holdings, Inc., a Delaware corporation.

“Immaterial Subsidiaries” means, as of any date of determination, those Domestic Subsidiaries designated by the Administrative Borrower in writing to the Administrative Agent that, when considered on an individual or aggregate basis, do not have (A) Consolidated EBITDA attributable to such Immaterial Subsidiaries in excess of seven and one-half percent (7.5%) of the Consolidated EBITDA of Holdings and its Subsidiaries for the most recent four consecutive Fiscal Quarter period for which the Borrowers have delivered Holdings’ financial statements or (B) assets (valued at the greater of book value or fair market value) in excess of seven and one-half percent (7.5%) of the consolidated total assets of Holdings and its Subsidiaries as of the last day of the most recent Fiscal Quarter ended for which the Borrowers have delivered Holdings’ financial statements. The Administrative Borrower’s written notice described above shall include calculations with respect to clauses (A) and (B) in detail reasonably satisfactory to the Administrative Agent. The Administrative Borrower may designate and re-designate a Domestic Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition. Baskins Acquisition Holdings, LLC, a Delaware limited liability company, and RCC Western Stores, Inc., a South Dakota corporation, are designated as Immaterial Subsidiaries and as of the Closing Date are the only Immaterial Subsidiaries.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)all liabilities, obligations and indebtedness for borrowed money including obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)all obligations to pay the deferred purchase price of property or services of any such Person, except (i) trade accounts payable arising in the ordinary course of business not more than one hundred twenty (120) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person, (ii) accruals for payroll and other liabilities accrued in the ordinary course of business and (iii) earn-outs or similar contingent obligations that are not due and payable as of such date;

(c)the Attributable Indebtedness of such Person;

(d)all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements but excluding (i) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business and (ii) trade accounts payable arising in the ordinary course of business, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse); provided that, for purposes any covenant herein, the amount of any such Indebtedness shall be the lower of (A) the fair market value of such asset and (B) the amount of Indebtedness secured;

(e)all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(f)all obligations of any such Person in respect of Disqualified Equity Interests;

(g)all net obligations of such Person under any Hedge Agreements; and

(h)all Guarantees of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-

recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes, other than, in either case, any such Taxes as are imposed solely by reason of the gross negligence or willful neglect of the Administrative Agent or Lender, as applicable.

“Initial Issuing Lender” means Wells Fargo.

“Initial Term Loan” has the meaning set forth in the Existing Credit Agreement.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Intellectual Property” or “intellectual property” means all patents, patent applications, trademarks, trade names, service marks and copyrights registered with the USPTO or the USCO, as applicable.

“Intercreditor Provisions” has the meaning assigned to such term in Section 10.1(m).

“Interest Period” means, as to any SOFR Rate Loan, the period commencing on the date such SOFR Rate Loan is disbursed or converted to or continued as a SOFR Rate Loan and ending one, three or six months thereafter, in each case as selected by the Administrative Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a)interest shall accrue at the applicable rate based upon Adjusted Term SOFR, from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires;

(b)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(c)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month that is one, three or six months after the date on which the Interest Period began, as applicable;

(d)no Interest Period shall extend beyond the Maturity Date; and

(e)no tenor that has been removed from this definition pursuant to Section 5.16(d) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation; and

(f)there shall be no more than twelve (12) Interest Periods in effect at any time.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion with respect to the determination of the salability, at retail, of the Eligible Inventory, which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Administrative Agent determines, in its Permitted Discretion, will need to be satisfied in connection with the realization upon the Inventory. Without limiting the generality of the foregoing, but without duplication, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on:

(a)obsolescence (determined in a manner consistent with the treatment of obsolete Inventory in the financial statements of the Borrowers);

(b)seasonality;

(c)Shrink;

(d)imbalance;

(e)change in Inventory character;

(f)change in Inventory composition;

(g)change in Inventory mix;

(h)markdowns (both permanent and point of sale);

(i)retail markons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j)out-of-date and/or expired Inventory;

Provided, that, Administrative Borrower may, at any time, require Administrative Agent to arrange for an appraisal of the Inventory, at the expense of Borrowers, in addition to those appraisals provided for in Section 8.12(c) (and which appraisal shall not be considered in connection with any limitations on appraisals therein), and to the extent that any of the factors that are the basis for an Inventory Reserve set forth above are addressed in the Net Recovery Percentage based on the results of such appraisal and used in the determination of the Borrowing Base, such Inventory Reserves will be terminated, without limiting the rights of Administrative Agent to establish Reserves thereafter based on subsequent events, conditions or circumstances.

“Investment” has the meaning set forth in Section 9.3.

“IRS” means the United States Internal Revenue Service.

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and any other document, agreement and instrument entered into by the Issuing Lender and any Borrower (or any Subsidiary) or in favor of the Issuing Lender and relating to any such Letter of Credit.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Issuing Lender” means (a) the Initial Issuing Lender and (b) any other Revolving Credit Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and has been approved in writing by the Administrative Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld) as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit.

“Latest Maturity Date” means the latest maturity date of any Loan or Commitment hereunder.

“L/C Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of a Borrower or one or more of its Subsidiaries from time to time in an aggregate amount equal to (a) for the Initial Issuing Lender, the amount set forth opposite the name of the Initial Issuing Lender on Schedule 1.1(b) and (b) for any other Issuing Lender becoming an Issuing Lender after the Closing Date, such amount as separately agreed to in a written agreement between such Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, any such amount may be changed after the Closing Date in a written agreement between such Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an Issuing Lender for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule under the ISP or any article of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

“L/C Sublimit” means the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitment. The L/C Sublimit is a part of, and not in addition to, the Revolving Credit Commitment.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

“Letter of Credit Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.

“Letter of Credit Expiration Date” means the day that is (a) seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) or (b) such later date as shall be approved pursuant to Section 3.1(c)(ii)(C).

“Letters of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset; provided that in no event will an operating lease be deemed to constitute a Lien.

"Limited Condition Acquisition" means a Permitted Acquisition or other permitted Investment the consummation of which is not conditioned on the availability of, or on obtaining, third party financing; provided that in the event the consummation of any such Permitted Acquisition or other Investment shall not have occurred on or prior to the date that is ninety (90) days after the execution of the applicable acquisition or investment agreement (as applicable), such Permitted Acquisition or Investment shall no longer constitute a Limited Condition Acquisition for any purpose hereunder.

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies of Administrative Agent under the Loan Documents and applicable Law as a creditor of the Credit Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Credit Parties acting with the consent of the Administrative Agent, of any public, private or “going out of business” or other similarly themed sale or other disposition for the purpose of liquidating all or substantially all of the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Account” has the meaning assigned to such term in Section 5.5.

“Loan Cap” means, at any time of determination, the lesser of (a) the aggregate Revolving Credit Commitments or (b) the Borrowing Base.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Guaranty Agreement, the Fee Letter, any intercreditor or subordination agreement entered into in connection with any Indebtedness permitted under Section 9.1, and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Administrative Agent or any of its Affiliates, each as amended and in effect from time to time; provided that for purposes of the definition of “Material Adverse Effect” and Article IX, “Loan Documents” shall not include agreements relating to Cash Management Services and Bank Products.

“Loans” means the collective reference to the Revolving Credit Loans and the Swingline Loans, and “Loan” means any of such Loans.

“Master Concentration Account” means any deposit account of Borrowers to which funds of any

Credit Party from one or more Blocked Accounts are from time to time transferred or deposited, including any Store concentration accounts used by Borrowers. As of the date hereof, the Master Concentration Accounts are the deposit accounts identified as Master Concentration Accounts on Schedule 7.25(a).

“Material Adverse Effect” means (a) a material adverse effect on the operations, business, assets, properties or financial condition of Holdings and its Subsidiaries (taken as a whole), (b) a material impairment of the ability of the Credit Parties (taken as a whole) to perform their payment obligations under the Loan Documents (taken as a whole), (c) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any material Loan Document or (d) an impairment of the legality, validity or enforceability against the Credit Parties (taken as a whole) of any material Loan Document.

“Material Contract” means any contract or agreement, written or oral, of any Credit Party or any of its Subsidiaries, the breach, non-performance, cancellation or failure to renew of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earliest to occur of (a) July 11, 2027, or such later date, to the extent applicable, determined in accordance with Section 2.9, (b) the date of termination of the entire Revolving Credit Commitment by the Borrowers pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to one hundred two percent (102%) of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Credit Party in favor of the Administrative Agent, for the benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is subject to Title IV of ERISA and to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all reasonable and customary out of pocket fees and expenses incurred in connection with such transaction or event, including, without limitation, all attorneys’ fees, accountants’ fees, and investment banking fees, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Disposition or Insurance and Condemnation Event (other than any Lien pursuant to a Security Document), (iii) taxes paid and the Administrative Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by Holdings, any Borrower or any Subsidiary in connection with such Asset Disposition or Insurance and Condemnation Event, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes, (iv) amounts provided as a cash reserve, in accordance with GAAP, or amounts placed in a funded escrow, against any liabilities under any indemnification obligations or purchase price adjustments associated with any Asset Disposition or Insurance and Condemnation Event, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (v) the Administrative Borrower’s good faith estimate of payment required to be made with respect to unassumed liabilities directly relating to the assets sold (provided that, to the extent such cash proceeds are not so used within twelve (12) months of such Asset Disposition, such cash proceeds shall constitute Net Cash Proceeds); and (b) with respect to Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other customary fees, discounts, commissions and expenses incurred in connection therewith.

“Net Recovery Percentage” means, as of any date of determination, the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Eligible Inventory at such time on a “going out of business sale” basis as set forth in the most recent acceptable (in Administrative Agent’s Permitted Discretion) appraisal of Inventory received by Administrative Agent in accordance with the requirements of this Agreement, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Eligible Inventory subject to such appraisal.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of Holdings (other than the Borrowers) that is not a Subsidiary Guarantor.

“Notes” means the collective reference to the Revolving Credit Notes and the Swingline Note.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders, the Issuing Lender or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (d) to the extent not included in clause (c) above, any Other Liabilities; provided, that, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer, vice president or the treasurer of Holdings substantially in the form attached as Exhibit F.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Liabilities” means (a) any obligation on account of (i) any Cash Management Services furnished to any of the Credit Parties or any of their Subsidiaries and/or (ii) any transaction with the Administrative Agent or any of its Affiliates, which arises out of any Bank Product entered into with any Credit Party and any such Person, as each may be amended from time to time.

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Overadvance” means an Extension of Credit to the extent that, immediately after its having been made, Excess Availability is less than zero.

“Participant” has the meaning assigned thereto in Section 12.9(d).

“Participant Register” has the meaning assigned thereto in Section 12.9(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Conditions” means with respect to any transaction or payment the following:

(a)subject to Section 5.13(c) with respect to any Permitted Acquisition, as of the date of any such transaction or payment, and after giving effect thereto, no Specified Event of Default shall exist or have occurred and be continuing,

(b)as of the date of any such transaction or payment, and after giving effect thereto, either:

(i)both (A) on a pro forma basis, Excess Availability (using the most recent calculation of the Borrowing Base immediately prior to any such transaction or payment) shall be not less than (1) in the case of clause (viii) in the definition of Permitted Acquisition, Section 9.3(t) regarding Investments or Sections 9.9(b)(v) and 9.9(d) regarding optional prepayment of certain Indebtedness, the greater of fifteen percent (15.0%) of the Loan Cap or $10,000,000, or (2) in the case of Section 9.6(d)(v) regarding certain Restricted Payments or other payments or transactions, the greater of seventeen and one-half percent (17.5%) of the Loan Cap or $20,000,000, and (B) on a Pro Forma Basis, the Fixed Charge Coverage Ratio for the

immediately preceding four (4) Fiscal Quarter period ending on the last day of the Fiscal Quarter prior to the date of such transaction or payment for which Administrative Agent has received financial statements shall be at least 1.00 to 1.00, or

(ii)on a pro forma basis, Excess Availability (using the most recent calculation of the Borrowing Base immediately prior to any such transaction or payment) shall be not less than the greater of twenty percent (20.0%) of the Loan Cap or $20,000,000,

(c)receipt by Administrative Agent of projections for the six (6) month period after the date of such transaction or payment showing, on a pro forma basis after giving effect to such transaction or payment, minimum Excess Availability at all times during such period of not less than the applicable amount set forth in clause (b) above, and

(d)Administrative Agent shall have received a certificate of a Responsible Officer of Borrowers certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

“Payment Recipient” has the meaning provided in Section 12.27.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates and with respect to which any Credit Party or any ERISA Affiliate has any outstanding liability.

“Permitted Acquisition” means (a) any Acquisition which the Required Lenders agree is a “Permitted Acquisition” and (b) any other Acquisition that meets all of the following requirements:

(i)with respect to such Acquisition, the board of directors (or equivalent governing body) of the Person or business to be acquired shall not have indicated its opposition to the consummation of such Acquisition (which opposition has not been publicly withdrawn);

(ii)the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.11;

(iii)if such Acquisition is a merger or consolidation, a Borrower or a Subsidiary Guarantor shall be the surviving Person and no Change in Control shall have been effected thereby;

(iv)the Administrative Borrower shall have delivered to the Administrative Agent all documents required to be delivered pursuant to, and in accordance with, Section 8.13, within the time periods provided therein;

(v)if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) is $15,000,000 or more in the aggregate, no later than three (3) Business Days prior to the proposed closing date of such Acquisition, the Administrative Borrower shall have delivered to the Administrative Agent (A) written notice of such Acquisition and the proposed closing date thereof, and (B) a certificate of a Responsible Officer of the Administrative Borrower certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition; and

(vi)as of the date of such Acquisition and after giving effect thereto, each of the Payment Conditions has been satisfied or waived by the Required Lenders.

“Permitted Acquisition Consideration” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (excluding (a) the value of any Equity Interests of Holdings issued in connection therewith, (b) any unsecured contingent liabilities of a Credit Party or its Subsidiaries arising under an agreement to make any deferred payment as part of the purchase price for any Permitted Acquisition, including earn outs, performance bonuses or consulting payments in any related services, employment or similar agreements in an amount that is subject to or contingent upon earning, revenues, income cash flow or profits (or the like) of the target of such Permitted Acquisition, (c) any cash of the seller or its Affiliates used to fund any portion of such consideration and (d) any cash or Cash Equivalents acquired in connection with such Acquisition), to be paid on a singular basis in connection with any Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by any Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

“Permitted Acquisition Documents” means with respect to any Acquisition proposed by Holdings, any Borrower or any Subsidiary Guarantor, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such Acquisition, including all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted Consignment Sale” means a sale of inventory by any Borrower or any of its Subsidiaries to a third party on a consignment basis; provided, that: (a) the aggregate value of all such inventory sold by Borrowers or any of their Subsidiaries on consignment at any time shall not exceed $1,000,000 and (b) such Borrower or such Subsidiary shall have filed a valid UCC-1 financing statement covering the consigned inventory in the relevant filing office under the UCC, applicable to the consignee and, if applicable, notified any creditor of the consignee with a security interest in the inventory of the consignee of such Borrower’s or such Subsidiary’s rights as consignee with respect to such inventory.

“Permitted Discretion” means, as used in this Agreement with reference to Administrative Agent, a determination made in good faith in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it.

“Permitted Investors” means, collectively, Freeman Spogli Management Co., L.P., or any successor thereto, and any fund or other Person (other than portfolio companies) Controlled directly or indirectly by Freeman Spogli Management Co., L.P., or any successor thereto, or any of its Affiliates.

“Permitted Liens” means the Liens permitted pursuant to Section 9.2.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a)(i) is necessary to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents; or

(ii)is made to pay any other amount chargeable to any Credit Party hereunder; and

(b)together with all other Permitted Overadvances then outstanding, shall not (i) exceed ten percent (10%) of the then applicable Borrowing Base at any time (but in no event shall the aggregate principal amount of all Permitted Overadvances exceed the aggregate Revolving Credit Commitment) at any time or

(ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree.

provided, that, the foregoing shall not (i) modify or abrogate any of the provisions of Article 3 regarding the Lenders’ obligations with respect to Letters of Credit or Section 2.2 regarding the Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Pledged Foreign Subsidiary” means a Foreign Subsidiary of a Credit Party for which the Administrative Agent has received a Foreign Pledge Agreement from such Credit Party, with respect to sixty-five percent (65%) of the total outstanding voting Equity Interests (and 100% of the non-voting Equity Interests) (or, in each case, such greater percentage as would not result in adverse federal income tax consequences for Holdings or any of its Subsidiaries) of such Foreign Subsidiary and such Foreign Pledge Agreement is in full force and effect and such Credit Party shall have satisfied all actions and requirements related to such Foreign Pledge Agreement (including delivery of stock certificates, where applicable).

“Pre-Opening Costs” means expenses incurred with respect to the acquisition, opening and organizing of new Stores of the Credit Parties to the extent not prohibited by this Agreement, such costs including, but not limited to, the cost of feasibility studies, freight, staff-training and recruiting, and travel costs for employees engaged in such start-up activities; provided, however, that (a) such Pre-Opening Costs are incurred within ninety (90) days before the opening of the applicable new Store, and (b) the aggregate amount of such Pre-Opening Costs does not exceed an average of $500,000 with respect to each single location for the relevant period.

“Pro Forma Basis” means with respect to any determination of the Consolidated Fixed Charge Coverage Ratio or Consolidated EBITDA (including, in each case, component definitions thereof) that all Specified Transactions, any transaction involving the determination of the satisfaction of the Payment Conditions, and, in each case, the following transactions in connection therewith shall be deemed to have occurred or incurred (or excluded) as of the first day of the applicable period with respect to any test or covenant for which such calculation is being made: (a) income statement items (whether positive or negative) attributable to the property or Person subject to a Specified Disposition shall be excluded as of such time, (b) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall have been deemed to have occurred at such time and (c) any Indebtedness incurred or assumed by Holdings or any of its Subsidiaries in connection therewith shall have been deemed incurred at such time; provided that: (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on or in respect of any Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of Holdings to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Holdings or such Subsidiary may designate. In addition to the foregoing, whenever a calculation or determination of Pro Forma Basis is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a financial officer of Holdings (it being understood that pro forma adjustments need not be prepared in compliance with Regulation S-X) and may include, for the avoidance of doubt, the amount of any add-backs that are permitted by (and subject to any applicable limitations set forth in) definition of “Consolidated EBITDA”.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“Public Lenders” has the meaning assigned thereto in Section 8.2.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 12.26.

“Qualified Cash” means unrestricted cash of Borrowers of up to $15,000,000 that is subject to the valid, enforceable and perfected security interest of Administrative Agent in investment accounts or deposit accounts at Administrative Agent subject to a customary Control Agreement(s) or Blocked Account Agreement(s) and free and clear of any pledge, security interest, lien, claim or other encumbrance (other than in favor of Administrative Agent, and the depository bank or securities intermediary where the deposit accounts or investment accounts are maintained for its reasonable and customary fees and charges related to such account), are available for use by Borrowers, without condition or restriction (other than in favor of Administrative Agent; provided, that, such funds will not be permitted to be withdrawn without the consent of Administrative Agent), and for which Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, of the amount of such cash or Cash Equivalents held in such deposit accounts or investment accounts as of the applicable date of the calculation of Excess Availability and the satisfaction of the other conditions herein; provided, that, up to $750,000 of unrestricted cash of Borrowers in the DDAs or Blocked Accounts of Borrowers in excess of the amounts to be used for amounts drawn or anticipated to be drawn shortly for disbursements of Borrowers and that Borrowers have identified will not be applied to the repayment of the Loans which cash otherwise satisfies the criteria above except that funds from such DDAs may be withdrawn without the consent of the Administrative Agent may be deemed to be Qualified Cash.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarterly Average Excess Availability” means, at any time, the daily average of the amount of the Excess Availability for the immediately preceding Fiscal Quarter.

“Receivables Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the collectability in the ordinary course of Eligible Commercial Accounts or Eligible Credit Card Receivables, including, without limitation, on account of dilution.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 12.9(c).

“Reimbursement Obligation” means the obligation of the Borrowers to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned thereto in Section 11.6(b).

“Required Lenders” means, at any date, any combination of Lenders holding more than fifty percent (50%) of the sum of the aggregate amount of the Commitments or, if the Commitment has been terminated, any combination of Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit; provided that the Commitments of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be disregarded in determining the Required Lenders. Notwithstanding the foregoing, Required Lenders shall comprise no less than two such Lenders that are not Affiliates of one another, unless (a) all Lenders that are not Defaulting Lenders are Affiliates of one another or (b) there is only one Lender that is not a Defaulting Lender, at such time.

“Reserves” means all Inventory Reserves, Receivables Reserves, Bank Product Reserves, Cash Management Reserves and Availability Reserves.

“Resignation Effective Date” has the meaning assigned thereto on Section 11.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, president, vice president, executive vice president, chief financial officer, principal accounting officer, controller, secretary, assistant secretary, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Administrative Borrower and reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” has the meaning assigned thereto in Section 9.6.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof. The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Amendment No. 4 Effective Date shall be $250,000,000. The initial Revolving Credit Commitment of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1(b).

“Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders

represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. The initial Revolving Credit Commitment Percentage of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1(b).

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.

“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment.

“Revolving Credit Loan” means any revolving loan made to the Borrowers pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Revolving Extensions of Credit” means (a) any Revolving Credit Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Credit Party or any of their respective Subsidiaries or Affiliates.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority with jurisdiction over any Credit Party or any of their respective Subsidiaries or Affiliates, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Scheduled Maturity Date” means, except to the extent extended pursuant to Section 2.9, July 11, 2027.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under any Bank Products and Cash Management Services; provided, that Secured Obligations shall not include any Excluded Swap Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Secured Party Expenses” has the meaning assigned thereto in Section 12.3(a).

“Security Documents” means the collective reference to the Collateral Agreement, the Mortgages (if any), each Control Agreement, each Blocked Account Agreement, each Foreign Pledge Agreement and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.

“Seller Debt” means Indebtedness evidenced by a Seller Note.

“Seller Notes” means any promissory note or notes issued by any Borrower or any Subsidiary of such Borrower in respect of any Permitted Acquisition as partial consideration in connection with such Permitted Acquisition on terms reasonably satisfactory to the Administrative Agent.

“Sheplers” means Sheplers, LLC, a Kansas limited liability company, formerly known as Sheplers, Inc., a Kansas corporation.

“Sheplers Holdings” means Sheplers Holding LLC, a Delaware limited liability company, formerly known as Sheplers Holding Corporation, a Delaware Corporation.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means a borrowing comprised of SOFR Rate Loans.

“SOFR Rate Loan” means a Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (b) of the definition of “Base Rate”).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the sum of the liabilities (including contingent liabilities) of such Person and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value or the fair value, in each case on a going concern basis, of the assets of such Person and its Subsidiaries, on a consolidated basis; (ii) the present fair saleable value of the assets of such Person and its Subsidiaries (taken as a whole) is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries as they become absolute and matured; (iii) the capital of such Person and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of such Person and its Subsidiaries, on a consolidated basis, contemplated as of the date hereof; and (iv) such Person and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Disposition” means any disposition of all or substantially all of the assets or Equity Interests of any Subsidiary of a Borrower or any division, business unit, product line or line of business.

“Specified Event of Default” means an Event of Default arising under Sections 10.1(a), 10.1(b), 10.1(d) (as a result of default in the performance or observance of Section 8.2(b), Section 8.2(i), Section 8.4 or Section 9.13) (if applicable)), 10.1(e) (as a result of default in the performance or observance of Section 8.6 or Section 8.17), 10.1(h) or 10.1(i).

“Specified Transactions” means (a) any Specified Disposition, (b) any Permitted Acquisition, (c) the Transactions and (d) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Standard Letter of Credit Practice” means, for the Issuing Lender, any domestic or foreign Law or letter of credit practices applicable in the city in which the Issuing Lender issued the applicable Letter of Credit or, for its branch or correspondent, such Laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit.

“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the Issuing Lender.

“Stock Certificates” means Collateral consisting of stock (or other) certificates representing Equity Interests of the Credit Parties and their respective Domestic Subsidiaries required as Collateral pursuant to this Agreement and the Security Documents.

“Stores” means the retail stores operated by any Borrower or any of its Subsidiaries.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by Holdings or any of its Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of Holdings.

“Subsidiary Guarantors” means, collectively, all direct and indirect Domestic Subsidiaries of Holdings (other than the Borrowers and Excluded Subsidiaries) in existence on the Closing Date or which become a party to the Guaranty Agreement pursuant to Section 8.13. As of the Closing Date, the only Subsidiary Guarantor is Sheplers Holdings.

“Supermajority Lenders” means, at any date, any combination of Lenders holding more than sixty-six and two thirds percent (66-2/3%) of the sum of the aggregate amount of the Commitments or, if the Commitment has been terminated, any combination of Lenders holding more than sixty-six and two thirds percent (66-2/3%) of the aggregate Extensions of Credit; provided that the Commitments of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be disregarded in determining the Supermajority Lenders. Notwithstanding the foregoing, Supermajority Lenders shall comprise no less than two such Lenders that are not Affiliates of one another, unless (a) all Lenders that are not Defaulting Lenders are Affiliates of one another or (b) there is only one Lender that is not a Defaulting Lender, at such time.

“Supported QFC” has the meaning specified in Section 12.26.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the lesser of (a) $20,000,000 and (b) the Revolving Credit Commitment. The Swingline Commitment is a part of, and not in addition to, the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrowers pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Agent” shall have the meaning set forth in the Existing Credit Agreement.

“Term Loan Documents” shall have the meaning set forth in the Existing Credit Agreement.

“Term Loan Lenders” shall have the meaning set forth in the Existing Credit Agreement.

“Term SOFR” means,

(a)for any calculation with respect to a SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, (e) a determination by the PBGC that there has occurred an event or there exists a condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA on the property of any Credit Party, (g) the determination that any Pension Plan, or the receipt by any Credit Party or any ERISA Affiliate of notice that a Multiemployer Plan, is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted against such Credit Party or ERISA Affiliate by such plan pursuant to Part 1 of Subtitle E of Title IV of ERISA, (i) the receipt by any Credit Party or ERISA Affiliate of notice of any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (j) the receipt by any Credit Party or any ERISA Affiliate of notice of any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Test Period” in effect at any time means the most recent period of four consecutive Fiscal Quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements were delivered (or were required to be delivered) pursuant to Section 8.01(a) or (b), as applicable.

“Threshold Amount” means $30,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Transaction Costs” means all transaction fees, charges (including premiums, discounts and Hedge Agreement settlement and termination costs) and other amounts (a) related to the Transactions and any Permitted Acquisitions (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith) or (b) attributable to any amendments, restatements, supplements, consents, waivers, forbearances, or other changes to the Loan Documents (including, without limitation, Amendment No. 4) or any other debt financings or refinancings, Equity Issuance, mergers, recapitalizations, Acquisitions, Investments, option buyouts, dispositions or other similar transactions, in the case of (i) Transactions Costs related to the Transactions, to the extent paid within six (6) months of the Closing Date, and (ii) in all other cases, to the extent paid during the applicable period whether or not the applicable transaction is completed.

“Transaction Documents” means the Loan Documents (as in effect immediately prior to the Amendment No. 4 Effective Date), the Closing Date Merger Documents, the Term Loan Documents and the other documents executed in connection with the Transactions.

“Transactions” means, collectively, (a) the repayment in full on the Closing Date of certain existing Indebtedness of Holdings and its Subsidiaries (including, without limitation, Sheplers Holdings and Sheplers), (b) the entering into of this Agreement and the making of the initial Loan hereunder, (c) the Closing Date Merger, (d) the execution and delivery of all Transaction Documents, (e) the entering into of the Term Loan Documents by the parties thereto and the incurrence of Indebtedness under the Term Loan Documents, and (f) the payment of the Transaction Costs incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, (a) if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9 and (b) if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCC Filing Collateral” means Collateral consisting of assets of the Credit Parties for which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Secured Parties, including, without limitation, a reduction in the Net Recovery Percentage of property or assets included in the Borrowing Base, the increase in, or establishment of, Reserves or misrepresentation by the Credit Parties.

“United States” means the United States of America.

“USCO” means the United States Copyright Office.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“USPTO” means the United States Patent and Trademark Office.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 5.2, such day is also a Business Day.

“U.S. Special Resolution Regimes” has the meaning specified in Section 12.26.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).

“Value” means, as determined by Administrative Agent in its Permitted Discretion, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Administrative Agent prior to the Closing Date, if any.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by Holdings and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than Holdings and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations means (i) the repayment in Dollars in full in cash or immediately available funds of all Obligations, except (A) in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Hedge Agreements) and any other contingent Obligation, including indemnification obligations, instead providing Cash Collateralization or other collateral as may be permitted by the Administrative Agent, except, that, no Cash Collateralization or other collateral shall be required with respect to unasserted contingent indemnification or cost or expense reimbursement Obligations for which no demand has been made or are not due and payable, except as the parties may otherwise agree, (B) in the case of any Obligations relating to Bank Products (other than Hedge Agreements) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized or other collateral as may be requested by the Administrative Agent, and (C) in the case of any Obligations relating to Hedge Agreements, payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations), in cash shall be made, except if the applicable provider of such Hedge Agreements allows such Hedge Agreements to remain outstanding without being required to be repaid, and (ii) the termination of the Commitments.

SECTION 1.3Accounting Terms; GAAP; Calculations.

(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, (x) for purposes of determining compliance with any covenant (including the computation of any financial ratio) contained herein, the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and any Indebtedness of Holdings and its Subsidiaries subject thereto shall be deemed to be carried at 100% of the outstanding principal amount thereof unless otherwise specified herein and (y) only those leases (assuming for purposes hereof that such leases were in existence prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”) that would have constituted Capitalized Leases or financing leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”, shall be considered Capitalized Leases or financing leases hereunder, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (provided that any financial statements required to be delivered hereunder shall be required to be delivered in conformity with GAAP, applied on a consistent basis, as in effect from time to time).

(b)If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Administrative Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)For purposes of determining the permissibility of any action, change, transaction or event permitted by Sections 9.1(i) or (v) that requires a calculation of Consolidated EBITDA, such test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

SECTION 1.4UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5Rounding. Any financial ratios required to be maintained or measured pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

SECTION 1.8Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

SECTION 1.9Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

SECTION 1.10Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of Holdings and its Subsidiaries delivered pursuant to Section 8.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such Sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

SECTION 1.11Divisions; Series. For all purposes under the Loan Documents, if, in connection with any division or plan of division with respect to a limited liability company under Delaware law (or any comparable event under a different jurisdiction’s laws) or an allocation of assets to a series of a limited liability company under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) any asset, right obligation or liability of any Person becomes the asset, right obligation or liability of a different Person, then such transaction shall constitute a “transfer” (as used in the definition of “Asset Disposition” contained herein) from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized by the holders of its Equity Interests on the first date of its existence; provided, however, that any Asset Disposition, permitted pursuant to Sections 8.13, 9.4 and 9.5 shall also be permitted as a result of (x) a division of an LLC or (y) an allocation of assets to a series of a limited liability company, each as referred to in Section 1.11, to the extent such Asset Disposition is otherwise permitted pursuant to such Sections.

SECTION 1.12Limited Condition Transactions. In the event any Loan Party proposes to enter into any Limited Condition Acquisition that is otherwise permitted under the terms of this Agreement, (i) compliance with any applicable ratio or financial test under the Loan Documents (including without limitation compliance with any provisions of Section 9.13 of this Agreement) on a pro forma basis shall be determined at the time of entry into the applicable acquisition or investment agreement (the “LCA Test Date”); provided, that, if any of such ratio or financial is exceeded as a result of fluctuations in such ratio, test or basket due to fluctuations in Consolidated EBITDA of Holdings and its Subsidiaries or the Person subject to such acquisition or investment, at or prior to the consummation of the relevant transaction or action, such ratio or financial test will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken and (ii) so long as no Event of Default exists on the LCA Test Date, the occurrence of an Event of Default (other than any Event of Default pursuant to Sections 10.1(a), (b), (h) and/or (i) of the Agreement) shall be disregarded solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken.

SECTION 1.13Classification Among Negative Covenant Exceptions. For purposes of determining compliance at any time with Sections 9.1, 9.2, 9.3, 9.6 and/or 9.9 (except with respect to Section 9.6(d)(v)) in the event that any Indebtedness, Lien, Investment, Restricted Payment, and/or prepayments of Subordinated Indebtedness, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Sections 9.1, 9.2, 9.3, 9.6 and/or 9.9, the Administrative Borrower, respectively, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) under one or more clauses of any one of such respective Sections (and, for the avoidance of doubt, shall classify or reclassify such transaction or item only within the clauses of one such Section), in each case, so long as the requirements of each such clause (so utilized) are satisfied as of the date of determination. It is understood and agreed that any Indebtedness, Lien, Investment, Restricted Payment, and/or prepayments of Subordinated Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Investment, Restricted Payment, and/or prepayments of Subordinated Indebtedness under Sections 9.1, 9.2, 9.3, 9.6 and/or 9.9, as applicable, and may instead be permitted in part under any combination thereof, but the Administrative Borrower will only be required to include the amount and type of such transaction (or portion thereof) in one such category (or combination thereof) (so long as the requirements of each such category (so utilized) is satisfied as of the date of determination). Notwithstanding the foregoing to the contrary, (a) all Indebtedness under the Loan Documents shall be deemed to have been incurred in reliance on the provisions of Section 9.1(a) and may not be reclassified or divided as set forth above and (b) all Liens securing the obligations under the Loan Documents shall be deemed to have been incurred in reliance on the provisions of Section 9.2(a) and may not be reclassified or divided as set forth above.

ARTICLE II

REVOLVING CREDIT FACILITY

SECTION 2.1Revolving Credit Loans; Reserves.

(a)Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrowers from time to time from the Closing Date to, but not including, the Maturity Date as requested by the Administrative Borrower in accordance with the terms of Section 2.3; provided, that, after giving effect to any Revolving Extensions of Credit (i) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment, (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment, (iii) the Revolving Credit Outstandings shall not exceed the Loan Cap and (iv) the L/C Obligations shall not exceed the L/C Sublimit. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Maturity Date.

(b)The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its discretion to establish, increase or decrease Reserves against the Borrowing Base or the aggregate Revolving Credit Commitments. Upon establishment or increase in Reserves, Administrative Agent agrees to make itself available to discuss the reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Administrative Agent. In no event shall such opportunity limit the right of Administrative Agent to establish or change such Reserves, unless Administrative Agent shall have determined that the event, condition, other circumstance, or fact that was the basis for such Reserve or such change no longer exists or has otherwise been adequately addressed by Borrowers. Administrative Agent will provide notice to Administrative Borrower three (3) Business Days’ prior to the establishment of any new categories of Reserves after the date hereof or any change in the methodology for the calculation of an existing Reserve after the date hereof, except that such notice shall not be required (i) at any time there is a Cash Dominion Event or, if in the determination of Administrative Agent in its Permitted Discretion, it is necessary to act sooner to preserve or protect the Collateral or its value or the rights of Administrative Agent therein or to otherwise address any event, condition or circumstance that, the Administrative Agent in its Permitted Discretion determines, is reasonably likely to cause a diminution in the value of the Collateral or to threaten the ability to realize upon any portion of the Collateral or (ii) if after giving effect to any such new category of reserves or change in methodology there would be an Overadvance. To the extent that an event, condition or matter as to any Eligible Credit Card Receivables, Eligible Commercial Account or Eligible Inventory is addressed pursuant to the treatment thereof within the applicable definition of such terms, Administrative Agent shall not also establish a Reserve to address the same event, condition or matter. The amount of any Reserve established by Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Administrative Agent in its Permitted Discretion and shall not be duplicative of any other Reserve.

SECTION 2.2Swingline Loans.

(a)Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including Section 6.2(d), and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date to, but not including, the Maturity Date; provided, that,

(a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment.

(b)Refunding.

(i)The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. on any Business Day request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan as a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii)The Borrowers shall pay to the Swingline Lender on demand in immediately available funds the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, each Borrower irrevocably authorizes the Administrative Agent to charge any account maintained by the Borrowers with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages.

(iii)If for any reason any Swingline Loan cannot be refinanced with a Revolving Credit Loan pursuant to Section 2.2(b)(i), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.2(b)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Revolving Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Credit Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iv)Each Revolving Credit Lender’s obligation to make the Revolving Credit Loans referred to in Section 2.2(b)(i) and to purchase participating interests pursuant to Section 2.2(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (C) any adverse change in the condition (financial or otherwise) of any Borrower, (D) any breach of this Agreement or any other Loan Document by any Borrower, any other Credit Party or any other Revolving Credit Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(v)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(b) by the time specified in Section 2.2(b)(i), the Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(c)Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

SECTION 2.3Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a)Requests for Borrowing. The Administrative Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) U.S. Government Securities Business Days before each SOFR Rate Loan (provided that the Administrative Borrower may request, no later than two (2) Business Days prior to the Closing Date, that the Lenders make Revolving Credit Loans that are SOFR Rate Loans on the Closing Date if the Administrative Borrower, on behalf of the Borrowers, has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement), of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (1) other than with respect to Swingline Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (2) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be SOFR Rate Loans or Base Rate Loans, and (E) in the case of a SOFR Rate Loan, the duration of the Interest Period applicable thereto. If the Administrative Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Administrative Borrower requests a Borrowing of SOFR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing. All requests for Loans may be delivered through Agent’s electronic platform or portal. All such Loan requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Loans shall not be made until the completion of) Agent’s authentication process (with results reasonably satisfactory to Agent) prior to the funding of any such Loan.

(b)Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Administrative Borrower to the Administrative Agent or as may be otherwise agreed upon by the Administrative Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).

SECTION 2.4Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a)Repayment on Termination Date. The Borrowers hereby agree to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Maturity Date), together, in each case, with all accrued but unpaid interest thereon.

(b)Mandatory Prepayments.

(i)Subject to Section 2.7, if at any time (A) the Revolving Credit Outstandings exceed the Revolving Credit Commitment or (B) the Revolving Credit Outstandings exceed the Loan Cap, in each case, the Borrowers agree to repay within five (5) Business Days after notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).

(ii)The Borrowers shall make mandatory principal prepayments of the Loans in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any non-ordinary course Asset Disposition of ABL Current Collateral which is included in the Borrowing Base to the extent such Net Cash Proceeds are required to be applied to repay Revolving Credit Loans so that the Revolving Credit Outstandings do not exceed the Loan Cap. Each such prepayment shall be applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)). Each prepayment of the Loans under this Section shall be applied to repay the Revolving Credit Loans without a corresponding reduction in the Revolving Credit Commitment.

(c)Optional Prepayments. The Borrowers may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as the prepayment of each Base Rate Loan and each Swingline Loan and (ii) at least three (3) U.S. Government Securities Business Days before the prepayment of each SOFR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of SOFR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (other than Swingline Loans), and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrowers in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrowers from its obligations in respect thereof under Section 5.9).

(d)Limitation on Prepayment of SOFR Rate Loans. The Borrowers may not prepay any SOFR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(e)Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans.

SECTION 2.5Permanent Reduction of the Revolving Credit Commitment.

(a)Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently terminate or reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof; provided, that, such notice may be conditioned on the incurrence of other Indebtedness, or the consummation of another transaction, or receiving the proceeds necessary for any prepayment required in connection with such termination or reduction in a refinancing or otherwise, within a reasonable period of time thereafter. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrowers in the event such refinancing is not consummated (provided, that, the failure of such contingency shall not relieve the Borrowers from their obligations in respect thereof under Section 5.9).

(b)Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, to less than the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrowers shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any SOFR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

SECTION 2.6Termination of Revolving Facility; Swingline Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Maturity Date. The Swingline Facility and Swingline Commitment shall terminate on the Maturity Date.

SECTION 2.7Overadvances.

(a)The Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result therefrom. The Administrative Agent may, in its discretion, so long as an Event of Default shall have occurred and be continuing and notwithstanding that the conditions precedent set forth in Section 6.2 shall not have been satisfied, make Permitted Overadvances without the consent of the Borrowers (but with prior or substantially contemporaneous notice to the Administrative Borrower), the Lenders, the Swingline Lender and the Issuing Lender and the Borrowers and each Lender and Issuing Lender shall be bound thereby. The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

(b)Notwithstanding that (i) a Default or Event of Default shall have occurred and be continuing, (ii) the conditions precedent set forth in Section 6.2 shall not have been satisfied and (iii) any other provision of this Agreement or any other Loan Document to the contrary, the Lenders hereby authorize Administrative Agent or Swingline Lender, as applicable, and either Administrative Agent or Swingline Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Credit Loans (including Swingline Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (i) after giving effect to such Revolving Credit Loans, the Revolving Credit Outstandings do not exceed the Loan Cap by more than ten percent (10%) of the aggregate Revolving Credit Commitments, and (ii) after giving effect to such Revolving Credit Loans, the Revolving Credit Outstandings (except for and excluding amounts charged to the Loan Account for interest, fees, or Secured Party Expenses) does not exceed the aggregate Revolving Credit Commitment. Loans made pursuant to this Section 2.7(b) shall be payable on demand in an amount sufficient to eliminate all Overadvances pursuant to this Section 2.7(b); provided, however, that in no event shall Borrowers have outstanding Overadvances pursuant to this Section 2.7(b) for more than sixty (60) consecutive days and at the end of such period shall immediately repay Revolving Credit Loans in an amount sufficient to eliminate all Overadvances. Each Lender with a Revolving Credit Commitment shall be obligated to settle with Administrative Agent as provided in this Agreement for the amount of such Lender’s Revolving Credit Commitment Percentage of any unintentional Overadvances by Administrative Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.7, and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Secured Party Expenses.

(c)Any Permitted Overadvance or other Overadvance pursuant to this Section 2.7 may constitute a Swingline Loan. A Permitted Overadvance or other Overadvance pursuant to this Section 2.7 is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.4(b).

(d)To the extent that the making of any Permitted Overadvance or other Overadvance pursuant to this Section 2.7 causes the Revolving Credit Outstandings to exceed the aggregate Revolving Credit Commitments, such portion of such Overadvance shall be for Administrative Agent’s sole and separate account and not for the account of any Lender and shall be entitled to priority in repayment in accordance with Section 10.4.

SECTION 2.8Joint and Several Liability of Credit Parties.

(a)The Obligations are the joint and several obligation of each Credit Party. To the fullest extent permitted by Applicable Law, the obligations of each Credit Party shall not be affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Credit Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent or any other Credit Party.

(b)The obligations of each Credit Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Credit Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Credit Party or that would otherwise operate as a discharge of any Credit Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(c)To the fullest extent permitted by Applicable Law, each Credit Party waives any defense based on or arising out of any defense of any other Credit Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Credit Party, other than the payment in full in cash of all the Obligations and the termination of the Commitments. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Credit Party, or exercise any other right or remedy available to them against any other Credit Party, without affecting or impairing in any way the liability of any Credit Party hereunder except to the extent that all the Obligations have been paid in full in cash and the Commitments have been terminated. Each Credit Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Party against any other Credit Party, as the case may be, or any security.

(d)Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement.

SECTION 2.9Extension of Maturity Date.

(a)The Administrative Borrower may, by delivery of a written request (a “Maturity Date Extension Request”) to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the Lenders extend the Maturity Date then in effect; provided that (i) such request shall be made to all Lenders having the same Maturity Date on the same terms and (ii) in no event shall there be more than two different Scheduled Maturity Dates in respect of all Revolving Credit Loans. Such Maturity Date Extension Request shall set forth (A) any changes to interest rate margins, fees or other pricing that will apply to the extensions of credit by Lenders that elect to agree to such Maturity Date Extension Request (which may be higher or lower than those that apply before giving effect to such Maturity Date Extension Request) and (B) any covenants or other terms that will apply solely to any period after the Latest Maturity Date (if any) applicable to any Lenders that have a Scheduled Maturity Date earlier than the Scheduled Maturity Date that will apply to Lenders that elect to agree to such Maturity Date Extension Request. Other than the extended Maturity Date and the changes described in clauses (A) and (B) of the immediately preceding sentence, the terms applicable to Lenders that elect to agree to such Maturity Date Extension Request shall be identical to those that applied before giving effect thereto.

(b)Each Lender shall, by notice to the Administrative Borrower and the Administrative Agent given not later than the twentieth (20th) day after the date of the Administrative Agent’s receipt of the Administrative Borrower’s Maturity Date Extension Request (or such other date as the Administrative Borrower and the Administrative Agent may agree; such date, the “Extension Date”), advise the Administrative Borrower whether or not it agrees to the requested extension of its Commitment (each Lender agreeing to a requested extension being called a “Consenting Lender”, and each Lender declining to agree to a requested extension of its Commitment being called a “Declining Lender”). Any Lender that has not so advised the Administrative Borrower, the Administrative Agent by such Extension Date shall be deemed to have declined to agree to such extension and shall be a Declining Lender.

(c)The Latest Maturity Date then in effect shall, as to the Consenting Lenders, be extended to the date set forth in the Maturity Date Extension Request. The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Administrative Borrower shall also make such other prepayments of Loans pursuant to Section 2.4 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the total Extensions of Credit would not exceed the Loan Cap.

(d)Notwithstanding the foregoing provisions of this Section 2.9, the Administrative Borrower shall have the right, pursuant to Section 5.12(b), at any time prior to the Existing Maturity Date, to replace a Declining Lender with a bank or other financial institution that will agree to the applicable Maturity Date Extension Request (provided that each such bank or other financial institution, if not already a Lender (or an Affiliate of a Lender) hereunder, shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld)), and any such replacement Lender shall for all purposes constitute a Consenting Lender.

(e)The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrowers as may be necessary in order to effectuate the extensions contemplated by this Section 2.9 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Administrative Borrower in connection with such extension. This Section 2.9 supersedes any provisions in Section 12.2 to the contrary. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

LETTER OF CREDIT FACILITY

SECTION 3.1Letters of Credit.

(a)Subject to the terms and conditions of this Agreement, upon the request of the Administrative Borrower made in accordance herewith, and prior to the Maturity Date, the Issuing Lender agrees to issue a requested Letter of Credit for the account of the Credit Parties. By submitting a request to the Issuing Lender for the issuance of a Letter of Credit, the Borrowers shall be deemed to have requested that the Issuing Lender issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made in writing pursuant to a Letter of Credit Application by a Responsible Officer and delivered to the Issuing Lender and the Administrative Agent via telefacsimile or other electronic method of transmission reasonably acceptable to the Issuing Lender not later than 11:00 a.m. at least two Business Days (or such other date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Administrative Agent or the Issuing Lender may reasonably request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that the Issuing Lender generally requests for Letters of Credit in similar circumstances. The Administrative Agent’s records of the content of any such request will be conclusive. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

(b)The Issuing Lender shall have no obligation to issue a Letter of Credit if, after giving effect to the requested issuance, (i) the Revolving Credit Outstandings would exceed Loan Cap, (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment, or (iii) the Revolving Credit Outstandings with respect to all L/C Obligations would exceed the L/C Sublimit.

(c)In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Lender shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s participation with respect to such Letter of Credit may not be reallocated pursuant to Section 5.15(a)(iv), or (ii) the Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate the Issuing Lender’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include the Borrowers cash collateralizing such Defaulting Lender’s participation with respect to such Letter of Credit in accordance with Section 5.15(a)(v). Additionally, the Issuing Lender shall have no obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to the Issuing Lender or any request or directive (whether or not having the force of Applicable Law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit or request that the Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally, or (C) if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Administrative Agent may agree) or all the Lenders have approved such expiry date.

(d)Any Issuing Lender (other than Wells Fargo or any of its Affiliates) shall notify the Administrative Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Lender issued any Letter of Credit; provided, that, (i) until the Administrative Agent advises any such Issuing Lender that the provisions of Section 6.2 are not satisfied, or (ii) unless the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and such Issuing Lender, such Issuing Lender shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such Issuing Lender during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such Issuing Lender may agree. Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars; provided that if the Issuing Lender, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in Dollars based on the Spot Rate. If the Issuing Lender makes a payment under a Letter of Credit, the Borrowers shall pay to Administrative Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Credit Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 6.2 hereof) and, initially, shall bear interest at the rate then applicable to Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Credit Loan hereunder, the Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to the Issuing Lender shall be automatically converted into an obligation to pay the resulting Loan. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to Section 3.1(e) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

(e)Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 3.1(d), each Lender agrees to fund its Revolving Credit Commitment Percentage of any Revolving Credit Loan deemed made pursuant to Section 3.1(d) on the same terms and conditions as if the Borrowers had requested the amount thereof as a Revolving Credit Loan and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by the Issuing Lender, in an amount equal to its Revolving Credit Commitment Percentage of such Letter of Credit, and each such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Revolving Credit Commitment Percentage of any Letter of Credit Disbursement made by the Issuing Lender under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Revolving Credit Commitment Percentage of each Letter of Credit Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in Section 3.1(d), or of any reimbursement payment that is required to be refunded (or that the Administrative Agent or the Issuing Lender elects, based upon the advice of counsel, to refund) to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to deliver to the Administrative Agent, for the account of the Issuing Lender, an amount equal to its respective Revolving Credit Commitment Percentage of each Letter of Credit Disbursement pursuant to this Section 3.1(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or Event of Default or the failure to satisfy any condition set forth in Section 6.2 hereof. If any such Lender fails to make available to the Administrative Agent the amount of such Lender’s Revolving Credit Commitment Percentage of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and the Administrative Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)Each Borrower agrees to indemnify, defend and hold harmless each Secured Party (including the Issuing Lender and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and Administrative Agents (each, including the Issuing Lender, a “Letter of Credit Related Person”) (to the fullest extent permitted by Law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 5.11 and subject to the limitations set forth in Section 12.3 with respect to expenses and indemnifications generally) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i)any Letter of Credit or any pre-advice of its issuance;

(ii)any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(iii)any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(iv)any independent undertakings issued by the beneficiary of any Letter of Credit;

(v)any unauthorized instruction or request made to the Issuing Lender in connection with any Letter of Credit or requested Letter of Credit or error in computer or electronic transmission;

(vi)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

(viii)the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;

(ix)the Issuing Lender’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or

(x)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or bad faith of the Letter of Credit Related Person claiming indemnity or as the result of any claim or action solely among Letter of Credit Related Persons not resulting from a breach of any Credit Party under this Agreement or any other Loan Document. The Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 3.1(f). If and to the extent that the obligations of the Borrowers under this Section 3.1(f) are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable Law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)The liability of the Issuing Lender (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrowers that are caused directly by the Issuing Lender’s gross negligence or willful misconduct or bad faith in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. The Issuing Lender shall be deemed to have acted with due diligence and reasonable care if the Issuing Lender’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. The Borrowers’ aggregate remedies against the Issuing Lender and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrowers to the Issuing Lender in respect of the honored presentation in connection with such Letter of Credit under Section 3.1(d), plus interest at the rate then applicable to Base Rate Loans hereunder. The Borrowers shall take action to avoid and mitigate the amount of any damages claimed against the Issuing Lender or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by the Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by the Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the Issuing Lender to effect a cure.

(h)The Borrowers shall be responsible for preparing or approving the final text of the Letter of Credit as issued by the Issuing Lender, irrespective of any assistance the Issuing Lender may provide such as drafting or recommending text or by the Issuing Lender’s use or refusal to use text submitted by the Borrowers. The Borrowers are solely responsible for the suitability of the Letter of Credit for the Borrowers’ purposes. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, the Issuing Lender, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if the Borrowers do not at any time want such Letter of Credit to be renewed, the Borrowers will so notify the Administrative Agent and the Issuing Lender at least fifteen (15) calendar days before the Issuing Lender is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.

(i)The Borrowers’ reimbursement and payment obligations under this Section 3.1 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i)any lack of validity, enforceability or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein;

(ii)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii)the Issuing Lender or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

(iv)the Issuing Lender or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v)the existence of any claim, set-off, defense or other right that Holdings or any of its Subsidiaries may have at any time against any beneficiary, any assignee of proceeds, the Issuing Lender or any other Person;

(vi)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 3.1(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against the Issuing Lender, the beneficiary or any other Person; or

(vii)the fact that any Default or Event of Default shall have occurred and be continuing;

provided, however, that subject to Section 3.1(g) above, the foregoing shall not release the Issuing Lender from such liability to the Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against the Issuing Lender following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrowers to the Issuing Lender arising under, or in connection with, this Section 3.1 or any Letter of Credit.

(j)Without limiting any other provision of this Agreement, subject to Section 3.1(g) above, the Issuing Lender and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrowers for, and the Issuing Lender’s rights and remedies against the Borrowers and the obligation of the Borrowers to reimburse the Issuing Lender for each drawing under each Letter of Credit shall not be impaired by:

(i)honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the Issuing Lender’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v)acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that the Issuing Lender in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to the Borrowers;

(vii)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where the Issuing Lender has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi)honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the Issuing Lender if subsequently the Issuing Lender or any court or other finder of fact determines such presentation should have been honored;

(xii)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii)honor of a presentation that is subsequently determined by the Issuing Lender to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)Upon the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Obligation that remains outstanding, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Revolving Credit Outstandings with respect to all L/C Obligations. Sections 2.4 and 10.2(b) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 3.1, Section 2.4 and Section 10.2(b), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to one hundred two percent (102%) of the Outstanding Amount of all L/C Obligations (other than L/C Obligations with respect to Letters of Credit denominated in a currency other than Dollars, which L/C Obligations shall be Cash Collateralized in an amount equal to one hundred ten percent (110%) of the Outstanding Amount of such L/C Obligations), pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby Consented to by the Lenders). The Borrowers hereby grant to the Administrative Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines, in its Permitted Discretion, to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the Issuing Lender and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(l)The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Credit Commitment Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the average daily maximum aggregate amount available to be drawn under such Letters of Credit times the Applicable Margin with respect to Revolving Credit Loans that are SOFR Rate Loans. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each Fiscal Quarter commencing with the first such date to occur after the issuance of such Letter of Credit, and after the Letter of Credit Expiration Date, on demand, and (ii) computed on a quarterly basis in arrears. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the default rate as provided in Section 5.1(b) hereof.

(m)In addition to the Letter of Credit Fees as set forth in Section 3.1(l) above, the Borrowers shall pay immediately upon demand to the Administrative Agent for the account of the Issuing Lender as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 5.4(b) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 3.1(m)): (i) a fronting fee which shall be imposed by the Issuing Lender upon the issuance of each Letter of Credit of 0.125% per annum of the face amount thereof, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, the Issuing Lender, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).

(n)Unless otherwise expressly agreed by the Issuing Lender and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP and the UCP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.

(o)The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article XI with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article XI included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.

(p)In the event of a direct conflict between the provisions of this Section 3.1 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.1 shall control and govern.

SECTION 3.2Reimbursement Obligation of the Borrowers. In the event of any drawing under any Letter of Credit, the Borrowers agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender on each date on which such Issuing Lender notifies the Administrative Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Administrative Borrower shall immediately notify such Issuing Lender that the Borrowers intend to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrowers shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non- satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrowers have elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.3Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any of their Subsidiaries inures to the benefit of the Borrowers and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

ARTICLE IV

[RESERVED]

ARTICLE V

GENERAL LOAN PROVISIONS

SECTION 5.1Interest.

(a)Interest Rate Options. Subject to the provisions of this Section and Section 5.16, at the election of the Administrative Borrower, (i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) Adjusted Term SOFR plus the Applicable Margin and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Administrative Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.

(b)Default Rate.

(i)Subject to Section 10.3, (A) immediately upon the occurrence and during the continuance of an Event of Default under Sections 10.1(h) or (i), or (B) at the election of the Required Lenders, upon the occurrence and during the continuance of any Specified Event of Default not listed in clause (A) above, (1) all outstanding SOFR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to SOFR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (2) all outstanding Base Rate Loans arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans and (3) all past due Obligations shall bear interest at a rate per annum equal to two percent (2%), in each case commencing (x) in respect of principal, from the date of such Event of Default, (y) in respect of all other amounts, from the later of (A) the date of such Event of Default and (B) the date such payment was otherwise due.

(ii)Subject to Section 10.3, upon the occurrence and during the continuance of any Event of Default (A) the Borrowers shall no longer have the option to request SOFR Rate Loans, Swingline Loans or Letters of Credit and (B) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent.

(iii)Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c)Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears, with respect to each Fiscal Quarter, on the first day of the next Fiscal Quarter, commencing on the first Business Day of the Fiscal Quarter beginning closest to September 30, 2015 (with respect to the prior Fiscal Quarter); and interest on each SOFR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year). In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(d)Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

SECTION 5.2Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more SOFR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding SOFR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such SOFR Rate Loans as SOFR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Administrative Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any SOFR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued SOFR Rate Loan. If the Administrative Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any SOFR Rate Loan, then the applicable SOFR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Rate Loan. If the Administrative Borrower requests a conversion to, or continuation of, SOFR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a SOFR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 5.3Fees.

(a)Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the Borrowers shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to one-quarter of one percent (0.25%) times the actual daily amount by which the aggregate Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any) exceeds the Revolving Credit Outstandings; provided, that, the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each Fiscal Quarter during the term of this Agreement commencing on the last Business Day of the Fiscal Quarter ending closest to September 30, 2015 and ending on the date upon which all Obligations (other than contingent indemnification and cost reimbursement obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

(b)Other Fees. The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the separate agreements between them. The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.4Manner of Payment.

(a)Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of the Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrowers to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).

(b)The Administrative Agent, without the request of the Administrative Borrower, may advance any interest, fee, service charge (including direct wire fees), Secured Party Expenses, or other payment to which any Secured Party is entitled from the Credit Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Administrative Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.4(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 5.4(b) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

SECTION 5.5Evidence of Indebtedness.

(a)Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent (the “Loan Account”) in the ordinary course of business. The accounts or records maintained by the Administrative Agent shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrowers and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 5.6Sharing of Payments by Lenders; Settlement Among Lenders.

(a)Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, that:

(A)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(B)the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (2) the application of Cash Collateral provided for in Section 5.14 or (3) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to Holdings or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

(b)Settlement.

(i)The amount of each Lender’s Revolving Credit Commitment Percentage of outstanding Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Loans (including Swingline Loans) and repayments of Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(ii)The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Loans (including Swingline Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Revolving Credit Commitment Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the

Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Lender shall be equal to such Lender’s Revolving Credit Commitment Percentage of all Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

SECTION 5.7Administrative Agent’s Clawback.

(a)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Administrative Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 5.8Changed Circumstances.

(a)Circumstances Affecting SOFR Availability. Subject to the provisions set forth in Section 5.16, in connection with any request for a SOFR Rate Loan or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the applicable market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining Term SOFR for such Interest Period with respect to a proposed SOFR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Administrative Borrower. Thereafter, until such circumstances no longer exist, the obligation of the Lenders to make SOFR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a SOFR Rate Loan shall be suspended, and the Borrowers shall, at their option, either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such SOFR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such SOFR Rate Loan; or (B) convert the then outstanding principal amount of each such SOFR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b)Laws Affecting SOFR Availability. Subject to the provisions set forth in Section 5.16, if, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impractical for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Administrative Borrower and the other Lenders. Thereafter, until such circumstances no longer exist, (i) the obligations of the Lenders to make SOFR Rate Loans, and the right of the Borrowers to convert any Loan to a SOFR Rate Loan or continue any Loan as a SOFR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a SOFR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

SECTION 5.9Indemnity. Each Borrower hereby indemnifies each of the Lenders against any actual loss or expense (including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a SOFR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a SOFR Rate Loan, (b) due to any failure of the Borrowers to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any SOFR Rate Loan on a date other than the last day of the Interest Period or the day on which the Borrowers’ notice has specified for payment. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 5.10Increased Costs.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in SOFR) or any Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any Issuing Lender or the applicable market any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrowers shall promptly pay to any such Lender, within fifteen (15) days of written demand (including documentation reasonably supporting such request) such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. Anything to the contrary contained herein notwithstanding, neither the Administrative Agent, nor any Lender, nor any of their Participants, is required actually to match fund any Obligation as to which interest accrues at Adjusted Term SOFR or the Term SOFR Reference Rate.

(b)Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender (setting forth in reasonable detail on the reduction suffered by such Lender or Issuing Lender) the Borrowers shall promptly pay to such Lender or such Issuing Lender, as the case may be, within fifteen (15) days of submission by such Lender or Issuing Lender, as the case may be to the Administrative Borrower of a written request therefor (including documentation reasonably supporting such request) such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender, or an Issuing Lender or such other Recipient setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six- month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.11Taxes.

(a)Defined Terms. For purposes of this Section 5.11, for the avoidance of doubt, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Credit Parties. Without duplication of any amounts paid under Section 5.11(b) hereof, the Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the amounts to be paid by the Credit Parties delivered to the Administrative Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or such other evidence of such payment within the possession of such Credit Party and reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing:

(A)any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document; provided that the Borrowers shall not be required to compensate any Lender or Administrative Agent pursuant to this Section 5.11 for any amounts (i) incurred solely by reason of the gross negligence or willful neglect of the Administrative Agent or the Lenders, as applicable or (ii) after the date that is one year after all other Obligations (other than continent indemnification obligations not then due) have been repaid in full.

SECTION 5.12Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrowers, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender, a Declining Lender or a Non-Consenting Lender, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts;

(iii)in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with Applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 5.13 Increase in Commitments.

(a)Uncommitted Increase.

(i)Request for Increase. Subject to Section 5.13(c), provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Administrative Borrower may from time to time, request an increase in the aggregate Revolving Credit Commitments by an amount (for all such requests) not exceeding $75,000,000 (the “Commitment Increases”); provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, (ii) the Administrative Borrower may make a maximum of five such requests, and (iii) the amount of the aggregate Revolving Credit Commitments, as the same may be increased pursuant to this Section 5.13(a), shall not exceed $325,000,000 at any time. At the time of sending such notice, the Administrative Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(ii)Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Credit Commitment Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(iii)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Administrative Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the Issuing Lender and the Swingline Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Administrative Borrower, the Administrative Agent, in consultation with the Administrative Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the aggregate Revolving Credit Commitments requested by the Administrative Borrower and not accepted by the existing Lenders (and the Administrative Borrower may also invite additional Eligible Assignees to become Lenders) (each, an “Additional Commitment Lender”), provided, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $5,000,000.

(iv)Effective Date and Allocations. If the aggregate Revolving Credit Commitments are increased in accordance with this Section, the Administrative Agent, with approval of the Administrative Borrower (such approval not to be unreasonably withheld, conditioned or delayed), shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Administrative Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (A) the aggregate Revolving Credit Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (B) Schedule 1.1(b) shall be deemed modified, without further action, to reflect the revised Commitments and Revolving Credit Commitment Percentages of the Lenders.

(b)Conditions to Effectiveness of Commitment Increase. As a condition precedent to such Commitment Increase, (i) the Administrative Borrower shall deliver to the Administrative Agent a certificate of each Credit Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Credit Party (A) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Commitment Increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Commitment Increase, each of the conditions set forth in Section 6.2 is then satisfied (subject to clause (c) below); (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a Joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Administrative Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Administrative Borrower and the Administrative Agent may agree; and (v) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested, including, without limitation, an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent, and dated such date. The Borrowers shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.4) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Revolving Credit Commitment Percentages arising from any nonratable increase in the Commitments under this Section.

(c)Acquisition Financing. If a Commitment Increase is incurred for purposes of financing a Limited Condition Transaction, the closing conditions with respect thereto shall, with the consent of the Lenders providing such Commitment Increase, be subject to Section 1.12 and limited to customary “SunGard” provisions and other limitations on conditionality, including without limitation those relating to representations and warranties provided at closing, and conditions and requirements regarding the creation, attachment and perfection of liens on the date of the consummation of such Limited Condition Transaction.

(d)Conflicting Provisions. This Section shall supersede any provisions in Sections 5.6 or 12.2 to the contrary.

SECTION 5.14Cash Collateral. At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 5.15Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.2.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C)With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (a) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (b) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (a) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (b) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(b)Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 5.16Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Administrative Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Administrative Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.16 will occur prior to the applicable Benchmark Transition Start Date.

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent in consultation with the Administrative Borrower will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.16(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.16.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) the Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Administrative Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans, and (2) any outstanding affected SOFR Rate Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f)Certain Defined Terms. As used in this Agreement:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.16(d).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.16(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.16 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.16.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Sections 5.8, 5.9 or 5.10, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

SECTION 5.17Rates.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 5.16, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING

SECTION 6.1Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)Executed Loan Documents. Administrative Agent shall have received each of the agreements, instruments, documents and other items set forth on Exhibit M, each in form and substance reasonably satisfactory to Administrative Agent and each fully executed, as applicable, other than those that are specified therein as permitted to be delivered after the Closing Date. Notwithstanding the foregoing or any other provision in any Loan Documents to the contrary, to the extent any Collateral cannot be delivered, or a security interest therein cannot be perfected (other than UCC Filing Collateral, Stock Certificates or Intellectual Property), on the Closing Date after each Credit Party's use of commercially reasonable efforts to do so, the delivery of, or perfection of a security interest in, such Collateral shall not constitute a condition precedent to the making of the Initial Term Loan on the Closing Date, but such Collateral shall instead be required to be delivered, or a security interest therein perfected, in accordance with Section 8.19; provided, that, (i) with respect to perfection of security interests in UCC Filing Collateral, the sole obligation of the Credit Parties shall be to deliver, or cause to be delivered, necessary Uniform Commercial Code financing statements to the Administrative Agent and to irrevocably authorize and to cause the applicable Credit Party to irrevocably authorize the Administrative Agent to file such Uniform Commercial Code financing statements, (ii) with respect to the perfection of security interests in Stock Certificates, the sole obligation of the Credit Parties shall be to deliver to the Administrative Agent or its legal counsel Stock Certificates together with undated stock powers executed in blank and (iii) with respect to the perfection of security interests in Intellectual Property, in addition to the actions required by clause (i), the sole obligation of the Credit Parties shall be to execute and deliver, or cause to be executed and delivered, necessary intellectual property security agreements to the Administrative Agent in proper form for filing with the USPTO and the USCO and to irrevocably authorize, and to cause the applicable Credit Party to irrevocably authorize, the Administrative Agent to file such intellectual property security agreements with the USPTO and USCO).

(b)Consummation of Transactions. Administrative Agent shall have received fully executed copies of the Closing Date Merger Agreement and each of the other Transactions Documents (with respect to the Term Loan Documents, only those listed on Exhibit N). The Closing Date Merger and the other Transactions shall have been consummated in accordance with the terms of the Closing Date Merger Agreement and the other Transactions Documents, as applicable, simultaneously with the funding of the initial Loans in accordance with Applicable Law (in all material respects).

(c)Payment at Closing. The Borrowers shall have paid or made arrangements to pay contemporaneously with closing (i) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, and (ii) to the Administrative Agent, for the account of the Administrative Agent, its Related Parties or any Lender, as the case may be, all reimbursements of reasonable and documented out-of-pocket expenses, in each case due and payable under any Loan Document on or before the Closing Date to the extent invoiced at least three Business Days prior to the Closing Date, in each case, under clauses (i) and (ii) above, to the extent required to be paid on or prior to the Closing Date.

(d)Material Adverse Effect. Since March 31, 2015, there shall not have occurred any Material Adverse Effect (as defined in the Closing Date Merger Agreement).

(e)Representations and Warranties. The representations and warranties (i) of the Credit Parties contained in Sections 7.1(a) (solely as it relates to corporate existence and due organization), 7.1(b) (solely as it relates to the Loan Documents), 7.1(c) (solely as it relates to the Loan Documents), 7.3(a) (solely as it relates to the Loan Documents), 7.3(b) (solely as it relates to the Loan Documents), 7.4(b), 7.10, 7.11, 7.17, 7.20 (with respect to the Patriot Act and any Sanctions or Sanctioned Person, solely as to the use of proceeds of the Revolving Credit Loans to be made on the Closing Date), 7.22 and Section 3.4 of the Collateral Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) except to the extent such representations and warranties are made on and as of a specified date (and not required to be remade on the Closing Date), in which case such representations and warranties shall continue on the Closing Date to be true and correct as of the specified date and (ii) set forth in Article V of the Closing Date Merger Agreement as are material to the interests of the Administrative Agent and the Lenders shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) except to the extent such representations and warranties are made on and as of a specified date (and not required to be remade on the Closing Date), in which case such representations and warranties shall continue on the Closing Date to be true and correct as of the specified date, but only to the extent that Borrower (or any of its Affiliates or Subsidiaries) has the right not to consummate the Closing Date Merger or the right to terminate (or cause the termination of) any Borrower's (or any of its Affiliates' or Subsidiaries') obligations under the Closing Date Merger Agreement as a result of a breach of such representations in the Closing Date Merger Agreement.

(f)Minimum Excess Availability. Excess Availability after the application of proceeds of the initial Revolving Credit Loans and/or issuance of initial Letters of Credit on the Closing Date and after provision for payment of all fees and expenses required to be paid on the Closing Date and giving effect to the Transactions, shall be not less than $25,000,000. Administrative Agent shall have received a Borrowing Base Certificate at closing.

(g)Capital Structure. Administrative Agent shall have received evidence reasonably acceptable to it that the Credit Parties, the Term Loan Agent and the Term Loan Lenders shall have closed (or shall close substantially concurrently with the funding of the Credit Facility on the Closing Date) the term loan facility evidenced by the Term Loan Documents.

(h)Litigation. There shall be no order, injunction or decree of any Governmental Authority restraining or prohibiting the funding under this Credit Facility on the Closing Date, unless such order, injunction or decree resulted from the willful misconduct, bad faith or gross negligence of the Administrative Agent or the Lenders or any of their respective officers, directors, employees and Controlled Affiliates.,

(i)Miscellaneous.

(i)Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of the Revolving Credit Loans made on the Closing Date are to be disbursed.

(ii)Existing Indebtedness. Substantially concurrently with the making of the Revolving Credit Loans on the Closing Date, all existing Indebtedness of Holdings and its Subsidiaries (excluding Indebtedness permitted pursuant to Section 9.1) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received customary payoff letters in form and substance reasonably satisfactory to it evidencing such repayment, termination and release.

(iii)PATRIOT Act, etc. Administrative Agent shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information required by Governmental Authorities to comply with requirements of the PATRIOT Act, applicable "know your customer" and anti money laundering rules and regulations, in each case to the extent such documentation was requested at least ten (10) Business Days prior to the Closing Date.

(iv)Insurance. Customary insurance certificates and endorsements for insurance customary for companies in the same industry and engaged in similar business activities (to the extent such certificates and endorsements are available) shall be delivered in form and substance reasonably satisfactory to the Administrative Agent.

(v)Solvency. The Administrative Agent shall have received a certificate from the chief financial officer of Holdings in substantially the form attached hereto as Exhibit L, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 6.2Conditions to All Extensions of Credit.

The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a)No Existing Default. Subject to Section 5.13(c), no Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(b)Continuation of Representations and Warranties. Subject to Section 5.13(c), the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(c)Notices. The Administrative Agent shall have received a Notice of Borrowing or Letter of Credit Application, as applicable, from the Administrative Borrower in accordance with Section 2.3(a) or Section 3.2, as applicable. The submission by the Administrative Borrower of each Notice of Borrowing and each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrowers that each of the statements set forth in Sections 6.2(a) and 6.2(b) is true and correct as of the date of such notice.

(d)New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(e)No Overadvance. Subject to Section 2.7, no Overadvance shall result from such Extension of Credit.

(f)Litigation. There shall be no order, injunction or decree of any Governmental Authority restraining or prohibiting the applicable funding under this Credit Facility, unless such order, injunction or decree resulted from the willful misconduct, bad faith or gross negligence of the Administrative Agent or the Lenders or any of their respective officers, directors, employees and Controlled Affiliates.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the

Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders on the Closing Date and after giving effect to the Transactions and other transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:

SECTION 7.1Organization; Power; Qualification. Each Credit Party and each Subsidiary (that is not an Immaterial Subsidiary) thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in the case of preceding clauses (b) and (c) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1.

SECTION 7.2 Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Borrower and its Subsidiaries consists of the number of Equity Interests, authorized, issued and outstanding (if applicable), of such classes and series, with or without par value, described on Schedule 7.2. All outstanding Equity Interests of each Credit Party have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2. The shareholders, members or other equity holders, as applicable, of each Subsidiary and the number of shares or percentage of Equity Interests, as applicable, owned by each as of the Closing Date are described on Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party (other than Holdings) or any Subsidiary thereof, except as described on Schedule 7.2.

SECTION 7.3Authorization; Enforceability.

(a)Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents and other Transaction Documents to which it is a party in accordance with their respective terms.

(b)This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document upon execution will constitute the legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 7.4Compliance of Loan Documents, Closing Date Merger Documents and Borrowing with Laws, Etc.The execution, delivery and performance by each Credit Party of the Loan Documents and the Closing Date Merger Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any Material Contract to which such

Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens, or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC, (iii) filings with the USCO and/or the USPTO and (iv) Mortgage filings with the applicable county recording office or register of deeds, if applicable.

SECTION 7.5Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties except in each case (a) or (b) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.6Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable except, in each case, those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. As of the Closing Date, except as set forth on Schedule 7.6, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof. To the knowledge of the Credit Parties or upon prior written notice or request thereby, no Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or (b) Permitted Liens.

SECTION 7.7Intellectual Property Matters. Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material, licenses, copyrights, patents, trademarks, service marks, trade names, and other rights with respect to the foregoing which are reasonably necessary to conduct its business. To the knowledge of the Credit Parties, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Subsidiary thereof have knowledge or reason to believe that it is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

SECTION 7.8Environmental Matters. To the knowledge of the Borrowers, the properties owned, leased or operated by each Credit Party and each Subsidiary thereof do not contain any Hazardous Materials in amounts or concentrations which constitute a violation of applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(b)Each Credit Party and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in material compliance, and have been in material compliance for the past three (3) years, with all applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(c)No Credit Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened in writing;

(d)To the knowledge of the Borrower, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws, nor to their knowledge have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(e)No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(f)To the knowledge of the Borrowers, there has been no release or threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 7.9Employee Benefit Matters.

(a)As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any outstanding obligation under, any Pension Plans or Multiemployer Plans other than those identified on Schedule 7.9;

(b)Each Credit Party is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments to a plan intended to qualify under Section 401(a) of the Code for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired, and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified (or, in the case of a preapproved plan, the IRS has issued a favorable advisory or opinion letter with respect to the underlying plan document) and as a result of such determination by the IRS each trust related to such Employee Benefit Plan is exempt from taxation pursuant to Section 501(a) of the Code, except for such plans that have not yet received determination, opinion or advisory letters but for which the remedial amendment period for submitting an application for such letter has not yet expired. No liability has been incurred by any Credit Party which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan, Pension Plan or Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(c)As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay to any Pension Plan any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, in each case, except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect;

(d)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(e)No Termination Event has occurred or is reasonably expected to occur, except where such an occurrence could not reasonably be expected to have a Material Adverse Effect; and

(f)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any Pension Plan or (ii) to the knowledge of the Borrowers, any Multiemployer Plan.

SECTION 7.10Margin Stock. No Credit Party or any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U of such Board of Governors. Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrowers only or of Holdings and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 9.2 or Section 9.5 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”.

SECTION 7.11Government Regulation. No Credit Party or any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940).

SECTION 7.12Material Contracts. As of the Closing Date, no Credit Party nor any Subsidiary thereof (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any respect that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.13Employee Relations. As of the Closing Date, no Credit Party or any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13. The Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 7.14No Burdensome Restrictions. No Credit Party is a party to any contract or agreement the performance of which could be reasonably likely to have a Material Adverse Effect. No Credit Party is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to any Borrower or any Subsidiary or to transfer any of its assets or properties to any Borrower or any other Subsidiary in each case other than existing under or permitted by the Loan Documents or Applicable Law.

SECTION 7.15Financial Statements. The audited Consolidated balance sheet of (a) Holdings and its Subsidiaries (other than Sheplers Holdings and Sheplers) and the related audited statements of income and retained earnings and cash flows for the Fiscal Year ended March 28, 2015 and (b) Sheplers Holdings and its Subsidiaries and the related audited statements of income and retained earnings and cash flows for the Fiscal Year ended July 27, 2014 and the unaudited Consolidated balance sheet of Sheplers Holdings and its Subsidiaries as of March 29, 2015 and related unaudited interim statements of income and retained earnings, in each case, fairly and accurately present on a Consolidated basis in all material respects the assets, liabilities and financial position of Holdings and its Subsidiaries (other than Sheplers Holdings and Sheplers), and Sheplers Holdings and Sheplers, as applicable, as at such dates, and the results of the operations and changes of financial position for the periods then ended (subject to customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (subject to customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). The projections delivered pursuant to Section 6.1(c)(iii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were, when made, believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to customary year end closing and audit adjustments (it being understood and acknowledged that projections are as to future events and are not a guarantee of financial performance and are not to be viewed as facts, no assurances can be given that any particular projections will be realized, and that the actual results during the period or periods covered by such projections may vary materially from such projections).

SECTION 7.16No Material Adverse Change. Since March 31, 2015, there has been no material adverse change in the operations, business, assets, properties or financial condition of Holdings and its Subsidiaries and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.17Solvency. The Credit Parties, on a Consolidated basis, are Solvent.

SECTION 7.18Title to Properties. As of the Closing Date, the real property listed on Schedule 7.18 constitutes all of the real property (other than locations that may be temporarily occupied by any of the Credit Parties or their Subsidiaries) that is owned, leased, subleased or used by any Credit Party or any of its Subsidiaries. Each Credit Party and each Subsidiary thereof has such title to or leasehold interest in or rights to use the material real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except (i) those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise not prohibited hereunder, (ii) as could not reasonably be expected to have a Material Adverse Effect, or (iii) subject to Permitted Liens.

SECTION 7.19Litigation. Except for matters existing on the Closing Date and set forth on Schedule 7.19, there are no actions, suits or proceedings pending nor, to the knowledge of the applicable Credit Party, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.20OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Credit Party or any of its Subsidiaries is in violation of any Sanctions. No Credit Party nor any of its Subsidiaries nor, to the knowledge of such Credit Party, any director, officer, employee, agent or Affiliate of such Credit Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Credit Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Credit Parties and its Subsidiaries, and to the knowledge of each such Credit Party, each director, officer, employee, agent and Affiliate of each such Credit Party and each such Subsidiary, is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws, Anti-Money Laundering Laws and state laws relating to “know your customer”. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any provider of Bank Products, Lender or other Person party to the Loan Documents or any agreement entered into in connection with Bank Products).

SECTION 7.21Absence of Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes a default or event of default by any Credit Party or any Subsidiary thereof under any judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default would result from the consummation of the Closing Date Merger.

SECTION 7.22Senior Indebtedness Status. The Obligations of each Credit Party under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and is designated as “Senior Indebtedness” under all instruments and documents evidencing such Subordinated Indebtedness.

SECTION 7.23Disclosure. Holdings and/or its Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information (other than general industry information) furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains, as of the Closing Date, or if later, as of the date first delivered, any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements are made; provided, that, with respect to projected financial information, pro forma financial information, estimated financial information, and other projected, forward-looking or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood and acknowledged that projections are as to future events and are not a guarantee of financial performance and are not to be viewed as facts, no assurances can be given that any particular projections will be realized, and that the actual results during the period or periods covered by such projections may vary materially from such projections). The information included in the most recent Beneficial Ownership Certification delivered to Administrative Agent is true and correct in all material respects.

SECTION 7.24Flood Hazard Insurance. With respect to each owned parcel of real property subject to a Mortgage, if any, the Administrative Agent has received (a) such flood hazard certifications, notices and confirmations thereof, (b) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (c) except as any Borrower has previously given written notice thereof to the Administrative Agent, there has been no redesignation of such owned real property into or out of a special flood hazard area.

SECTION 7.25Deposit Accounts; Credit Card Arrangements.

(a)Annexed hereto as Schedule 7.25(a) is a list of all DDAs (and including Blocked Accounts and the Master Concentration Accounts) maintained by the Credit Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank to which funds from such DDA are sent.

(b)Annexed hereto as Schedule 7.25(b) is a list describing all arrangements as of the Closing Date to which any Credit Party is a party with respect to the processing and/or payment to such Credit Party of the proceeds of any credit card charges and debit card charges for sales made by such Credit Party.

SECTION 7.26Certain Transaction Documents. As of the Closing Date, Borrowers have delivered to Administrative Agent a complete and correct copy of the Closing Date Merger Agreement, all other Closing Date Merger Documents (in each case, including all schedules, exhibits, amendments, supplements, modifications, assignments, and side letters executed by any Credit Party or any Affiliate thereof) and each of the Term Loan Documents listed on Exhibit N. As of the Closing Date, to the knowledge of the Borrowers, the Closing Date Merger Agreement and each other Transaction Document to which a Credit Party is a party are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn.

SECTION 7.27Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended).

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full, each Credit Party will, and will cause each of its Subsidiaries to:

SECTION 8.1Financial Statements and Budgets. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or, if later, the date of any required public filing thereof) after the end of each Fiscal Year, an audited

Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to (i) any “going concern” (but excluding a “going concern” explanatory paragraph or like statement) as to the scope of such audit, other than a “going concern” qualification or exception that is due to (x) the impending maturity of any Indebtedness within the twelve (12) month period following the date of the delivery of such report and opinion or (y) the breach or anticipated breach of any financial covenant, or (ii) any qualification or exception as to the scope of such audit.

(b)Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if later, the date of any required public filing thereof) after the end of the first three Fiscal Quarters of each Fiscal Year, an unaudited Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such Fiscal Quarter and unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by Holdings in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Holdings to present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of Holdings and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c)Annual Business Plan and Budget. As soon as practicable and in any event within sixty (60) days after the end of each Fiscal Year, a business plan and operating and capital budget of Holdings and its Subsidiaries for the ensuing four (4) Fiscal Quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: an operating and capital budget, a projected income statement, statement of cash flows and balance sheet.

SECTION 8.2Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)at each time financial statements are delivered or deemed delivered pursuant to Sections 8.1(a) or (b), a duly completed and executed Officer’s Compliance Certificate (which includes a schedule in a form reasonably acceptable to the Administrative Agent setting forth for the Fiscal Quarter or Fiscal Year covered by such Financial Statements or as of the last day of such Fiscal Quarter or Fiscal Year (as the case may be), the calculation of the financial ratio provided in Section 9.13) (if then required pursuant to the terms of Section 9.13);

(b)on the fifteenth (15th) day of each fiscal month of Borrowers (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal month (provided that the Net Recovery Percentage applied to the Eligible Inventory set forth in each Borrowing Base Certificate shall be the Net Recovery Percentage set forth in the most recent appraisal obtained by the Administrative Agent pursuant to Section 8.12 hereof for the applicable month to which such Borrowing Base Certificate relates), each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the

Administrative Borrower; provided, that, (i) at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, at the election of the Administrative Agent, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if such day is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday and (ii) Administrative Borrower may from time to time, at its option, elect to deliver a Borrowing Base Certificate weekly, provided that, in such event, the Administrative Borrower shall continue to provide a weekly Borrowing Base Certificate for not less than the next six (6) consecutive weeks;

(c)promptly upon any reasonable request by the Administrative Agent, copies of all reports, if any, submitted to any Credit Party, any Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto to the extent consented to by such independent public accountants;

(d)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness of any Credit Party or any Subsidiary thereof in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement;

(e)promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Subsidiary thereof with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;

(f)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Borrower, and copies of all annual, regular, periodic and special reports and registration statements which any Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g)promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(h)within ten (10) Business Days after the request therefor, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender;

(i)as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of the Credit Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Credit Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(j)promptly after the Administrative Agent's reasonable request therefor, copies of all Material Contracts;

(k)the collateral reports described on Schedule 8.2 hereto, at the times set forth in such Schedule, and such other reports, statements and reconciliations with respect to the Collateral of any or all Credit Parties as Administrative Agent shall from time to time reasonably request; and

(l)such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Boot Barn’s or Holding’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, to the extent requested in writing by the Administrative Agent to do so, Borrowers shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower and Holdings hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their Affiliates or any of their respective securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders that contain material non-public information and that (i) all such Borrower Materials, except those filed with the SEC, shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrowers or their Affiliates or any of their respective securities for purposes of United States Federal and state securities laws (provided, that, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 8.3Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)the occurrence of any Default or Event of Default;

(b)the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that if adversely determined could reasonably be expected to result in a Material Adverse Effect;

(c)any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(d)any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof, which in any such case could reasonably be expected to result in a Material Adverse Effect;

(e)any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(f)any attachment, judgment, lien, levy or order exceeding the Threshold Amount has been assessed against any Credit Party or any Subsidiary thereof;

(g)(i) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (ii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iii) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

(h)any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary thereof;

(i)any change in any Credit Party’s named executive officers as required to be disclosed to the SEC;

(j)the discharge by any Credit Party of its present public accounting firm or any withdrawal or resignation by such public accounting firm; and

(k)any collective bargaining agreement or other labor contract to which a Credit Party becomes a party, or the application for the certification of a collective bargaining agent.

Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Administrative Borrower setting forth details of the occurrence referred to therein and, to the extent applicable, stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall reasonably describe any and all provisions of this Agreement and any other Loan Document that, to the knowledge of a Responsible Officer of any Credit Party, have been breached.

SECTION 8.4Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.5Maintenance of Property and Licenses.

(a)In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property, in each case except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect.

(b)Maintain, in full force and effect in all material respects, each license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.6Insurance. Maintain insurance with financially sound and reputable insurance companies consistent with past practice and as may be required by Applicable Law and as are required by any Security Documents (including hazard and business interruption insurance). The Borrowers shall use commercially reasonable efforts to cause, unless otherwise agreed by the Administrative Agent, each provider of such insurance to agree to (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof (or until at least 10 days in the case of cancellation due to the nonpayment of premiums), (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee. On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Without limiting the foregoing, the Borrowers shall and shall cause each appropriate Credit Party to (i) maintain, if available, fully paid flood hazard insurance on all owned real property that is located in a special flood hazard area and that is subject to a Mortgage, if any, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, (ii) furnish to the Administrative Agent evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to or concurrently with the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

SECTION 8.7Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP in all material respects, and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

SECTION 8.8Payment of Taxes and Other Obligations. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, to pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all obligations under the Closing Date Merger Documents; provided, that any Borrower or such Subsidiary may contest any item described in clause (a) or (b) of this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

SECTION 8.9Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.10Environmental Laws. In addition to and without limiting the generality of Section 8.9, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions to the extent required of any Credit Party or any Subsidiary under Environmental Laws, and promptly comply with all lawful orders and directives imposed on any Credit Party or any Subsidiary by any Governmental Authority regarding Environmental Laws.

SECTION 8.11Compliance with ERISA. In addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code upon any Borrower and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

SECTION 8.12Visits and Inspections.

(a)Permit representatives of the Administrative Agent (and each Lender accompanying the Administrative Agent), from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrowers, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including management letters prepared by independent accountants, to the extent consented to by such independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects (provided that the Borrowers may, if they choose, be present at or participate in any such discussions); provided, that, excluding any such visits and inspections during the continuation of an Event of Default or in connection with a Permitted Acquisition, and without limitation of the rights of the Administrative Agent to conduct, or cause to be conducted, field examinations and appraisals as provided below, (i) the Administrative Agent shall not exercise such rights more often than once during any Fiscal Year and (ii) upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may do any of the foregoing at the expense of the Borrowers as often as may be reasonably necessary, at any time during normal business hours and without advance notice.

(b)Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Administrative Agent to conduct commercial finance examinations and other evaluations, including, without limitation, of (i) the Administrative Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Credit Parties shall pay the reasonable and documented fees and expenses of the Administrative Agent and such professionals with respect to such examinations and evaluations, provided, that, Administrative Agent may conduct, or cause to be conducted, not more than one (1) commercial finance examination each Fiscal Year at the expense of Borrowers so long as the average daily Excess Availability for any five (5) consecutive Business Day period is not less than the greater of twenty percent (20%) of the Loan Cap or $20,000,000 at any time during such Fiscal Year, or if the average daily Excess Availability is less than the greater of such amounts for any five (5) consecutive day period for any five (5) consecutive Business Day period during such Fiscal Year, up to two (2) commercial finance examinations in such Fiscal Year at the expense of Borrowers. Notwithstanding the foregoing, (A) the Administrative Agent may cause additional commercial finance examinations to be conducted (1) as it in its Permitted Discretion deems necessary, at its own expense or (2) if required by law or if an Event of Default exists or has occurred and is continuing, at the expense of Borrowers and without advance notice or (3) in connection with a Permitted Acquisition, at the expense of Borrowers and (B) the initial commercial finance examination after the Closing Date shall be at the expense of Borrowers and shall commence on or about July 27, 2015 and shall not be considered for purposes of the limitations on commercial finance examinations at the expense of Borrowers set forth herein.

(c)Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base. The Credit Parties shall pay the reasonable and documented fees and expenses of the Administrative Agent and such professionals with respect to such appraisals, provided, that, Administrative Agent may obtain not more than one (1) inventory appraisal each Fiscal Year at the expense of Borrowers so long as the average daily Excess Availability for any five (5) consecutive Business Day period is not less than the greater of twenty percent (20%) of the Loan Cap or $20,000,000 at any time during such Fiscal Year, or if the average daily Excess Availability for any five (5) consecutive Business Day period is less than the greater of such amounts during such Fiscal Year, up to two (2) inventory appraisals in such Fiscal Year at the expense of Borrowers. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals to be done (i) as it in its discretion deems necessary or appropriate, at its own expense or (ii) if required by law or if an Event of Default shall have occurred and be continuing, at the expense of Borrowers and without advance notice or (iii) in connection with a Permitted Acquisition, at the expense of Borrowers.

SECTION 8.13Additional Subsidiaries.

(a)Additional Domestic Subsidiaries. Promptly after the creation or acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary) or after the division of any Subsidiary that is a Delaware limited liability company in accordance with the terms of this Agreement or after any Domestic Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary (and, in any event, within thirty (30) days after such creation, acquisition or a Responsible Officer of any Credit Party obtaining knowledge of any such cessation, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Person to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (iii) upon reasonable request of the Administrative Agent, deliver to the Administrative Agent such documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, and (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person.

(b)Additional Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary, and at the request of the Administrative Agent, promptly thereafter (and, in any event, within forty five (45) days after such request, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent a Foreign Pledge Agreement pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) (or, in each case, such percentage as would not result in adverse federal income tax consequences for Holdings) of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) upon reasonable request of the Administrative Agent, such Person to deliver to the Administrative Agent such documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, and (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person.

(c)Real Property Collateral; Collateral Access Agreements.

(i)(A) Promptly after the acquisition of any owned real property that has a fair market value in excess of $1,000,000 by any Credit Party that is not subject to the existing Security Documents (and, in any event, within ten (10) days after such acquisition, as such time period may be extended by the Administrative Agent in its sole discretion), notify the Administrative Agent and (B) promptly thereafter (and in any event, within sixty (60) days of such acquisition (as such time period may be extended by the Administrative Agent, in its sole discretion), deliver such mortgages, deeds of trust and title insurance policies in connection with granting and perfecting a first priority Lien (subject to the terms of the Intercreditor Agreement), other than Permitted Liens, on such real property in favor of the Administrative Agent, for the benefit of the Secured Parties, all in form and substance reasonably acceptable to the Administrative Agent. The provisions of this Section 8.13(c) shall not apply to any owned real property that (1) becomes subject to a Sale and Leaseback transaction permitted by Section 9.12, or (2) is subject to a commitment to become subject to a Sale and Leaseback, in each case, within ninety (90) days of the acquisition thereof.

(ii)No leasehold mortgages, estoppels or Collateral Access Agreements shall be required to be entered into except, in the case of Collateral Access Agreements, to the extent available following the use of commercially reasonable efforts by the applicable Credit Party with respect to (A) the headquarters of each Credit Party and distribution centers, and (B) locations leased from MSW Promenade, L.P., TX-SW #1, LP, Ambassador Way Associates, LP and Bluecap, Ltd.

(d)Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.13(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.13(a) or (b), as applicable, within thirty (30) days after the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

(e)Exclusions. The provisions of this Section 8.13 shall not apply to assets as to which the Administrative Agent and the Borrowers shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

SECTION 8.14Use of Proceeds.

(a)The Borrowers shall use the proceeds of the Extensions of Credit (i) to refinance certain existing indebtedness of the Borrowers and their Subsidiaries and Sheplers, including, to cash collateralize existing letters of credit on the Closing Date, (ii) to finance a portion of the Closing Date Merger on the Closing Date, (iii) for the payment of fees, costs, premiums and expenses associated with the closing of the Transactions occurring on the Closing Date (including, without limitation, amounts required pursuant to the Fee Letter), (iv) to finance working capital, capital expenditures, Permitted Acquisitions and other general corporate purposes of the Borrowers and their Subsidiaries and (v) for other purposes not prohibited by this Agreement.

(b)No Borrower will request any Extension of Credit, and no Borrower shall use, directly or, to such Borrower’s knowledge after due care and inquiry, indirectly, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or, to such Subsidiary’s knowledge after due care and inquiry, indirectly, the proceeds of any Extension of Credit (i) to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

SECTION 8.15OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Credit Party will, and will cause each of its Subsidiaries to comply (i) with all applicable Sanctions, and (ii) in all material respects, with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Credit Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Credit Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

SECTION 8.16Further Assurances.

(a)Subject to the exceptions and limitations (including, without limitation, Section 1.12) set forth herein or in any other Loan Document, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), required under any Applicable Law or which the Administrative Agent or the Required Lenders may reasonable request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties.

(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, (x) the Administrative Agent shall not accept delivery of any Mortgage from any Credit Party unless each of the Lenders has received forty-five (45) days’ prior written notice thereof and the Administrative Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender, and (y) the Administrative Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Credit Party that is not a Credit Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and the Administrative Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to the Administrative Agent.

SECTION 8.17Cash Management.

(a)Within ten (10) days following the Closing Date or within ten (10) business Days following the entry into thereto after the Closing Date, deliver to the Administrative Agent (i) copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit J which have been executed on behalf of such Credit Party and delivered to such Credit Party's Credit Card Processors and Credit Card Issuers listed on Schedule 7.25(b) or as otherwise notified in writing to the Administrative Agent after the Closing Date (and such notification shall be deemed an automatic amendment and supplement of Schedule 7.25(b) hereto) and (ii) copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit K which have been executed on behalf of such Credit Party and delivered to each depository institution listed on Schedule 7.25(a) or as otherwise notified in writing to the Administrative Agent after the Closing Date (and such notification shall be deemed an automatically amendment and supplement of Schedule 7.25(a) hereto).

(b)(i) Cause the transfer by ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations), all available amounts on deposit in each DDA used by any Store or other retail location to a Blocked Account (or an account which will be a Blocked Account upon compliance with Section 8.17(c) below) or Master Concentration Account (to the extent that the DDA used by such Store or retail location is not a Blocked Account and if it is, then to a Master Concentration Account), other than as to certain Store locations consistent with current practices, for which such ACH or wire transfer will be no less frequently than weekly; provided, that, (A) with respect to a DDA relating to a Store location for which such ACH or wire transfer is no less frequently than weekly, up to $200,000 may remain in any such DDA, not to exceed $400,000 in the aggregate for all such DDAs and (B) with respect to a DDA for which such ACH or wire transfer is no less frequently than daily, the available amounts from such DDA shall only be required to be transferred if the available amount on deposit in such DDA on such day is greater than $200,000, so long as the aggregate amount of available funds in all such DDAs at any time, immediately after giving effect to the transfers for such day, does not exceed $400,000; (ii) cause the transfer by ACH or wire transfers (and whether or not there are any then outstanding Obligations), all payments by Credit Card Issuers and Credit Card Processors or otherwise in respect of ABL Current Collateral to be made directly to a Blocked Account or a Master Concentration Account (or an account which will be a Blocked Account upon compliance with Section 8.17(c) below) and (iii) except to the extent provided in clauses (i) and (ii), cause the transfer by ACH or wire transfers no less frequently than daily (and whether or not there are any then outstanding Obligations), all amounts on deposit in any other Blocked Account to a Master Concentration Account.

(c)Within one hundred twenty (120) days after the Closing Date (or such later date as Administrative Agent may agree), as to those DDAs (other than Excluded Deposit Accounts) and securities accounts (other than Excluded Securities Accounts) maintained by each Credit Party as of the Closing Date, or within twenty (20) Business Days after its opening as to those DDAs (other than Excluded Deposit Accounts) and securities accounts (other than Excluded Securities Accounts) opened after the Closing Date (or such later date as Administrative Agent may agree), deliver to Administrative Agent (A) Blocked Account Agreements reasonably satisfactory in form and substance to the Administrative Agent as duly authorized, executed and delivered by such Credit Party and the applicable Blocked Account Bank with which such Credit Party maintains each Blocked Account and each Master Concentration Account covering each such Blocked Account and Master Concentration Account, other than a DDA that is exclusively used by any Store or other retail location in which case such Credit Party will deliver to the Administrative Agent a DDA Notification which has been executed on behalf of such Credit Party and delivered to the depository institution and (B) other than as to Excluded Deposit Accounts, Control Agreements reasonably satisfactory in form and substance to the Administrative Agent as duly authorized executed and delivered by such Credit Party, and any securities intermediary with which such Credit Party maintains any securities or investment accounts (other than Excluded Securities Accounts), covering each such securities or investment account maintained with such securities intermediary that at any time holds or constitutes any Collateral.

(d)Each Blocked Account Agreement as to a Blocked Account (other than for a Master Concentration Account) shall require that the applicable Blocked Account Bank transfer no less frequently than daily (or weekly as provided above) to a Master Concentration Account all available amounts on deposit in the Blocked Account subject to such agreement, including, without limitation, the following: (i) all available cash receipts from the sale of Inventory and other assets whether or not constituting Collateral; (ii) all proceeds of collections of Accounts; (iii) all Net Cash Proceeds, and all other cash payments received by a Credit Party from any Person or from any source or on account of any sale or other transaction or event. Each Blocked Account Agreement as to a Master Concentration Account shall require that the applicable Blocked Account Bank, after notice by Administrative Agent to the applicable Blocked Account Bank transfer no less frequently than daily to the Agent Payment Account for application to the Obligations, all funds on deposit therein; provided, that, Administrative Agent shall only send such notice to a Blocked Account Bank with respect to a Master Concentration Account at any time a Cash Dominion Event shall exist. At any time after a Cash Dominion Event no longer exists, upon the request of Administrative

Borrower, Administrative Agent shall notify the applicable Blocked Account Bank to cease the transfer of funds to the Agent Payment Account (but without limitation of the right of Administrative Agent to notify the Blocked Account Bank to resume the transfer of funds to the Agent Payment Account upon the occurrence and during the continuance of any subsequent Cash Dominion Event).

(e)All funds received in the Agent Payment Account shall be applied to the Obligations as provided in accordance with the terms of this Agreement to the extent then due and payable. In the event that, notwithstanding the provisions of this Section 8.17, any Credit Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Credit Party for the Administrative Agent, shall not be commingled with any of such Credit Party's other funds or deposited in any account of such Credit Party and shall, not later than three (3) Business Days after receipt thereof, be deposited into a Blocked Account or a Master Concentration Account, or if there then exists a Cash Dominion Event, dealt with in such other manner as such Credit Party may be instructed by the Administrative Agent.

(f)Upon the request of the Administrative Agent, the Credit Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately (in all material respects) setting forth all amounts deposited in each Blocked Account or Master Concentration Account to ensure the proper transfer of funds as set forth above.

SECTION 8.18Physical Inventories.

(a)Cause not less than one (1) physical inventory to be undertaken, at the expense of the Borrowers, in each twelve (12) month period and periodic cycle counts, in each case, consistent with past practices, conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Administrative Agent. The Administrative Agent, at the expense of the Credit Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Credit Party. The Administrative Borrower, within thirty (30) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Credit Party) and shall post such results to the Credit Parties’ stock ledgers and general ledgers, as applicable.

(b)Permit the Administrative Agent, in its Permitted Discretion, if any Event of Default exists, to cause additional such inventories to be taken as the Administrative Agent determines (each, at the expense of the Credit Parties).

SECTION 8.19Information Regarding the Collateral. Furnish to the Administrative Agent at least ten (10) Business Days’ prior written notice (which time period may be reduced by the Administrative Agent in its reasonable discretion by written notice to the Administrative Borrower) of any change in: (i) any Credit Party's name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Credit Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Credit Party's organizational structure or jurisdiction of incorporation or formation; or (iv) any Credit Party's Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.

SECTION 8.20Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 8.20, in each case within the time limits specified on such schedule.

ARTICLE IX

NEGATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full, the Credit Parties will not, and will not permit any of their respective Subsidiaries to:

SECTION 9.1Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a)the Obligations;

(b)Indebtedness owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(c)Indebtedness (not otherwise permitted by this Section 9.1) existing on the Closing Date and listed on Schedule 9.1, and any refinancings, refundings, renewals or extensions thereof; provided, that, (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms (taken as a whole) at least as favorable to the Lenders, (B) no more restrictive (taken as a whole) on Holdings and its Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

(d)(i) Attributable Indebtedness and other Indebtedness (including Capital Lease Obligations but excluding (x) Indebtedness described in clause (ii) below or (y) Indebtedness referred to in Section 9.1(r)(ii)) of any Credit Party or any of the Subsidiaries evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition, purchase, construction, improvement or remodel of a fixed or capital asset of any Borrower or its Subsidiaries to the extent that the aggregate amount of such Indebtedness does not exceed the Threshold Amount at any time outstanding, and (ii) Indebtedness in respect of Capitalized Lease Obligations that are in the nature of Sale and Leaseback Transactions, to the extent permitted by Section 9.12;

(e)Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither Holdings nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $20,000,000 at any time outstanding;

(f)Guarantees with respect to Indebtedness of any Credit Party permitted pursuant to subsections (a) through (e), (i), (j), (k) (to the extent permitted by Sections 9.3(a)(v)), (l), (m), (o), (r), (s), (v) and (w) of this Section;

(g)intercompany Indebtedness:

(i)owed by any Credit Party (other than Holdings) to another Credit Party;

(ii)owed by any Credit Party (other than Holdings) to any Non-Guarantor Subsidiary (provided, that, such Indebtedness shall be unsecured and subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent) in an aggregate amount, when added to the aggregate amount of Investments permitted to Section 9.3(a)(v) (but without duplication), not to exceed $15,000,000 outstanding at any one time;

(iii)owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; and

(iv)owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3(a)(vi);

(h)Indebtedness arising from the endorsement of instrument for deposit or honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i)Subordinated Indebtedness (other than Seller Debt, subordinated intercompany Indebtedness and any other Subordinated Indebtedness permitted pursuant to this Section 9.1) of Holdings and its Subsidiaries in an aggregate amount not to exceed $35,000,000 outstanding at any one time; provided, that, in the case of each incurrence of such Subordinated Indebtedness (other than Seller Debt), subordinated intercompany Indebtedness and any other Subordinated Indebtedness permitted pursuant to this Section 9.1) (i) no Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Subordinated Indebtedness, (ii) the Administrative Agent shall have received an appropriately completed Officer’s Compliance Certificate that evidences that on a Pro Forma Basis after giving effect to the incurrence of any such Subordinated Indebtedness the Borrowers would be in compliance with the financial covenant set forth in Section 9.13 (whether or not a Covenant Trigger Event shall have occurred and be continuing) for the most recently completed four (4) Fiscal Quarter period with respect to which the Administrative Agent has received financial statements from the Borrowers pursuant to Section 8.1, (iii) that the maturity of such Subordinated Indebtedness shall be no earlier than a date that is six (6) months after the Latest Maturity Date, and (iv) such Subordinated Indebtedness shall have no principal payments prior to a date that is six months after the Latest Maturity Date;

(j)Indebtedness arising from any Borrower or any Subsidiary becoming an account party in respect of letters of credit issued in the ordinary course of business, or under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(k)Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(l)[Reserved];

(m)Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of Holdings or its Subsidiaries to purchase or redeem Equity Interests or options of Holdings permitted pursuant to Section 9.6(d)(iii); provided that the aggregate principal amount of all such Indebtedness shall not exceed $2,000,000 at any time outstanding;

(n)Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(o)Indebtedness consisting of incentive, non-compete, consulting, deferred compensation or other similar arrangements to employees of any Credit Party incurred in the ordinary course of business;

(p)Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies, and liabilities under employee benefit plan, including pension plans, not overdue by more than ninety (90) days or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(q)Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P- cards”), or cash management services, in each case, incurred in the ordinary course of business;

(r)unsecured Indebtedness of any Credit Party or any Subsidiary thereof constituting (i) the obligation to make customary purchase price adjustments for working capital and indemnities in connection with Permitted Acquisitions, (ii) any earn-out or other similar deferred purchase price payment obligation (other than Seller Debt), in connection with Permitted Acquisitions; provided that the maximum aggregate amount payable with respect to this clause (ii) shall not exceed $10,000,000 in the aggregate at any time outstanding (assuming the remaining maximum performance standards related thereto are satisfied) and (iii) Seller Debt; provided, that, (A) all such Seller Debt shall constitute Subordinated Indebtedness, (B) the maturity of such Seller Debt shall be no earlier than a date that is six (6) months after the Latest Maturity Date, (C) such Seller Debt shall have no principal payments prior to a date that is six (6) months after the Latest Maturity Date and (D) the aggregate principal amount of all Indebtedness outstanding under this clause (iii) shall not exceed $20,000,000 in the aggregate at any time outstanding;

(s)without duplication of any other Indebtedness, accretion or amortization of original issue discount and non-cash interest with respect to Indebtedness permitted hereunder;

(t)Indebtedness in respect of netting services and overdraft protections in connection with deposit accounts, in each case in the ordinary course of business;

(u)Indebtedness in respect of an Investment permitted under Section 9.3(a)(ii);

(v)Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed $65,000,000 at any time outstanding, provided, that, the maturity of such Indebtedness shall be no earlier than a date that is six (6) months after the Latest Maturity Date; and

(w)unsecured Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section; provided, that, in the case of each incurrence of such Indebtedness, (i) no Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (ii) the maturity of such Indebtedness shall be no earlier than a date that is ninety (90) days after the Latest Maturity Date, and (iii) any principal payments due under such Indebtedness prior to its maturity date shall not exceed an annual aggregate amount of one percent (1%) of the original principal amount of such Indebtedness.

SECTION 9.2Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)Liens created pursuant to the Loan Documents (including Liens securing the obligations under the Hedge Agreements, and Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b)Liens not otherwise permitted by this Section 9.2 and in existence on the Closing Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2)); provided, that, the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c)Liens for taxes, assessments and other governmental charges or levies (i) not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(d)Liens (i) for the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords, which are not overdue for a period of more than ninety (90) days, or if more than ninety (90) days overdue and such Liens are being contested in good faith and by appropriate proceedings if (A) adequate reserves are maintained to the extent required by GAAP or (B) no action has been taken to enforce such Liens or any such action has been stayed or (ii) granted to each of MSW Promenade, L.P., TX-SW #1, LP, Ambassador Way Associates, LP and Bluecap, Ltd. pursuant to the leases entered with such Persons by a Credit Party, as such leases exist on the Closing Date with such adjustments and modifications thereto as are permitted under this Agreement;

(e)deposits or pledges of cash or Cash Equivalents made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)encumbrances in the nature of zoning restrictions, covenants, conditions, easements and rights or restrictions of record on the use of real property, minor defects or other irregularities of title, and other similar encumbrances incurred in the ordinary course of business, which do not, in any case, detract from the value of such property or interfere in any material respect with the ordinary conduct of the business of any Credit Party;

(g)Liens arising from (i) the filing of precautionary UCC financing statements in respect of leases of goods or in respect of trade show or special event consignment arrangements, in each case, to the extent that such Liens attach only to such leased property or consigned goods, and (ii) non-consensual filings of any financing statement under the UCC or any comparable law;

(h)Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness or the proceeds thereof and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable);

(i) (i) Liens securing judgments, writs, orders or decrees for the payment of money not constituting an Event of Default under Section 10.1(l) or securing appeal or other surety bonds relating to such judgments, and (ii) Liens arising out of judgments, writs, orders or awards not resulting in an Event of Default;

(j)Liens on tangible property or tangible assets (and proceeds thereof) (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of any Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by such Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement, in each case, including the replacement, renewal or extension thereof; provided, that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of Holdings or any of its Subsidiaries, and (E) the Indebtedness secured by such Liens is permitted under Section 9.1(e) of this Agreement);

(k)[Reserved];

(l)Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of any Borrower or any Subsidiary thereof;

(m)contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(n)any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business and covering only the assets so licensed;

(o)non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(p)Liens held by creditors or consignees of inventory of any Borrower and its Subsidiaries in connection with Permitted Consignment Sales by any Borrower;

(q)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business so long as such Liens attach only to the imported good;

(r)good faith pledges or deposits (not otherwise covered in clause (e) above) made in the ordinary course of business to secure new construction of business locations of any Borrower and its Subsidiaries;

(s)Liens on any cash earnest money deposits made by any Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or disposition (which for the avoidance of doubt may include any proposed merger, asset or stock purchase agreement);

(t)Liens granted by any Borrower or any of its Subsidiaries in favor of a Credit Party in respect of Indebtedness owed by any Borrower or any of its Subsidiaries to such Credit Party; provided that such Indebtedness is (i) evidenced by an intercompany note and (ii) pledged by such Credit Party as Collateral and delivered to the Administrative Agent pursuant to the Security Documents;

(u)Liens on property rented to, or leased by, the Credit Parties or their Subsidiaries pursuant to a Sale and Leaseback Transaction; provided that (i) such Sale and Leaseback Transaction is permitted by Section 9.12, (ii) such Liens do not encumber any other property of the Credit Parties or any of their

Subsidiaries, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(v)Liens on the assets of any Foreign Subsidiary securing Indebtedness described in Section 9.1(k);

(w)Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(x)Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business in connection with an investment in a Cash Equivalent;

(y)Liens on unearned insurance premiums financed by Indebtedness contemplated by Section 9.1(n);

(z)Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Credit Parties in the ordinary course of business;

(aa)Liens on, or in the nature of rights of set-off against, credit balances of a Credit Party or any of the its Subsidiaries with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to a Credit Party or any of the its Subsidiaries, in each case, in the ordinary course of business to secure the obligations of any Credit Party or any of the Subsidiaries to the Credit Card Issuers or Credit Card Processors as a result of or relating to fees, chargebacks and similar obligations; and

(bb)Liens not otherwise permitted hereunder on assets other than (i) ABL Current Collateral, (ii) Equity Interests owned by any Credit Party and (iii) any Equity Interests issued by any Credit Party (other than Holdings) securing Indebtedness or other obligations in an aggregate principal amount not to exceed $30,000,000.

SECTION 9.3Investments. Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

(a) (i) Investments existing on the Amendment No. 4 Effective Date in Subsidiaries existing on the Amendment No. 4 Effective Date;

(ii)Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 9.3;

(iii)Investments made after the Closing Date by any Credit Party in any other Credit Party (other than Holdings);

(iv)Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary;

(v)Investments made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party in an aggregate amount, when added to the aggregate amount of Indebtedness permitted pursuant to Section 9.1(g)(ii) (but without duplication), not to exceed $15,000,000 outstanding at any one time; provided, that, to the extent such Investment constitutes Indebtedness of such Credit Party, such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(vi)Other than as set forth in clause (vii) below, Investments made after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount at any time outstanding not to exceed $4,000,000 (provided, that, any Investments in the form of loans or advances made by any Credit Party to any Non-Guarantor Subsidiary pursuant to this clause (vi) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents); and

(vii)Investments made after the Closing Date by any Borrower in RCC Western Stores, Inc. and Baskins Acquisition Holdings, LLC in an amount sufficient to permit each such Subsidiary to pay (A) certain rent expenses with respect to leases as in effect on the Closing Date (and any amendments, modifications, extensions, or replacements thereof) and (B) operating and overhead expenses (including, without limitation, utilities and salary) in the ordinary course of business and fees and expenses of attorneys, accountants and appraisers;

(b)Investments in cash and Cash Equivalents, provided, that, notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no Investments in cash or Cash Equivalents or additional Investments in the form of cash or Cash Equivalents pursuant to clause (t) below, in each case shall be permitted, except if no Loans are then outstanding and no Letters of Credit are outstanding which have not been Cash Collateralized if then required to be Cash Collateralized, provided, that, notwithstanding that any Loans are outstanding (or such Letters of Credit) at any time a Cash Dominion Event exists, Holdings and its Subsidiaries may from time to time in the ordinary course of business make deposits of cash or other immediately available funds with proceeds of Loans in (i) in any type of account referred to in clause (c) of the definition of Excluded Deposit Account to the extent required to comply with its obligations with respect to such account and (ii) any operating demand deposit accounts used for disbursements (including, any type of account referred to in clauses (a) and (b) of the definition of Excluded Deposit Account) to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Cash Equivalents consisting of overnight investments until so drawn (so long as (A) such funds and Cash Equivalents are not held more than two (2) Business Days from the date of the initial deposit thereof and (B) such Investments are pledged to the Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Administrative Agent);

(c)Investments by any Borrower or any of its Subsidiaries consisting of Capital Expenditures;

(d)deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;

(e)Hedge Agreements permitted pursuant to Section 9.1(b);

(f)purchases of assets in the ordinary course of business;

(g)Investments by any Borrower or any Subsidiary thereof in the form of Permitted Acquisitions;

(h)Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $2,000,000 (determined without regard to any write-downs or write-offs of such loans or advances);

(i)Investments permitted pursuant to Section 9.6;

(j)Guarantees permitted pursuant to Section 9.1;

(k)Investments in joint ventures in an aggregate amount not to exceed $10,000,000 at any time outstanding, provided, that, as of the date of any such Investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(l)Holdings or any of its Subsidiaries may (i) acquire and hold accounts receivables owning to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) endorse negotiable instruments held for collection in the ordinary course of business, or (iii) make lease, utility and other similar deposits in the ordinary course of business;

(m)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(n)Investments made by any Borrower or any Subsidiary thereof as a result of consideration received in connection with an Asset Sale made in compliance with Sections 9.5;

(o)Investments of any Person that becomes a Subsidiary on or after the Closing Date existing on the date such Person becomes a Subsidiary; provided, that, (i) such Investments exist at the time such person is acquired, (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of Holdings or any of its Subsidiaries or any of their respective assets, other than to the person that becomes a Subsidiary;

(p)Payroll, travel and similar employee advances of Holdings and its Subsidiaries to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings and its Subsidiaries for accounting purposes and that are made in the ordinary course of business;

(q)Endorsements of negotiable instruments and documents in the ordinary course of business;

(r)Creation of (but not any Investment of cash or other property in) any Subsidiary of any Borrower; provided, that, Credit Parties shall comply with Section 8.13 in connection therewith;

(s)Investments in manufacturing and distribution arrangements with non-Affiliates of the Credit Parties in an amount not to exceed $30,000,000 in the aggregate at any time outstanding; provided, that, as of the date of any such Investment and after giving effect thereto, no Specified Event of Default shall exist or have occurred and be continuing; and

(t)Investments not otherwise subject to the terms of this Section; provided, that, as of the date of any such Investment and after giving effect thereto, each of the Payment Conditions is satisfied.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount received in respect of such Investment upon the sale, collection or return of capital or repayment of Indebtedness on account of such Indebtedness (not to exceed the original amount invested).

SECTION 9.4Fundamental Changes. Merge, consolidate or enter into any similar combination with, or subject to Section 1.11, permit a division of any limited liability company, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person (and any division of a limited liability company will be deemed to be an Asset

Disposition for purposes of this Section 9.4 and Section 9.5) or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)(i) any Wholly-Owned Subsidiary of any Borrower may be merged, amalgamated or consolidated with or into such Borrower (provided, that, such Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of any Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided, that, the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and such Borrower shall comply with Section 8.13 in connection therewith);

(b)(i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(c)any Subsidiary of Holdings (other than a Borrower) may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any Borrower or any other Credit Party; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;

(d)(i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(e)any Wholly-Owned Subsidiary of a Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided, that, (i) in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (A) a Subsidiary Guarantor shall be the continuing or surviving entity or (B) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and such Borrower shall comply with Section 8.13 in connection therewith and (ii) in the case of any merger involving a Wholly-Owned Subsidiary that is a Pledged Foreign Subsidiary, (A) the Pledged Foreign Subsidiary shall be the continuing or surviving entity or (B) simultaneously with such transaction, the continuing or surviving entity shall become a Pledged Foreign Subsidiary and such Borrower shall comply with Section 8.13 in connection therewith;

(f)any Person may merge into a Borrower or any of such Borrower’s Wholly- Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(g); provided, that, in the case of a merger involving Holdings, a Borrower, a Subsidiary Guarantor or a Pledged Foreign Subsidiary, the continuing or surviving Person shall be Holdings, such Borrower, such Subsidiary Guarantor or such Pledged Foreign Subsidiary;

(g)convert into any other organizational form (subject to complying with any notification requirements under the Collateral Agreement); and

(h)make Asset Dispositions permitted pursuant to Section 9.5.

SECTION 9.5Asset Dispositions. Make any Asset Disposition except:

(a)the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of any Borrower or any of its Subsidiaries;

(b)non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of any Borrower and its Subsidiaries;

(c)leases, subleases, licenses or sublicenses of real or personal property granted by any Borrower or any of its Subsidiaries to others in the ordinary course of business to the extent not prohibited by the Loan Documents;

(d)Asset Dispositions in connection with Insurance and Condemnation Events;

(e)[Reserved];

(f)Dispositions of assets (other than ABL Current Collateral) in connection with Sale and Leaseback Transactions (i) in respect of properties owned by any Credit Party as of the Closing Date in an aggregate amount not to exceed $20,000,000 in any Fiscal Year and $40,000,000 during the term of this Agreement, and (ii) in respect of other properties in an unlimited amount; provided, that, after giving effect to such Disposition of assets in connection with any Sale and Leaseback Transaction, the Credit Parties shall be in Pro Forma Compliance with the financial covenant set forth in Section 9.13 (whether or not a Covenant Trigger Event shall have occurred and be continuing);

(g)Asset Dispositions not otherwise permitted pursuant to this Section; provided, that, (i) at the time of such Asset Disposition, no Specified Event of Default shall exist or would result from such Asset Disposition, (ii) if such Asset Disposition is involving consideration exceeding $3,000,000, such Asset Disposition shall be made for fair market value and the consideration received shall be no less than seventy-five percent (75%) in cash or Cash Equivalents, (iii) the aggregate fair market value of all property disposed of in reliance on this clause (g) shall not exceed $30,000,000 in any Fiscal Year, (iv) all Net Cash Proceeds received in connection therewith are applied to the Obligations during a Cash Dominion Event and (v) in the case of Asset Dispositions of ABL Current Collateral, the aggregate fair market value of all such property disposed of in reliance on this clause (g) in any Fiscal Year shall not, at the time of such determination, exceed ten percent (10.0%) of the Borrowing Base (calculated for this purpose without regard to any Qualified Cash) as determined in reliance on the last Borrowing Base Certificate received by the Administrative Agent at such time of determination, so long as, in connection with this clause (v), (A) on the date of any such Asset Disposition, and after giving effect thereto, no Specified Event of Default shall exist or have occurred and be continuing, (B) Administrative Agent shall have received an updated Borrowing Base Certificate which reflects the removal of the subject ABL Current Collateral and (C) on the date of any such Asset Disposition, and after giving effect thereto, Excess Availability shall be greater than $0; and

(h)bulk sales or other dispositions of the Inventory of a Borrower not in the ordinary course of business at a Store that is then being closed or sold, provided, that, (i) such sale or other disposition is in an arm’s length transaction with a Person that is not an Affiliate, (ii) such Stores that are sold or closed shall not exceed (A) in any Fiscal Year of Holdings and its Subsidiaries, ten percent (10%) of the number of the Stores of Borrowers as of the beginning of such Fiscal Year (net of new Store openings) and (B) in the aggregate from and after the Closing Date, ten percent (10%) of the number of the Stores of Borrowers as of the Closing Date (net of new Store openings), (iii) all such sales or other dispositions shall be pursuant to liquidation agreements with, and conducted by, professional liquidators reasonably acceptable to the Administrative Agent and (iv) all Net Cash Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.4 hereof or during a Cash Dominion Event.

SECTION 9.6Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided that:

(a)to the extent not resulting in a Change in Control, Holdings, any Borrower or any of its Subsidiaries may pay dividends or distributions in shares or other Equity Interests, as applicable, of its own Qualified Equity Interests;

(b)any Subsidiary of any Borrower may pay cash dividends or distributions to such Borrower or any Subsidiary Guarantor;

(c)(i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis); and

(d)a Borrower may declare and make (and each Subsidiary of such Borrower may declare and make to enable such Borrower to do the same) Restricted Payments to Holdings, so that Holdings may, and Holdings shall be permitted to:

(i)pay any Taxes which are due and payable by (A) Holdings on a stand- alone basis, or (B) the consolidated, combined, affiliated, unitary or other group of which Holdings is the common parent;

(ii)pay corporate operating (including, without limitation, directors fees and expenses) and overhead expenses (including, without limitation, rent, utilities and salary) in the ordinary course of business and fees and expenses of attorneys, accountants, appraisers and the like;

(iii)redeem, retire or otherwise acquire shares of its Equity Interests or options or other equity or phantom equity in respect of its Equity Interests from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) (A) to the extent that such purchase is made with the Net Cash Proceeds of any offering of equity securities of or capital contributions to Holdings, (B) to the extent that such purchase is made solely in the form of forgiveness of Indebtedness that was incurred in connection with the purchase of such Equity Interests of such Person, or (C) otherwise in an aggregate amount not to exceed $10,000,000 over the term of this Agreement;

(iv)so long as no Default or Event of Default has occurred and is continuing, make, directly or indirectly, non-cash repurchases of Equity Interests deemed to occur in connection with the exercise of stock options by directors, officers and management, including, without limitation, deemed redemptions arising as a result of the payment of withholdings taxes; provided that such Equity Interests represent a portion of the consideration delivered in connection with the payment of the exercise price of such options; and

(v)make other Restricted Payments so long as, in each case, all the following conditions are met as of the date of such Restricted Payment: (A) such Restricted Payment does not and will not result in a violation of Regulation U of the Board of Governors of the Federal Reserve System, (B) the actions of Holdings in connection with any such Restricted Payment and any and all transactions entered into or consummated by Holdings or its Subsidiaries in connection with such Restricted Payment (including, as applicable, the repurchase of Equity Interests of Holdings (or its direct or indirect parent)) will be and have been consummated in accordance with Applicable Law (including the General Corporation Law of the State of Delaware and federal securities laws), and (C) as of the date of any such Restricted Payment and after giving effect thereto, each of the Payment Conditions is satisfied;

(e)Holdings or any of its Subsidiaries may redeem, repurchase or otherwise acquire Equity Interests of any Subsidiary that is not a Wholly-Owned Subsidiary from any holder of Equity Interests in such Subsidiary, so long as, after giving effect thereto, no Default or Event of Default has occurred and is continuing and provided that the aggregate amount of such redemptions, repurchases or other acquisitions shall not exceed $1,000,000 in any twelve (12) consecutive month period; and

(f)so long as no Event of Default has occurred and is continuing, Holdings may make Restricted Payments not exceeding $5,000,000 in any Fiscal Year pursuant to and in accordance with stock option plans or other equity based benefit plans approved by Holdings’ board of directors (or equivalent governing body).

SECTION 9.7Transactions with Affiliates. Directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, Holdings, any Borrower or any of its Subsidiaries, or (b) any Affiliate of any such officer, director or holder, in excess of $2,500,000, other than:

(i)transactions expressly permitted by Sections 9.1, 9.3, 9.4, 9.5, 9.6, 9.9 and 9.12;

(ii)transactions existing on the Closing Date and described on Schedule 9.7;

(iii)transactions among Credit Parties;

(iv)other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of Holdings;

(v)employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;

(vi)payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of Holdings, any Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of any Borrower and its Subsidiaries; and

(vii)stock option, stock incentive, equity, bonus and other compensation plans of the Credit Parties and their Subsidiaries and the issuance of shares thereunder.

SECTION 9.8Accounting Changes; Organizational Documents.

(a)Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

(b)Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the interests of the Lenders in their capacities as such.

SECTION 9.9Payments and Modifications of Subordinated Indebtedness; Prepayments of Indebtedness.

(a)Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any (i) Subordinated Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder in their capacities as such or (ii) the Closing Date Merger Documents if such amendment, modification, waiver, consent or supplement is materially adverse to the Lenders or the Arranger (without the prior written consent (such consent not to be unreasonably delayed or withheld) of the Administrative Agent), it being understood and agreed that (A) any change to the definition of “Material Adverse Effect” contained in the Closing Date Merger Agreement shall be deemed to be materially adverse to the Arranger and the Lenders, (B) working capital adjustments contained in the Closing Date Merger Agreement shall not be deemed to be materially adverse to the Lenders and (C) any change in the third party beneficiary rights applicable to the Arranger and the Lenders or the governing law shall be deemed to be materially adverse to the interests of the Lenders unless approved by the Administrative Agent.

(b)Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Subordinated Indebtedness, except:

(i)refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness permitted by Section 9.1(c), (g)(ii), (i) or (m), and by any subordination provisions applicable thereto;

(ii)payments and prepayments of any Subordinated Indebtedness made solely with the proceeds of Qualified Equity Interests;

(iii)the payment of interest, expenses and indemnities in respect of Subordinated Indebtedness incurred under Section 9.1(c), (g)(ii), (i) or (m) (other than any such payments prohibited by any subordination provisions applicable thereto);

(iv)the payment of any Subordinated Indebtedness in accordance with the subordination terms thereof; and

(v)other payments in respect of Subordinated Indebtedness, so long as, as of the date of any such payment and after giving effect thereto, each of the Payment Conditions has been satisfied or waived by the Required Lenders;

(c)Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness incurred pursuant to Section 9.1(e).

SECTION 9.10No Further Negative Pledges; Restrictive Agreements.

(a)Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon the Collateral in favor of the Administrative Agent, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) are binding on a Subsidiary (or assets acquired by Holdings or any Subsidiary) at the time such Subsidiary first becomes a Subsidiary (or such assets are first acquired pursuant to transactions permitted under this Agreement), so long as such arrangements were not entered into in contemplation of such Person becoming a Subsidiary (or the acquisition of such assets), (iii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided, that, any such restriction contained therein relates only to the asset or assets financed thereby), (iv)customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary and (v) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).

(b)Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (a) this Agreement and the other Loan Documents, (b) Indebtedness incurred pursuant to Sections 9.1(d), but not in a manner more restrictive than set forth in the Loan Documents, (c) Applicable Law and (d) transactions permitted pursuant to clauses (ii), (iv) or (v) in section (a) above, but not in a manner more restrictive than set forth in the Loan Documents.

(c)Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) [Reserved], (C) Applicable Law, (D) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (E) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (F) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of a Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (G) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (H) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 9.11Nature of Business. Engage in any material line of business that is not the same or substantially the same as the business conducted by the Borrowers and their Subsidiaries as of the Closing Date and/or the Amendment No. 4 Effective Date, and business activities reasonably related, incidental, complimentary and/or ancillary thereto or that are reasonable extensions thereof.

SECTION 9.12Sale and Leasebacks. Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease (the “Sale and Leaseback Transaction”), unless (i) such Sale and Leaseback Transaction is made for cash consideration in an amount not less than the fair market value of the property subject to such Sale and Leaseback Transaction, (b) the Sale and Leaseback Transaction is permitted by Section 9.5 and is consummated within sixty (60) days after the date on which such property is sold or transferred, (c) any Liens arising in connection with its use of the property are permitted by Section 9.2(u), and (d) the Sale and Leaseback Transaction is permitted under Section 9.1(d), assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 9.1(d).

SECTION 9.13Financial Covenant. Permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter, determined for the most recently ended four (4) consecutive Fiscal Quarters of Holdings and its Subsidiaries for which Administrative Agent has received financial statements (or in the case of the period prior to the first day of the Fiscal Quarter after the end of the full four (4) Fiscal Quarter period commencing after the Closing Date, determined for the period from the Closing Date to the most recent Fiscal Quarter end for which Administrative Agent has received financial statements), to be less than 1.00 to 1.00, provided, that, the foregoing shall only be applicable upon the occurrence and during the continuance of a Covenant Trigger Event.

SECTION 9.14Limitations on Holdings. Permit Holdings to:

(a)hold any assets other than (i) the Equity Interests of a Borrower, (ii) assets, properties or rights that are not capable of being sold, assigned, transferred or conveyed to a Borrower without the consent of any other Person, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any Applicable Law, (iii) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of Holdings, (iv) minute books and other corporate books and records of Holdings, (v) cash, on a temporary basis, which is permitted to be paid to the stockholders of Holdings pursuant to Section 9.6, and (v) other miscellaneous non-material assets;

(b)have any liabilities other than (i) the liabilities under the Loan Documents, (ii) [Reserved], (iii) tax liabilities arising in the ordinary course of business, (iv) Indebtedness permitted under Section 9.1, (v) corporate, administrative and operating expenses in the ordinary course of business and (vi) liabilities under any contracts or agreements described in (a)(iii) and (iv) above; or

(c)engage in any activities or business other than (i) issuing shares of its own Qualified Equity Interests, (ii) holding the assets and incurring the liabilities described in this Section 9.14 and activities incidental and related thereto, (iii) making payments, dividends, distributions, issuances or other activities permitted pursuant to Sections 9.6 or 9.7, (iv) maintenance of its corporate existence in compliance with applicable law, (iv) legal, tax and accounting matters in connection with any of the foregoing or following activities, (v) performance of obligations under and compliance with the Transaction Documents, its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries.

SECTION 9.15Disposal of Subsidiary Interests. Permit any Domestic Subsidiary to be a non-Wholly-Owned Subsidiary except as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 9.4 or 9.5.

SECTION 9.16Deposit Accounts; Credit Card Processors. Open new DDAs, Blocked Accounts or Master Concentration Accounts unless the Credit Parties shall have delivered to the Administrative Agent appropriate DDA Notifications (to the extent requested by Administrative Agent pursuant to the provisions of Section 8.17(b)(ii) hereof) or Blocked Account Agreements consistent with the provisions of Section 8.17 and otherwise satisfactory to the Administrative Agent. No Credit Party shall maintain any bank accounts or enter into any agreements with Credit Card Issuers or Credit Card Processors other than the ones expressly contemplated herein or in Section 8.17 hereof.

ARTICLE X

DEFAULT AND REMEDIES

SECTION 10.1Events of Default. Each of the following shall constitute an Event of Default:

(a)Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrowers shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)Other Payment Default. The Borrowers shall default (i) in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan and such default shall continue for a period of three (3) Business Days, or (ii) in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of Reimbursement Obligation or the payment of any other Obligation and such default shall continue for a period of five (5) Business Days.

(c)Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d)Default in Performance of Certain Covenants. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 8.1, 8.2(a), 8.2(b), 8.3(a), 8.4, 8.12, 8.14, 8.15, 8.17, 8.19, 8.20 or Article IX.

(e)Default in Performance of Other Covenants and Conditions. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Administrative Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.

(f)Indebtedness Cross-Default. Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition referred to in clause (i) or clause (ii) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become redeemable, due, liquidated or otherwise payable prior to its stated maturity(whether upon acceleration or otherwise) and/or to be secured by cash collateral; provided that so long as the Obligations under this Agreement have not been accelerated and no remedies have been exercised in accordance with the Loan Documents as a result of an Event of Default arising solely under this Section 10.1(f), then upon the express written waiver of such default in the observance or performance of any other agreement or condition relating to any Indebtedness giving rise to an Event of Default under this Section 10.1(f), such Event of Default under this Section 10.1(f) shall be considered immediately and automatically waived hereunder.

(g)Change in Control. Any Change in Control shall occur.

(h)Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary (other than an Immaterial Subsidiary) thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary (other than an Immaterial Subsidiary) thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including an order for relief under such federal bankruptcy laws) shall be entered.

(j)Failure of Agreements. Other than with respect to any provisions relating to Subordinated Indebtedness addressed by clause (n) below, any provision of this Agreement or any provision of any other Loan Document shall for any reason (other than as expressly permitted hereunder or satisfaction in full of the Obligations (other than contingent indemnification and cost reimbursement obligations not then due)) cease to be in full force and effect in all material respects (including, without limitation, in connection with the termination or attempted termination by any Credit Party of the Guaranty Agreement), or any Credit Party or any Subsidiary thereof shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in the Collateral with the aggregate book value greater than the Threshold Amount (but not in any event, greater than $5,000,000 in respect of Collateral of the type which is included in the Borrowing Base), purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file UCC continuation statements.

(k)ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment within 30 days following the due date of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions to a Pension Plan, and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event resulting in liability to any Credit Party in excess of the Threshold Amount or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.

(l)Judgment. (i) A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of sixty (60) consecutive days after the entry thereof, (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a part of the property of any Credit Party with an aggregate value in excess of the Threshold Amount and the same shall not be released, stayed, vacated or otherwise dismissed within sixty (60) consecutive days after issue or levy ; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens, executions or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied

(m)[Reserved].

(n)Subordination; Intercreditor Agreement. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness in excess of $5,000,000, or provisions of any intercreditor agreement entered into by Administrative Agent after the date hereof with respect to Indebtedness of the Credit Parties (any such provisions, the “Intercreditor Provisions”), shall, in whole or in any material part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness (in each case other than as a result of the termination of such agreement as to such holder in accordance with its terms); or (ii) any Borrower or any other Credit Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Credit Parties, or (C) in the case of Subordinated Indebtedness referred to in clause (i) above, that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Credit Party, shall be subject to any of the Intercreditor Provisions.

(o)Credit Card Agreements. Any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to such Borrower of amounts due or to become due to such Borrower or shall cease or suspend such payments, or shall send notice to such Borrower that it is terminating its arrangements with such Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within one-hundred and twenty (120) days after the date of any such notice.

SECTION 10.2Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Administrative Borrower:

(a)Acceleration; Termination of Credit Facility. Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that, upon the occurrence of an Event of Default specified in Section 10.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to one hundred two percent (102%) of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrowers.

(c)General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 10.3Rights and Remedies Cumulative; Non-Waiver; etc.

(a)The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.4Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations (including any payments received by the Administrative Agent with respect to the Guaranty or any intercreditor or subordination agreement) and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations (excluding the Other Liabilities) constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations (excluding the Other Liabilities) constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances and other Overadvances pursuant to Section 2.7;

Fourth, to the extent that Swingline Loans have not been refinanced by a Revolving Credit Loan, payment to the Swingline Lender of that portion of the Secured Obligations constituting accrued and unpaid interest on the Swingline Loans;

Fifth, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and to Cash Collateralize any L/C Obligations then outstanding, ratably among the Lenders and the Issuing Lenders, in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause Eighth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Other Liabilities shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable provider of Bank Products or Cash Management Services, as the case may be. Each provider of Bank Products or Cash Management Services not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

SECTION 10.5Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

SECTION 10.6Credit Bidding.

(a)The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b)Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, Uniform Commercial Code sales or other similar dispositions of Collateral.

SECTION 10.7Intercreditor and Subordination Agreements. Each of the Lenders from time to time party to this Agreement hereby confirms and reaffirms the irrevocable authority of the Administrative Agent to execute, deliver and act on their behalf in respect of each intercreditor agreement and subordination agreement and each supplement, modification, amendment, restatement or extension thereto, in connection with the incurrence by any Credit Party of any Subordinated Indebtedness or other Indebtedness contemplated under Section 9.1, as applicable. Each Lender agrees to be bound by the terms and provisions of any such intercreditor or subordination agreement. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce any intercreditor agreement, subordination agreement or guaranty, it being understood and agreed that all powers, rights and remedies under any intercreditor agreement, any subordination agreement and any guaranty may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms thereof.

SECTION 10.8Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures or cause any of the foregoing (through Affiliates or otherwise), with respect to any Collateral or any other property of any such Credit Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.8 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.1Appointment and Authority.

(a)Each of the Lenders and each Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents (other than the Hedge Agreements) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither Holdings nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential provider of Bank Products or Cash Management Services) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the Administrative Agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 11.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3Exculpatory Provisions.

(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower or any of their respective Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by Holdings, a Borrower, a Lender or an Issuing Lender.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including any report provided to it by an Issuing Lender pursuant to Section 3.8), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).

SECTION 11.4Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an

Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Holdings and the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 11.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub- agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 11.6Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Administrative Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

SECTION 11.7Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

SECTION 11.9Collateral and Guaranty Matters.

(a)Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential provider of Bank Products or Cash Management Services) irrevocably authorize the Administrative Agent, and the Administrative Agent agrees that it will:

(i)release any Lien on any Collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) Other Liabilities as to which arrangements satisfactory to the applicable provider of Bank Products or Cash Management Services shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2;

(ii)subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.2(h);

(iii)release any Credit Party (other than Holdings) from its obligations under the Loan Documents if such Person becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that (A) no such release shall occur if any such Person continues to Guarantee any Indebtedness in excess of the Threshold Amount of a Credit Party (or, in each case, any permitted refinancing thereof) and (B) no such release shall occur solely as a result of a Credit Party no longer being a direct or indirect Wholly-Owned Subsidiary of a Credit Party; and

(iv)release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10Documents Evidencing Bank Products. No provider of Bank Products or Cash Management Services that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to documents evidencing Bank Products or Cash Management Services unless the Administrative Agent has received written notice of such documents, together with such supporting documentation as the Administrative Agent may request, from such applicable provider of Bank Products or Cash Management Services, as the case may be.

SECTION 11.11Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent's instructions.

SECTION 11.12Indemnification of Administrative Agent. Without limiting the obligations of the Credit Parties hereunder, the Lenders hereby agree to indemnify the Administrative Agent, the Issuing Lender and any Related Party, as the case may be (to the extent not reimbursed by the Credit Parties and without limiting, or increasing, the indemnification obligations of Credit Parties hereunder), ratably according to their Revolving Credit Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent, the Issuing Lender and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Administrative Agent, the Issuing Lender and their Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, the Issuing Lender’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

SECTION 11.13Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

SECTION 11.14Reports and Financial Statements. By signing this Agreement, each Lender:

(a)agrees to furnish the Administrative Agent with such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

(b)is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all Borrowing Base Certificates and financial statements required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);

(c)expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties' books and records, as well as on representations of the Credit Parties’ personnel;

(e)agrees to keep all Reports confidential in accordance with the provisions of Section 12.10 hereof; and

(f)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the

Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1Notices.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrowers:

Boot Barn, Inc.

15345 Barranca Pkwy

Irvine, CA 92618

Attention: Jim Watkins

Telephone No.: 949.453.4428

E-mail: jwatkins@bootbarn.com

With copies to, which copies shall not constitute notice:

Morgan, Lewis & Bockius LLP

Plaza Tower, 18th Floor

600 Anton Boulevard

Costa Mesa, California 92626

Attention: Steven L. Miller

Telephone No.: 213.680.6562

Facsimile No.: 213.680.6499

E-mail: steve.miller@morganlewis.com

If to Wells Fargo as Administrative Agent:

Wells Fargo Bank, National Association

125 High Street, Suite 1100

Boston, Massachusetts 02110

Attention: Portfolio Manager – Boot Barn
Telephone No.: 617-854-7283

Facsimile No.: 855-461-3726

E-mail: peter.foley@wellsfargo.com

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Administrative Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)Platform.

(i)Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.

(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non- infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the

Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f)Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States federal or state securities laws.

SECTION 12.2Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and the Borrowers; provided, that no amendment, waiver or consent shall:

(a)increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 6.2 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(b)waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(c)reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of any Borrower to pay interest at the rate set forth in Section 5.1(b)(i) during the continuance of a Specified Event of Default, (ii) to waive any Default or Event of Default or (iii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

(d)(i) change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby or (ii) change Section 5.4 or any other applicable provision of the Credit Agreement in a manner that would alter the agreement of the Administrative Agent to distribute to each Lender payments from the Borrowers for the account of such Lender received by the Administrative Agent, in each case without the written consent of each Lender directly and adversely affected thereby;

(e)except as otherwise permitted by this Section 12.2 change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders,” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f)modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for which a Permitted Overadvance may remain outstanding without the written consent of each Lender;

(g)increase any advance rate percentage set forth in the definition of “Borrowing Base” without the written consent of each Lender; or otherwise change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written consent of the Supermajority Lenders, provided, that, the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

(h)release (i) (A) Holdings, (B) all of the Subsidiary Guarantors or (C) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the Guaranty Agreement (other than as authorized in Section 11.9) or (ii) any Borrower from the Credit Agreement, in each case without the written consent of each Lender;

(i)release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such amendment or waiver, (vi) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a purely technical nature in any such provision, and (vii) any amendment contemplated by Section 5.1(c) or Section 5.16 in connection with the use or administration of Term SOFR or a Benchmark Transition Event, as applicable, shall be effective as contemplated by such Section 5.1(c) or Section 5.16, as applicable. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Credit Party.

SECTION 12.3Expenses; Indemnity.

(a)Costs and Expenses. Each Borrower and each other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arranger and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (promptly following presentation of a summary statement), (ii) all reasonable and documented out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder (promptly following presentation of a summary statement) and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (in each case, following presentation of a summary statement or any Transaction Document). Notwithstanding the foregoing, in no event will the Credit Parties be liable for the costs and expenses of more than one firm of legal counsel for the Administrative Agent, the Arranger and the Lenders collectively (and one additional firm of local counsel in each applicable jurisdiction) unless representation by one such firm would present actual or potential conflicts of interest, in which case the Credit Parties will be liable for costs and expenses of one firm of legal counsel for each affected party (and, if reasonably necessary, one additional firm of local counsel in each applicable jurisdiction for each such affected party). All such costs and expenses set forth in this Section 12.3(a) shall be referred to, collectively, as the “Secured Party Expenses”.

(b)Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, penalties, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document if the Borrowers or such Credit Party has obtained a final and nonappeable judgment in its favor on such claim as determined by a court of competent jurisdiction or (C) relate to any dispute solely among Indemnitees and their Related Parties (other than (1) any claims against any agent or arranger in its respective capacity or fulfilling its role as an agent or arranger or any similar role hereunder and (2) any claims arising out of any act or omission on the part of any

Borrower or its Subsidiaries or Affiliates), if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding the foregoing, in no event will the Credit Parties be liable for the costs and expenses of more than one firm of legal counsel for all Indemnitees (and one additional firm of local counsel in each applicable jurisdiction) unless representation by one such firm would present actual or potential conflicts of interest, in which case the Credit Parties will be liable for costs and expenses of one firm of legal counsel for each affected party (and, if reasonably necessary, one additional firm of local counsel in each applicable jurisdiction for each such affected party).

(c)Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Credit Party or Indemnitee shall assert, and each Credit Party and Indemnitee hereby waives, any claim against any Indemnitee or Credit Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Credit Party or Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing in this clause (d) shall limit the Credit Parties’ indemnification and reimbursement obligations to the extent set forth in this Agreement.

(e)Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f)Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 12.4Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) (other than Excluded Accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Credit Party against any and all of the obligations of the Borrowers or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Administrative Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.5Governing Law; Jurisdiction, Etc.

(a)Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)Submission to Jurisdiction. Each Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 12.6Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 12.7Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 12.8Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act. In addition, Administrative Agent and each Lender shall have the right to periodically conduct due diligence on all Credit Parties, their senior management and key principals and legal and beneficial owners. Each Credit Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Administrative Agent shall constitute Secured Party Expenses hereunder and be for the account of Borrowers.

SECTION 12.9Successors and Assigns; Participations.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided, that,, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Administrative Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such tenth (10th) Business Day;

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)the consents of the Issuing Lenders and the Swingline Lender shall be required for the assignment of any Commitment.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative

Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made to (A) Holdings or any of its Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or any Borrower or any of a Borrower’s Subsidiaries or Affiliates, which shall be null and void.)

(c)Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Administrative Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or any Borrower or any of their Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.2(a), (b), (c) or (d) that directly and adversely affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (B) of this Section; and (b) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 12.10Treatment of Certain Information; Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its Approved Funds and to its and their Related Parties (who need to know such Information) (to the extent such persons are informed of the confidential nature of such Information and are either subject to customary confidentiality obligations of employment or professional practice or agree to comply with the provisions of this Section), (b) upon the request or demand of any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case, the Administrative Agent or the applicable Lender shall, to the extent permitted by Applicable Law use commercially reasonable efforts to inform the Administrative Borrower promptly in advance thereof, (c) to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative or compulsory proceeding or process (including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with Securities and Exchange Commission filing requirements), in which case, the Administrative Agent or the applicable Lender shall, to the extent permitted by Applicable Law use commercially reasonable efforts to inform the Administrative Borrower promptly in advance thereof, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any agreement evidencing Bank Products or Cash Management Services, or any action or proceeding relating to this Agreement, any other Loan Document or any such Agreement, or the enforcement of rights hereunder or thereunder, in which case, the Administrative Agent or the applicable Lender shall, to the extent permitted by Applicable Law, use commercially reasonable efforts to inform the Administrative Borrower promptly in advance thereof, (f) to actual or potential lenders, assignees, Participants or derivative investors in the Credit Facility who agree (including by “click-through” acceptance of confidentiality terms on electronic transmission systems) to be bound by the terms of this Section or substantially similar confidentiality provisions (or confidentiality provisions customarily used in connection with the syndication of the Credit Facility), (g) to S&P and Moody’s in connection with rating Holdings or its Subsidiaries or the Credit Facility, (h) to industry trade organizations (limited to the names of Holdings or any of its Subsidiaries or of their Affiliates, and the amount, type of credit facility, title and closing date of the Credit Facility) for inclusion in league table measurements, (i) to the extent any of such Information is publicly available, to Gold Sheets and other publications or for its marketing materials, with such information to consist of deal terms and other information customarily found in such publications or marketing materials and including the use of the corporate name and logo of any Borrower or Guarantor in “tombstones” or other advertisements, marketing materials or public statements, (j) with the consent of Administrative Borrower, (k) to the extent that such Information (i) becomes publicly available other than by reason of disclosure by the Administrative Agent, any Lender or any of their respective Related Parties as a result of a breach of this Section, (ii) becomes available to the Administrative Agent or any Lender or any of their respective Approved Funds or Related Parties on a non-confidential basis from a source other than Holdings and its Subsidiaries or on behalf of Holdings or any of its Subsidiaries and, to the knowledge of Administrative Agent, such Lender or their respective Approved Funds or Related Parties, not in violation of any confidentiality agreement or obligation owed to Holdings or any of its Subsidiaries, (iii) was available to Administrative Agent or any Lender or any of their respective Approved Funds or Related Parties on a non-confidential basis prior to its disclosure to Administrative Agent or any Lender or any of their respective Approved Funds or Related Parties by Holdings, any of its Subsidiaries or any of their Affiliates or (iv) was independently developed by Administrative Agent or any Lender or any of their respective Approved Funds or Related Parties without reliance on confidential Information, (l) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Credit Party or any

Subsidiary thereof; provided, that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.11Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 12.12All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 12.13Survival.

(a)All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 12.14Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 12.15Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.16Counterparts; Integration; Effectiveness; Electronic Execution.

(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.

(b)Electronic Execution of Assignments. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.17Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the Issuing Lender) and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 12.18USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.

SECTION 12.19Independent Effect of Covenants. Each Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the no Borrower shall engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, such Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.

SECTION 12.20No Advisory or Fiduciary Responsibility.

(a)In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between any Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arranger and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arranger or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the any Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arranger or the Lenders has any obligation to any Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arranger and the Lenders and their respective

Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of any Borrower and its Affiliates, and none of the Administrative Agent, the Arranger or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arranger and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)Each Credit Party acknowledges and agrees that each Lender, the Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrowers, the Parent, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an Administrative Agent or any other person with any similar role under any credit facility) and without any duty to account therefor to any other Lender, the Arranger, the Parent, any Borrower or any Affiliate of the foregoing. Each Lender, the Arranger and any Affiliate thereof may accept fees and other consideration from the Parent, any Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facility or otherwise without having to account for the same to any other Lender, the Arranger, the Parent, any Borrower or any Affiliate of the foregoing.

SECTION 12.21Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on Holdings or any of its Subsidiaries or further restricts the rights of Holdings or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 12.22Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 12.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.22, or otherwise under the Guaranty Agreement, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 12.22 constitute, and this Section 12.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 12.23Designation of Administrative Borrower as Borrowers’ Agent.

(a)Each Borrower hereby irrevocably designates and appoints Boot Barn, Inc. as such Borrower’s agent to obtain Credit Extensions (the “Administrative Borrower”), the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to Administrative Agent and each other Secured Party on account of Credit Extensions so made as if made directly by the Administrative Agent to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Administrative Borrower and of any other Borrower. In addition, each Credit Party other than the Borrowers hereby irrevocably designates and appoints the Administrative Borrower as such Credit Party’s agent to represent such Credit Party in all respects under this Agreement and the other Loan Documents.

(b)Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c)The Administrative Borrower shall act as a conduit for each Borrower on whose behalf the Administrative Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Secured Party shall have any obligation to see to the application of such proceeds therefrom.

SECTION 12.24[Reserved].

SECTION 12.25Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 12.26Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime,

Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 12.27Erroneous Payments.

(a)Each Lender, each Issuing Lender, each other provider of Bank Products and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any provider of Bank Products (or the Lender which is an Affiliate of a Lender, Issuing Lender or provider of Bank Products) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or provider of Bank Products (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 12.27(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Administrative Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.9 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 12.27 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Credit Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 12.27 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)The provisions of this Section 12.27 to the contrary notwithstanding, (i) nothing in this Section 12.27 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that the Administrative Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment

Recipient, as a result of the exercise by the Administrative Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

(h)Subject to clause (e) above, nothing in this Section 12.27 shall be deemed to increase, limit or otherwise modify the Obligations of the Loan Parties under the Loan Documents.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BOOT BARN HOLDINGS, INC., as Holdings

By:
Name:
Title:

SHEPLERS HOLDING LLC, as Guarantor

By:
Name:
Title:

BOOT BARN, INC., as a Borrower

By:
Name:
Title:

SHEPLERS, LLC, as a Borrower

By:
Name:
Title:

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:
Name:
Title:

JP MORGAN CHASE BANK, N.A., as a Lender

By:
Name:	Jolinda N. Walden
Title:	Authorized Signer

EXHIBIT B

FORM OF NOTICE OF BORROWING

Dated as of: __________________

Wells Fargo Bank, National Association,

as Administrative Agent

One Boston Place, 18th Floor

Boston, Massachusetts 02108

Attention: Portfolio Manager – Boot Barn

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.3(a) of the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Boot Barn Holdings, Inc., a Delaware corporation (“Holdings”), Sheplers Holding LLC, a Delaware limited liability company, formerly known as Sheplers Holding Corporation, a Delaware corporation (“Sheplers Holding”), Boot Barn, Inc., a Delaware corporation (“Boot Barn” or “Administrative Borrower”) and Sheplers, LLC, a Kansas limited liability company, formerly known as Sheplers, Inc., a Kansas corporation (“Sheplers” together with Boot Barn, each individually a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.The Administrative Borrower hereby requests that the Lenders make [a Revolving Credit Loan][a Swingline Loan] to the Borrowers in the aggregate principal amount of $            .1

2. The Administrative Borrower hereby requests that such Loan(s) be made on the following Business Day:   .2

3.The Administrative Borrower hereby requests that such Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan[3]	Interest Rate	Interest Period (Term SOFR only)
[Base Rate or Term SOFR][4]

4. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan(s) requested herein) does not exceed the maximum amount permitted

1Complete with an amount in accordance with Section 2.3 or Section 5.13, as applicable, of the Credit Agreement.

2Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for Revolving Credit Loans or Swingline Loans.

3Complete with the Dollar amount of that portion of the overall Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate, $8,000,000 may be requested at Term SOFR with an interest period of three months and $7,000,000 may be requested at Term SOFR with an interest period of one month).

4Complete with (i) the Base Rate or Term SOFR for Revolving Credit Loans, or (ii) the Base Rate for Swingline Loans

to be outstanding pursuant to the terms of the Credit Agreement.

5. All of the conditions set forth in Section 6.2(b) of the Credit Agreement have been satisfied as of the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

BOOT BARN, INC., as Administrative Borrower

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

Dated as of: _______________

Wells Fargo Bank, National Association,

as Administrative Agent

One Boston Place, 18th Floor

Boston, Massachusetts 02108

Attention: Portfolio Manager – Boot Barn

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, Sheplers Holding LLC, a Delaware limited liability company (formerly known as Sheplers Holding Corporation, a Delaware corporation), Boot Barn, Inc., a Delaware corporation (“Boot Barn” or “Administrative Borrower”) and Sheplers, LLC, a Kansas limited liability company, formerly known as Sheplers, Inc., a Kansas corporation (“Sheplers” together with Boot Barn, each individually a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender (“Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Loan to which this Notice relates is a Revolving Credit Loan.

2.This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

Converting all or a portion of a Base Rate Loan into a SOFR Rate Loan
Outstanding principal balance:	$
Principal amount to be converted:	$
Requested effective date of conversion:
Requested new Interest Period:

Converting all or a portion of a SOFR Rate Loan into a Base Rate Loan
Outstanding principal balance:	$
Principal amount to be converted:	$
Last day of the current Interest Period:
Requested effective date of conversion:

Continuing all or a portion of a SOFR Rate Loan as a SOFR Rate Loan
Outstanding principal balance:	$

Principal amount to be continued:	$
Last day of the current Interest Period:
Requested effective date of continuation:
Requested new Interest Period:

3. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

BOOT BARN, INC., as Administrative Borrower

By:
Name:
Title:

Exhibit B

to

Amendment No. 4 to Credit Agreement

Amended Collateral Agreement

Exhibit B

to

Amendment No. 4 to Credit Agreement and

Amendment No. 2 to Collateral Agreement

COLLATERAL AGREEMENT

dated as of June 29, 2015,

as amended through July 11, 2022

by and among

BOOT BARN HOLDINGS, INC.,

BOOT BARN, INC.,

SHEPLERS HOLDING LLC ,

SHEPLERS, LLC

and certain of their Subsidiaries,

as Grantors,

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

(ii)

EXHIBITS

EXHIBIT 1	Form of Copyright Security Agreement
EXHIBIT 2	Form of Patent Security Agreement
EXHIBIT 3	Form of Trademark Security Agreement

SCHEDULES:

Schedule 3.6

Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office; Locations of Inventory, Equipment and Fixtures; Locations of Books and Records

Schedule 3.8	Chattel Paper; Instruments; Negotiable Documents; Letter-of-Credit Rights
Schedule 3.9	Commercial Tort Claims
Schedule 3.10	Deposit Accounts and Securities Accounts Schedule 3.11 Intellectual Property
Schedule 3.13	Equity Interests Held Directly by Grantors

(iii)

COLLATERAL AGREEMENT (this “Agreement”), dated as of June 29, 2015, by and among BOOT BARN HOLDINGS, INC., a Delaware corporation (“Boot Holdings”), BOOT BARN, INC., a Delaware corporation (“Boot Barn”), SHEPLERS HOLDING LLC, a Delaware limited liability company, formerly known as Sheplers Holding Corporation, a Delaware Corporation (“Sheplers Holdings”) and SHEPLERS, LLC, a Kansas limited liability company, formerly known as Sheplers, Inc., a Kansas corporation (“Sheplers” together with Boot Barn, each individually a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), any Additional Grantor (as defined below) who may become party to this Agreement (such Additional Grantors, collectively, with Boot Holdings, Sheplers Holdings and the Borrowers, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement identified below).

STATEMENT OF PURPOSE

Pursuant to the Credit Agreement dated as of the date hereof by and among Boot Holdings, Sheplers Holdings, the Borrowers, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to make Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein.

Pursuant to the terms of the Guaranty Agreement, Boot Holdings, Sheplers Holdings and certain Subsidiaries of Boot Holdings who are parties hereto have guaranteed the payment and performance of the Secured Obligations.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1Terms Defined in the UCC.

(a)The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in the Credit Agreement) as in effect from time to time: “Accession”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Farm Products” “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Investment Company Security”, “Investment Property”, “Letter-of-Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Securities Account”, “Securities Entitlement”, “Securities Intermediary”, “Security”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.

(b)Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

SECTION 1.2Definitions.The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary of a Grantor which hereafter becomes a Grantor pursuant to Section 7.18 (as required pursuant to Section 8.13 of the Credit Agreement).

“Administrative Agent” has the meaning assigned thereto in the Preamble to this Agreement.

“Agreement” means this Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15 and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

“Borrower” or “Borrowers” has the meaning assigned thereto in the Preamble to this Agreement.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” has the meaning assigned thereto in Section 5.2.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Administrative Agent, in substantially the form of Exhibit 1.

“Copyrights” means, collectively, all of the following owned by any Grantor: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, and (e) all rights corresponding to any of the foregoing throughout the world.

“Copyright Licenses” means any agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.11, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Excluded Assets” has the meaning assigned thereto in clause (ii) of the first proviso to Section 2.1.

“Excluded Equity Interests” means any Equity Interests to the extent constituting Excluded Assets.

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“Grantors” has the meaning assigned thereto in the Preamble of this Agreement.

“Intellectual Property” means, collectively, all of the following: (a) all systems software and applications software owned by any Grantor, all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (b) all concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development owned by any Grantor, (c) all Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (d) other licenses by or to any Grantor (except for any off-the-shelf software licenses) to use any of the items described in the foregoing clauses (a) and (b) to the extent not otherwise covered by the licenses described in the foregoing clause (c).

“Issuer” means any Subsidiary that is an issuer of any Equity Interests included in the Collateral (including, without limitation, any Issuer as defined in the UCC).

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned by such Grantor, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Administrative Agent, in substantially the form of Exhibit 2.

“Patents” means collectively, all of the following owned by any Grantor: (a) all patents, all inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.11, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Patent License” means all agreements now or hereafter in existence providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.11.

“Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3.

“Secured Obligations” means the “Secured Obligations” as defined in the Credit Agreement.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Interests” means the security interests granted pursuant to Article II, as well as all

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other security interests created or assigned as additional security for any of the Secured Obligations pursuant to the provisions of any Loan Document.

“Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Administrative Agent, in substantially the form of Exhibit 3.

“Trademarks” means, collectively, all of the following of any Grantor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith anywhere in the world, including, without limitation, those listed on Schedule 3.11, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Trademark License” means any agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.11.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.

SECTION 1.3Other Definitional Provisions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (m) where the context requires, terms

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relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. Any reference in this Agreement to the satisfaction, repayment, or payment in full of the Secured Obligations (or to the Secured Obligations being paid in full), or words of similar import, shall have the meaning as set forth in Section 1.2 of the Credit Agreement.

ARTICLE II

SECURITY INTEREST

SECTION 2.1Grant of Security Interest.

Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the benefit of itself and the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, after giving effect to the Excluded Assets, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)all Accounts;

(b)all cash and currency;

(c)all Chattel Paper;

(d)all Commercial Tort Claims identified on Schedule 3.9 (as updated from time to time);

(e)all Deposit Accounts;

(f)all Documents;

(g)all Equipment;

(h)all Fixtures;

(i)all General Intangibles;

(j)all Instruments;

(k)all Intellectual Property;

(l)all Inventory;

(m)all Investment Property;

(n)all Letter-of-Credit Rights;

(o)all Vehicles;

(p)all other Goods not otherwise described above;

(q)all books and records pertaining to the Collateral; and

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(r)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing;

provided, that the Security Interests granted herein shall not attach to, and the term “Collateral” shall not include (all of the following, “Excluded Assets”): (i) any Equity Interests issued by any Foreign Subsidiary in excess of sixty-five percent (65%) of all issued and outstanding shares of all classes of voting Equity Interests of such Foreign Subsidiary (or, such greater percentage as would not result in adverse federal income tax consequences for Boot Holdings or any other Grantor), (ii) any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person, (iii) any intent-to-use trademark application prior to the filing and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or its resulting registration under applicable federal law, (iv) any Equity Interests to the extent that granting of a security interest thereon would be prohibited by Applicable Law, or (v)(A) any rights under any lease, instrument, contract or agreement of any Grantor, (B) any property subject to a purchase money security interest or similar arrangement or (C) any Equity Interests in any joint venture or non-Wholly-Owned Subsidiary, in each case under this clause (iv), to the extent that the granting of a security interest therein would (I) be prohibited by Applicable Law, (II) be prohibited or restricted under the express terms of such lease, instrument, contract or agreement, purchase money arrangement or joint venture or organizational documents governing such Equity Interests, or (III) result in a breach of the terms of, constitute a default under the express terms of or create a right of termination in favor of any party (other than Boot Holdings or any Subsidiary) to any such lease, instrument, contract or agreement governing such right, any such purchase money arrangement, or any such joint venture or organizational documents governing such Equity Interests, unless (x) such prohibition, restriction, breach, default or right of termination is not enforceable or is otherwise rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law (including any Debtor Relief Laws) or principles of equity) or (y) consent to such security interest has been obtained from any applicable third party; provided further, that the foregoing proviso shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in, and the term “Collateral” shall include, any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets); and provided further, that notwithstanding anything to the contrary contained in the foregoing two provisos, the Security Interests granted herein shall immediately and automatically attach to, and the term “Collateral” shall immediately and automatically include (and the term “Excluded Assets” shall no longer include) (1) any such intent-to-use trademark application upon the filing and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (2) the rights under any such lease, instrument, contract or agreement, the property subject to any such purchase money arrangement, the Equity Interests in any such joint venture or non-Wholly- Owned Subsidiary at such time as the applicable prohibition, restriction, breach, default or right of termination is no longer enforceable or effective or is waived or consent to such security interest has been obtained from any applicable third party; and (3) the Equity Interests in each such joint venture and non-Wholly-Owned Subsidiary at such time that all of the Equity Interests in such Person are owned by one or more Grantors.

Notwithstanding the foregoing, the payment and performance of the Obligations shall not be secured by any Hedge Agreement between any Grantor and any Secured Party.

SECTION 2.2Provisions Relating to Equity Interests.

(a)Each Issuer party to this Agreement agrees to be bound by the terms of this Agreement relating to the Equity Interests issued by it and will comply with such terms insofar as such terms are applicable to it and consents to such pledge of such Equity Interests. In the case of each Grantor which is

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a partner in a partnership, such Grantor hereby consents to the extent required and the applicable partnership agreement (i) to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged partnership interests in such partnership and (ii) upon three (3) Business Days prior written notice by the Administrative Agent to the Administrative Borrower following the occurrence and during the continuance of an Event of Default, to the transfer of such pledged partnership interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member, manager or managing member of a limited liability company, such Grantor hereby consents to the extent required by the applicable limited liability company agreement (i) to the pledge by each other Grantor, pursuant to the terms hereof, of the pledged limited liability company interests in such limited liability company and (ii) upon three (3) Business Days prior written notice by the Administrative Agent to the Administrative Borrower following the occurrence and during the continuance of an Event of Default, to the transfer of such pledged limited liability company interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member, manager or managing member, as applicable, of the limited liability company with all the rights, powers and duties of a member, manager or managing member of the limited liability company in question.

(b)No Grantor shall agree to any provision in, or amendment of, a limited liability company agreement or partnership agreement that adversely affects the perfection of the security interest of the Administrative Agent in any pledged partnership interests or pledged limited liability company interests pledged by such Grantor hereunder.

SECTION 2.3Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent nor any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:

SECTION 3.1Organization; Power; Qualification. Each Grantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in the case of preceding clauses (b) and (c) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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SECTION 3.2Authorization of Agreement; Compliance With Laws; Non Contravention. Each Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor, and this Agreement, upon execution, will constitute the legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. The execution, delivery and performance by the Grantors of this Agreement does not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Grantor where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Grantor, (c) conflict with, result in a breach of or constitute a default under any Material Contract to which any Grantor is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Grantor other than Permitted Liens.

SECTION 3.3Governmental Approvals. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Issuer of this Agreement, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (c) filings under the UCC and/or the Assignment of Claims Act and (d) approvals, consents, exemptions, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.4Perfected First Priority Liens. Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate offices of the states specified on Schedule 3.6. The acceptance for filing of such financing statements and the filing of any necessary registrations, recordations and notices with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, is sufficient to perfect the Security Interests granted pursuant to this Agreement in that portion of the Collateral as comprises (a) Collateral under the UCC with respect to which a security interest may be perfected by filing of financing statements pursuant to the UCC and (b) Intellectual Property in which a security interest may be perfected by the filing of necessary registrations, recordations or notices thereof with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. Upon such perfection, and, as applicable, the timely filing thereafter by the Administrative Agent of UCC continuation statements in the appropriate UCC filing office, such perfected security interest shall be prior to all other Liens, except Permitted Liens.

SECTION 3.5Title, No Other Liens. Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens.

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SECTION 3.6State of Organization; Locations of Inventory, Equipment and Fixtures; Other Information.

(a)The exact legal name of each Grantor is set forth on Schedule 3.6 (as such schedule may be updated from time to time pursuant to Section 4.3).

(b)Each Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3). The taxpayer identification number and, to the extent applicable, Registered Organization number of each Grantor is set forth on Schedule 3.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3).

(c)All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned or hereafter acquired) is located at, or is in transit to, the locations specified on Schedule 3.6 (as such schedule may be updated from time to time pursuant to Section 4.3), other than Collateral that is disposed of in a transaction not prohibited by the Loan Documents.

(d)The mailing address, chief place of business, chief executive office and office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments (other than bills of lading, bills of sale, or similar instruments) and Investment Property in which it has any interest is located at the locations specified on Schedule 3.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3). No Grantor has any other places of business (other than certain temporary locations) except those separately set forth on Schedule 3.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3).

SECTION 3.7Accounts. To the knowledge of the Grantors, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts, taken as a whole. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than a check) that has not been pledged to the Administrative Agent in accordance with the terms hereof.

SECTION 3.8Chattel Paper; Instruments; Negotiable Documents Letter-of-Credit Rights. Except as set forth on Schedule 3.8 (as such schedule may be updated from time to time pursuant to Section 4.4(c)(iv), Section 4.4(c)(v), Section 4.4(c)(vi) or Section 4.4(c)(vii)) no Grantor (a) holds or is the owner of any Chattel Paper having a value of in excess of $500,000, (b) holds any Instrument (other than bills of lading, bills of sale, or similar instruments) having a face amount in excess of $500,000, (c) holds any negotiable Document (other than bills of lading, bills of sale, or similar instruments) evidencing title to goods having a value in excess of $500,000 or (d) has any Letter-of-Credit Rights with respect to any letter of credit having a face amount in excess of $500,000.

SECTION 3.9Commercial Tort Claims. All Commercial Tort Claims having a potential value in excess of $2,000,000 in which any Grantor is a plaintiff are listed on Schedule 3.9 (as such schedule may be updated from time to time pursuant to Section 4.4(c)(i)).

SECTION 3.10Deposit Accounts and Securities Accounts. All Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts), Securities Accounts (including, without limitation, cash management accounts that are Securities Accounts) and

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lockboxes are listed on Schedule 3.10 (as such schedule may be updated from time to time pursuant to Section 4.4(c)(ii) or Section 4.4(c)(iii)).

SECTION 3.11Intellectual Property.

(a)All United States Copyright registrations (other than Copyright registrations of de minimus value related to seasonal and specialty sales catalogs), Copyright applications (other than Copyright applications of de minimus value related to seasonal and specialty sales catalogs), issued Patents, Patent applications, Trademark registrations and Trademark applications owned by any Grantor in its own name are listed on Schedule 3.11 or have been reported to the Administrative Agent pursuant Section 4.9(c).

(b)Except as set forth in Schedule 3.11, none of the Intellectual Property owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except as could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12Reserved.

SECTION 3.13Equity Interests.

(a)All Equity Interests (other than Excluded Equity Interests and Equity Interests carried in Securities Accounts) held directly by any Grantor (rather than indirectly through a Securities Intermediary) are listed on Schedule 3.13 (as such schedule may be updated from time to time pursuant to Section 4.4(c)(viii)).

(b)All Equity Interests issued by any Issuer to any Grantor and included in the Collateral (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares or units of all classes of such Equity Interests of such Issuer issued to such Grantor.

(c)None of the Partnership/LLC Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account.

ARTICLE IV

COVENANTS

Until the Secured Obligations shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.2, each Grantor covenants and agrees that:

SECTION 4.1Maintenance of Perfected Security Interest; Further Information.

(a)Each Grantor shall take all action that the Administrative Agent may reasonably request in order for the Administrative Agent to maintain the Security Interest created by this Agreement as a first priority perfected (other than with respect to the Excluded Deposit Accounts, Excluded Securities Accounts and Letter-of-Credit Rights of which such Grantor is not required to provide the Administrative Agent Control pursuant to Section 4.6(b)) Security Interest (subject only to Permitted Liens) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens); provided, that, notwithstanding

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anything contained herein to the contrary, no Grantor shall be required to make notations on the certificates of title or take any similar actions with respect to any Vehicles.

(b)Each Grantor will from time to time furnish to the Administrative Agent upon the Administrative Agent’s or any Lender’s reasonable request statements and schedules further identifying and describing the Collateral granted by such Grantor and such other reports in connection therewith as the Administrative Agent or such Lender may reasonably request, all in reasonable detail.

SECTION 4.2Maintenance of Insurance. Each Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 8.6 of the Credit Agreement.

SECTION 4.3Changes in Locations; Changes in Name or Structure. Without duplication of the applicable requirements set forth in Section 8.19 of the Credit Agreement (and the notice required hereunder will be satisfied by any applicable written notice received by Administrative Agent under such Section), no Grantor will, except upon 15 days’ prior written notice to the Administrative Agent (which time period may be reduced by the Administrative Agent in its reasonable discretion by written notice to such Grantor (and such reduction shall automatically apply to Section 8.19 of the Credit Agreement)) and delivery to the Administrative Agent of (a) all additional UCC financing statements or UCC financing statement amendments and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to Schedule 3.6 to this Agreement, change after the date hereof:

(i)its jurisdiction of organization;

(ii)its name, identity or corporate or organizational structure;

(iii)the location of its chief executive office or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments (other than bills of lading, bills of sale, or similar instruments) and Investment Property in which it has any interest from that identified on Schedule 3.6; or

(iv)the location of any Collateral consisting of Inventory, Equipment or Fixtures (whether now owned or hereafter acquired), other than (a) Collateral that is in transit to a location on Schedule 3.6, (b) Collateral that is disposed of in a transaction not prohibited by the Loan Documents, (c) Inventory that is temporarily located at an off-site retail event or other similar location for a period of not longer than sixty (60) days or (d) in connection with the opening of any new Store in the event that such new Store shall consist of Collateral having a value of less than $5,000,000, provided, that, in lieu of the 15 days’ prior written notice required above, notice with respect to a change in location of any Inventory resulting from the opening or closing of Stores shall be reported by Administrative Borrower pursuant to delivery to Administrative Agent, on the same day on which the Administrative Borrower is required to provide an Officer’s Compliance Certificate pursuant to Section 8.2(a) of the Credit Agreement for the most recently ended Fiscal Quarter, of a report setting forth all of the new Stores opened and all Stores closed by Borrowers during the most recently ended Fiscal Quarter, which report shall constitute an update to Schedule 3.6.

SECTION 4.4Required Notifications.Each Grantor shall promptly notify the Administrative Agent, in writing, of (and in the case of clauses (c) and (d), such Grantor shall deliver to the Administrative Agent an updated or new Schedule 3.8, Schedule 3.10, Schedule 3.13 or Schedule 3.14, as applicable): (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate

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value of the Collateral or on the Security Interests and (c) the acquisition, possession, establishment or ownership by such Grantor after the date hereof of any (i) Commercial Tort Claim in which any Grantor is a plaintiff having a potential value in excess of $2,000,000, (ii) any Deposit Account, (iii) any Securities Account, (iv) any Electronic Chattel Paper or Chattel Paper having a value in excess of $500,000, (v) any Instrument (other than bills of lading, bills of sale, or similar instruments) having a face amount in excess of $500,000, (vi) any negotiable Document (other than bills of lading, bills of sale, or similar instruments) evidencing title to goods having a value in excess of $500,000, (vii) any Letter-of-Credit Rights with respect to any letter of credit having a face amount in excess of $500,000 or (viii) any Certificated Securities, Uncertificated Securities or Partnership/LLC Interests evidenced by a certificate (other than Excluded Equity Interests).

SECTION 4.5Delivery Covenants. Each Grantor will deliver (to the extent certificated) and pledge to the Administrative Agent, for the benefit of the Secured Parties, all Certificated Securities, Partnership/LLC Interests evidenced by a certificate, negotiable Documents (other than bills of lading, bills of sale, or similar instruments), Instruments (other than bills of lading, bills of sale, or similar instruments) (in excess of $500,000), and Tangible Chattel Paper (in excess of $500,000), in each case, other than the Excluded Assets or as otherwise acquired, possessed or owned by such Grantor and for which such Grantor is required to notify the Administrative Agent of such Grantor’s acquisition, possession or ownership thereof pursuant to Section 4.4(c), in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, in each case unless such delivery and pledge has been waived in writing by the Administrative Agent.

SECTION 4.6Control Covenants.

(a)[Reserved].

(b)Upon the request of the Administrative Agent, each Grantor will take such actions and deliver all such agreements as are reasonably requested by the Administrative Agent to provide the Administrative Agent with Control of (i) the Letter-of-Credit Rights identified on Schedule 3.8 (as updated from time to time in accordance with Section 4.4(c)(vii)), (ii) each Electronic Chattel Paper identified on Schedule 3.8 (as updated from time to time in accordance with Section 4.4(c)(iv)), and (iii) each Uncertificated Security acquired, possessed or owned by such Grantor for which Grantor is required to notify the Administrative Agent of such Grantor’s acquisition, possession or ownership thereof pursuant to Section 4.4(c), including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

SECTION 4.7Filing Covenants.Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.” .

SECTION 4.8Accounts.

(a)Other than in the ordinary course of business consistent with its past practice or as otherwise determined to be commercially reasonable, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, or (iv) amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof, except where such extension, compromise, settlement, release, credit, discount, amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

(b)Reserved.

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SECTION 4.9Intellectual Property.

(a)Except as consistent with reasonable and customary business practices and as otherwise could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use with respect to those goods or services actually offered under the Trademark, (ii) will generally maintain products and services offered under such Trademark at a level substantially consistent with the quality of the products and services of such Grantor as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) knowingly do any act or omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any material way, (iv) will not knowingly do any act or omit to do any act whereby any issued Patent (owned by such Grantor) would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) knowingly do any act or omit to do any act whereby any registered Copyright (owned by such Grantor) or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired in any material way, and (vi) will not knowingly do any act whereby any material portion of such Copyright may fall into the public domain.

(b)Except as consistent with reasonable and customary business practices and as otherwise could not reasonably be expected to have a Material Adverse Effect, each Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country, but excluding any examination of an application to register any Patent or Trademark by the United States Patent and Trademark Office or Copyright by the United States Copyright Office) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(c)Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property (other than copyright applications of de minimus value related to seasonal and specialty sales catalogs) with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within fifteen Business Days (which time period may be extended by the Administrative Agent in its sole discretion by written notice to such Grantor) after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents,

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and papers as the Administrative Agent may reasonably request to evidence the security interest of the Administrative Agent, for the benefit of the Secured Parties, in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(d)Except as consistent with reasonable and customary business practices and as otherwise could not reasonably be expected to have a Material Adverse Effect, each Grantor will take such actions as such Grantor shall reasonably deem appropriate under the circumstances, at such Grantor’s sole cost and expense and in such Grantor’s sole discretion, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration where reasonably possible) and to maintain each registration of the Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, as applicable and permissible.

(e)In the event that any material Intellectual Property owned by a Grantor is infringed, misappropriated or otherwise violated by a third party, the applicable Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns of such infringement, misappropriation or violation.

(f)Without limiting the rights of Administrative Agent as the holder of a Lien on the Intellectual Property, for the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article V hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Administrative Agent, except if and to the extent that such grant would be prohibited or restricted or result in a breach, default or right of termination as provided in Section 2.1(v), a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property now or hereafter owned by such Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof; provided, however, that the Administrative Agent shall not exercise its rights under such license unless and until the Administrative Agent exercises its rights and remedies under Article V hereof with respect to the Collateral generally.

(g)Upon the reasonable request of Administrative Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Administrative Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Administrative Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby.

(h)The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Administrative Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

SECTION 4.10Equity Interests.

(a)Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable issuer to issue any Equity Interests, except for those additional Equity Interests that will be subject to the Security Interest granted herein in favor of the Administrative Agent, for the benefit of the Secured Parties, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Equity Interests or Proceeds thereof, in each case of (i) and (ii), other than Excluded Equity Interests. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Equity Interests against the claims and demands of all Persons whomsoever.

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(b)If any Grantor shall become entitled to receive or shall receive any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of any Equity Interests included in the Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.

SECTION 4.11Certain Provisions Concerning Accounts. As of the time when each of its Accounts is included in the Borrowing Base as an Eligible Credit Card Receivable each Grantor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, and (iii) are in all material respects in compliance and conform with all applicable material federal, state and local Applicable Laws and Applicable Laws of any relevant foreign jurisdiction.

(b)Each Grantor shall keep and maintain at its own cost and expense materially complete records of each Account, in a manner consistent with the commercially reasonable business judgment, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Administrative Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may (i) transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired, and (ii) make a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts for inspection by any Person that is contemplating acquisition of an interest in the Accounts or the Administrative Agent’s security interest therein in accordance with Applicable Law without the consent of any Grantor; provided that any such Person referred to in clauses (i) and (ii) above shall agree to be bound by the confidentiality provisions set forth in the Credit Agreement.

(c)Each Grantor shall legend, at the request of the Administrative Agent made at any time after the occurrence and during the continuance of any Event of Default and in form and manner

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reasonably satisfactory to the Administrative Agent subject to the terms and conditions of any applicable intercreditor or subordination arrangement, the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been collaterally assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

(d)No Grantor shall rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with commercially reasonable business judgment, or extend or renew any such indebtedness except in the ordinary course of business consistent with commercially reasonable business judgment or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with commercially reasonable business judgment or in accordance with the Credit Agreement without the prior written consent of the Administrative Agent.

(e)Each Grantor shall use commercially reasonable efforts to cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with commercially reasonable business judgment (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Grantor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Grantor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, reasonable and documented attorneys’ fees to the extent required by Section 12.3 of the Credit Agreement) of collection, in any case, whether incurred by any Grantor, the Administrative Agent or any other Secured Party, shall be paid by the Grantors.

SECTION 4.12Further Assurances. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver (or cause to be executed and delivered), and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

SECTION 4.13Burdensome Requirements. Notwithstanding anything to the contrary in this Article IV, if the Administrative Agent and the Borrowers reasonably agree that the cost associated with any of the actions in Section 4.5 or Section 4.6 is excessive or disproportionate to the benefit to the Secured Parties of the security to be afforded thereby, then the Administrative Agent may waive or indefinitely defer the Grantors’ obligations to perform any or all of such actions. Notwithstanding anything else contained in this Agreement to the contrary, the Administrative Agent’s security interest in the Collateral consisting of (x) Inventory in transit, which may or may not be subject to a bill of lading, and (y) bills of lading, bills of sale, or similar instruments, shall not be perfected by any actions other than filing appropriate UCC financing statements in the appropriate filing offices.

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ARTICLE V

REMEDIAL PROVISIONS

SECTION 5.1General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law (subject to any applicable notice requirements set forth in Section 2.2(a) above and Section 5.2(b)(iv) below to the extent applicable). Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold; provided that the Administrative Agent shall conduct any such private sale in a commercially reasonable manner. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands are determined by a court of competent jurisdiction by final nonappealable judgment to have resulted solely from the gross negligence, bad faith or willful misconduct of the Administrative Agent or any other Secured Party, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

SECTION 5.2Specific Remedies.

(a)The Grantor shall continue to collect Grantor’s Accounts; provided that, the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b)Upon the occurrence and during the continuance of an Event of Default:

(i)the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors and parties to the Material Contracts subject to a Security Interest that such Accounts and the

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Material Contracts have been assigned to the Administrative Agent, for the benefit of the Secured Parties;

(ii)upon the reasonable request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance reasonably satisfactory to the Administrative Agent;

(iii)whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted Liens, such Grantor agrees that it will, within three (3) Business Days of such receipt, deposit all such items of payment into a cash collateral account at the Administrative Agent (the “Collateral Account”) or in a Master Concentration Account or Blocked Account at a Blocked Account Bank, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Master Concentration Account or Blocked Account at a Blocked Account Bank, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and the Secured Parties and as property of the Secured Parties, separate from the other funds of such Grantor, and the Administrative Agent shall have the right to transfer or direct the transfer of the balance of each Master Concentration Account and Blocked Account to the Collateral Account. All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;

(iv)the Administrative Agent shall have the right, upon concurrent written notice by the Administrative Agent to the Administrative Borrower following the occurrence, and during the continuance, of any such Event of Default, to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Partnership/LLC Interests included in the Collateral or other Proceeds paid in respect of any Investment Property or Partnership/LLC Interests included in the Collateral, and any or all of such Investment Property or Partnership/LLC Interests may, at the option of the Administrative Agent and the Secured Parties, upon three (3) Business Days prior written notice by the Administrative Agent to the Administrative Borrower following the occurrence, and during the continuance, of any such Event of Default, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or Partnership/LLC Interests at any meeting of shareholders, partners or members or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any issuer thereof upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of such Investment Property or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Agreement with respect to all Investment Property and Partnership/LLC Interests included in the Collateral and to receive all dividends and other distributions which it may be entitled to receive under this Agreement with respect to such Investment Property and

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Partnership/LLC Interests (subject to the applicable notice requirements set forth at the beginning of this clause (iv)): (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote, upon three (3) Business Days prior written notice by the Administrative Agent to the Administrative Borrower following the occurrence and during the continuance of an Event of Default, all or any part of such Investment Property or Partnership/LLC Interests held by such Grantor and to exercise all other rights, powers, privileges and remedies to which a holder of such Investment Property or Partnership/LLC Interests would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective automatically and without the necessity of any further action (including any transfer of such Investment Property or Partnership/LLC Interests on the record books of the issuer thereof) by any other Person (including the issuer of such Equity Interests or any officer or agent thereof) during each period of time that an Event of Default has occurred and is continuing and upon three (3) Business Days prior written notice by the Administrative Agent to the Administrative Borrower following such occurrence and during the continuance of such Event of Default. Each Grantor acknowledges and agrees that the irrevocable proxy granted to the Administrative Agent by such Grantor pursuant to the preceding sentence with respect to the Investment Property or Partnership/LLC Interests held by such Grantor is coupled with an interest and shall be exercisable by the Administrative Agent during each period of time that an Event of Default has occurred and is continuing and upon three (3) Business Days prior written notice by the Administrative Agent to the Administrative Borrower following such occurrence and during the continuance of such Event of Default, regardless of the length of any such period of time. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Equity Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing subject to the applicable notice requirements in this clause (iv) being satisfied and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Equity Interests directly to the Administrative Agent; provided that, with respect to each Grantor, in the event that all continuing Events of Default have been waived by Administrative Agent in writing or at such time as the Secured Obligations shall have been paid in full and the Commitments have been terminated, such Grantor will automatically and immediately have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise with respect to its Equity Interests and all rights of the Administrative Agent to vote all or any part of such Equity Interests will automatically and immediately cease; and

(v)the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any Material Contract in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under the Material Contract.

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(c)Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor and Administrative Borrower of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b) in a manner consistent with the applicable notice requirements set forth in Section 5.2(b), each Grantor shall continue to receive all cash dividends, payments or other distributions made in respect of any Investment Property or Partnership/LLC Interests included in the Collateral, in each case paid in the normal course of business of the relevant issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to such Investment Property and Partnership/LLC Interests.

(d)Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall not, solely as a result of the restricted nature of such sale, be deemed to have been made in a non-commercially reasonable manner and that, except as may be required by Applicable Law, the Administrative Agent shall have no obligation to engage in public sales.

SECTION 5.3Registration Rights.

(a)If the Administrative Agent shall determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the relevant Grantor will cause each applicable Issuer (and the officers and directors thereof) to (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be reasonably sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.

(b)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Restricted Securities Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, solely as a result of the restricted nature of such sale, be deemed to have been made in a non-commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such

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Issuer would agree to do so; provided that any private sale shall be conducted by the Administrative Agent in a commercially reasonable manner.

(c)Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other Applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

SECTION 5.4Application of Proceeds. If an Event of Default shall have occurred, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Secured Obligations (after deducting all reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 10.4 of the Credit Agreement. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Secured Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.5Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VI

THE ADMINISTRATIVE AGENT

SECTION 6.1Appointment of Administrative Agent as Attorney-in-Fact.

(a)Each Grantor hereby irrevocably constitutes and appoints each of the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, effective upon the occurrence and continuance of an Event of Default (in each case, subject to the applicable notice requirements set forth in Section 2.2 and Section 5.2(b) above to the extent applicable), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives each of the Administrative Agent the power and

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right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Security Interests of the Secured Parties therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

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(c)The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement shall be payable by such Grantor to the Administrative Agent on demand.

(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2Duty of Administrative Agent. The sole duty of Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment.

SECTION 6.3Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE VII

ARTICLE VII MISCELLANEOUS

SECTION 7.1Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrowers set forth in Section 12.1 of the Credit Agreement.

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SECTION 7.2Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 12.2 of the Credit Agreement.

SECTION 7.3Expenses, Indemnification, Waiver of Consequential Damages, Etc.

(a)The Grantors, jointly and severally, shall pay all reasonable and documented out- of-pocket expenses incurred by the Administrative Agent and each other Secured Party to the extent the Borrowers would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(b)The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent the Borrowers would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c)The Grantors, jointly and severally, shall indemnify each Indemnitee to the extent the Borrowers would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(d)Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, no Grantor or Indemnitee shall assert, and hereby each Grantor and Indemnitee hereby waives, any claim against any Grantor or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall limit the Credit Parties’ indemnification and reimbursement obligations to the extent set forth in this Agreement and the other Loan Documents.

(e)No Grantor or Indemnitee referred to in this Section 7.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, or the other Loan Documents or the transactions contemplated hereby or thereby; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification and reimbursement obligations to the extent set forth in this Agreement and the other Loan Documents.

(f)All amounts due under this Section 7.3 shall be payable promptly after demand therefor, which demand shall be accompanied by a summary statement thereof.

SECTION 7.4Right of Set Off. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) (other than Excluded Deposit Accounts or Excluded Securities Accounts) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement or any other Loan Document, Hedge Agreement or document evidencing Cash Management Services owing to such Secured Party irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document, Hedge Agreement or document evidencing Cash Management Services and although such obligations of such Grantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such

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indebtedness. The rights of each Secured Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set off) that such Secured Party or its respective Affiliates may have. Each Secured Party agrees to notify such Grantor and the Administrative Agent promptly after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application.

SECTION 7.5Governing Law; Jurisdiction; Venue; Service of Process.

(a)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)Submission to Jurisdiction. Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any other Secured Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c)Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e)Appointment of the Boot Barn as Agent for the Grantors. Each Grantor hereby irrevocably appoints and authorizes Boot Barn to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by Boot Barn of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.

SECTION 7.6Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.7Reserved.

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SECTION 7.8No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the other Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.

SECTION 7.9Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (except as otherwise provided by the Credit Agreement).

SECTION 7.10Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 7.3 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

SECTION 7.11Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 7.12Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.13Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

SECTION 7.14Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof

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and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement or any other Loan Document and those of the Credit Agreement, the provisions of the Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Agreement.

SECTION 7.15Advice of Counsel; No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 7.16Acknowledgements. Each Grantor hereby acknowledges that:

(i)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(ii)it has received a copy of the Credit Agreement and has reviewed and understands same;

(iii)neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iv)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

(b)Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer party to this Agreement agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

SECTION 7.17Releases.

(a)At such time as the Secured Obligations shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.

(b)If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. In the event that all the Equity Interests of any Grantor that is a Subsidiary of any Borrower shall be sold, transferred or otherwise disposed of in a

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transaction permitted by the Credit Agreement, then, at the request of such Borrower and at the reasonable expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that such Borrower shall have delivered to the Administrative Agent, at least 5 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and a description of the sale or other disposition in reasonable detail, together with a certification by such Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

SECTION 7.18Additional Grantors. Each Subsidiary of any Borrower that is required to become a party to this Agreement pursuant to Section 8.13 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.19All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BOOT BARN HOLDINGS, INC., as Grantor

By:
Name:
Title:

BOOT BARN, INC., as Grantor and Issuer

By:
Name:
Title:
Secretary

SHEPLERS HOLDING LLC (F/K/A Sheplers Holding Corporation), as Grantor and Issuer

By:
Name:
Title:

SHEPLERS, LLC (F/K/A Sheplers, Inc.), as Grantor

By:
Name:
Title:

[Signature Pages Continue]

Signature Page to Security Agreement (Boot Barn)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Signature Page to Security Agreement (Boot Barn)

EXHIBIT 1

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this ___ day of ___________, 20__, by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its capacity as Administrative Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Boot Barn, Inc., a Delaware corporation (“Boot Barn”, and, together with the other entities party thereto as borrowers and any person that may from time to time become a party thereto as a borrower, each individually a “Borrower” and collectively, “Borrowers”), certain affiliates of Borrowers, the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and Agent, the Lenders have agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the Lenders are willing to make the financial accommodations to Borrowers as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Secured Parties, that certain Collateral Agreement, dated as of June 29, 2015 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement, and this Copyright Security Agreement shall be subject to the rules of construction set forth in Section 1.3 of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each Secured Party, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a) all of such Grantor’s Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule I;

(b) all renewals or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright or any Copyright exclusively licensed under any Copyright License, including the right to receive damages, or the right to receive license fees, royalties, and other compensation under any Copyright License.

3. SECURITY FOR SECURED OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Law involving any Grantor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new copyright application or issued copyright or become entitled to the benefit of any copyright application, the provisions of this Copyright Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new material copyright rights. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any such new copyright rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement is a Loan Document. This Copyright Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Copyright Security Agreement. Delivery of an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Copyright Security Agreement. Any party delivering an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Copyright Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Copyright Security Agreement.

7. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS COPYRIGHT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 7.5 OF THE SECURITY AGREEMENT,

2

AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:
AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT]

EXHIBIT 2

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this ___ day of ___________, 20__, by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and WELLS FARGO NATIONAL BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as Administrative Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Boot Barn, Inc., a Delaware corporation (“Boot Barn”, and, together with the other entities party thereto as borrowers and any person that may from time to time become a party thereto as a borrower, each individually a “Borrower” and collectively, “Borrowers”), certain affiliates of Borrowers, the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and Agent, the Lenders have agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the Lenders are willing to make the financial accommodations to Borrowers as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that the Grantors shall have executed and delivered to Agent, for the benefit of the Secured Parties, that certain Collateral Agreement, dated as of June 29, 2015 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

8. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement, and this Patent Security Agreement shall be subject to the rules of construction set forth in Section 1.3 of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

9. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each Secured Party, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I;

(b) all divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Patent License, including the right to receive damages, or right to receive license fees, royalties, and other compensation under any Patent License.

10. SECURITY FOR SECURED OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the other Secured Party or any of them, whether or not they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Law involving any Grantor.

11. SECURITY AGREEMENT. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

12. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new material patent rights. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

13. COUNTERPARTS. This Patent Security Agreement is a Loan Document. This Patent Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Patent Security Agreement. Delivery of an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Patent Security Agreement. Any party delivering an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Patent Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Patent Security Agreement.

14. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS PATENT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 7.5 OF THE SECURITY AGREEMENT, AND

2

SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:
AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO PATENT SECURITY AGREEMENT]

EXHIBIT 3

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this ___ day of ___________, 20__, by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as Administrative Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Boot Barn, Inc., a Delaware corporation (“Boot Barn”, and, together with the other entities party thereto as borrowers and any person that may from time to time become a party thereto as a borrower, each individually a “Borrower” and collectively, “Borrowers”), certain affiliates of Borrowers, the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and Agent, the Lenders have agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the Lenders are willing to make the financial accommodations to Borrowers as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that the Grantors shall have executed and delivered to Agent, for the benefit of the Secured Parties, that certain Collateral Agreement, dated as of June 29, 2015 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement, and this Trademark Security Agreement shall be subject to the rules of construction set forth in Section 1.3 of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit each Secured Party, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I;

2

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

(c) all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Trademark License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark License.

3. SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Law involving any Grantor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new material trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement is a Loan Document. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement. Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS TRADEMARK SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER,

3

AND JUDICIAL REFERENCE SET FORTH IN SECTION 7.5 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:
AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title: